                                                                   Exhibit 10.26
                                                                  Execution Copy



                               PURCHASE AGREEMENT


                                  by and among

                               THE STOCKHOLDERS OF
                              DECOMPRAS.COM, INC.,


                                  as "Sellers",


                              DECOMPRAS.COM, INC.,

                                  as "Target",


                                       and

                                 EL SITIO, INC.,


                                   as "Buyer"


Regarding purchase by Buyer of 100% of the issued and outstanding capital stock of


                               DECOMPRAS.COM, INC.



                              Dated: March 10, 2000

                                TABLE OF CONTENTS


         ARTICLE I

                  DEFINITIONS.....................................................................................2
                  1.1      Defined Terms..........................................................................2
                  1.2      Other Defined Terms....................................................................9
                  1.3      Interpretation.........................................................................9
                  1.4      Currency...............................................................................9

         ARTICLE II

                  PURCHASE AND SALE OF SHARES....................................................................10
                  2.1      Transfer of Purchased Capital Stock...................................................10
                  2.2      Consideration for Purchased Capital Stock.............................................10
                  2.3      Cash Purchase Price Adjustment........................................................10
                  2.4      Transfer Restrictions and Escrow Arrangements for Purchased Capital Stock.............11

         ARTICLE III

                  CLOSING........................................................................................12
                  3.1      Closing...............................................................................12
                  3.2      Closing Deliveries....................................................................12
                  3.3      Escrow................................................................................13

         ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES
                  REGARDING SELLERS AND HOLDING COMPANIES........................................................14
                  4.1      Capital Stock.........................................................................14
                  4.2      Due Organization, etc. of Holding Companies...........................................15
                  4.3      Authorization.........................................................................15
                  4.4      No Conflict or Violation..............................................................15
                  4.5      Foreign Corrupt Practices Act.........................................................15
                  4.6      Consents and Approvals; Announcements.................................................16
                  4.7      No Brokers............................................................................16
                  4.8      No Operating Assets...................................................................16
                  4.9      Litigation............................................................................16
                  4.10     Accuracy and Completeness of Information Provided.....................................16

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
         ARTICLE V

                  REPRESENTATIONS AND WARRANTIES
                  REGARDING TARGET AND COMPANY...................................................................17
                  5.1      Organization..........................................................................17
                  5.2      Capital Stock.........................................................................17
                  5.3      Authorization.........................................................................18
                  5.4      Absence of Certain Changes or Events..................................................18
                  5.5      Title to Assets, Etc..................................................................19
                  5.6      Material Contracts....................................................................20
                  5.7      No Conflict or Violation..............................................................20
                  5.8      Financial Statements..................................................................20
                  5.9      Litigation............................................................................21
                  5.10     Liabilities...........................................................................21
                  5.11     Consents and Approvals; Announcements.................................................21
                  5.12     Compliance with Applicable Laws; Permits..............................................22
                  5.13     Intellectual Property.................................................................22
                  5.14     Foreign Corrupt Practices Act.........................................................23
                  5.15     Conduct of Business...................................................................23
                  5.16     Labor Matters.........................................................................23
                  5.17     Employee Benefit Plans and Other Labor Matters........................................24
                  5.18     Transactions with Certain Persons.....................................................26
                  5.19     Taxes.................................................................................26
                  5.20     No Brokers............................................................................27
                  5.21     Products Liability; Product Recall....................................................27
                  5.22     Maintenance of Property; Insurance....................................................27
                  5.23     Environmental Matters.................................................................28
                  5.24     Operating Assets......................................................................29
                  5.25     Absence of Subsidiaries...............................................................29
                  5.26     Accuracy and Completeness of Information Provided.....................................29
                  5.27     No Other Representations or Warranties................................................29

         ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF BUYER........................................................29
                  6.1      Due Organization, etc. of Buyer.......................................................29
                  6.2      Buyer Shares..........................................................................29
                  6.3      Authorization.........................................................................30
                  6.4      Consents and Approvals................................................................30
                  6.5      No Conflict or Violation..............................................................30
                  6.6      No Brokers............................................................................30
                  6.7      Litigation............................................................................30
                  6.8      Financial Capability..................................................................31
                  6.9      SEC Reports and Financial Statements..................................................31
                  6.10     No Other Representations or Warranties................................................31

         ARTICLE VII
                  ACTIONS BY SELLERS, HOLDING COMPANIES, TARGET
                  AND BUYER PRIOR TO THE CLOSING.................................................................32
                  7.1      Management of Target and Company......................................................32
                  7.2      Employment Matters....................................................................32
                  7.3      Investigation by Buyer................................................................33
                  7.4      Conditions to Closing.................................................................34
                  7.5      Regulatory and Other Authorizations; Notices and Consents.............................34
                  7.6      Notification of Certain Matters.......................................................35
                  7.7      Other Proposals or Discussions........................................................36
                  7.8      Employee Matters......................................................................36
                  7.9      Outstanding Share Options of Company Employees........................................36
                  7.10     Resignations of Directors; Auditors...................................................37
                  7.11     Transfer Taxes........................................................................37
                  7.12     Liquidated Damages....................................................................37
                  7.13     Legend on Certificates for Buyer Shares...............................................37
                  7.14     Organization and Transfers of Holding Companies.......................................38
                  7.15     Further Action........................................................................38
                  7.16     Conversion of Preferred Stock.........................................................38

         ARTICLE VIII

                  CONDITIONS TO SELLERS' AND HOLDING COMPANIES' OBLIGATIONS......................................38
                  8.1      Representations, Warranties and Covenants.............................................38
                  8.2      Consents; Illegality..................................................................39
                  8.3      Registration Rights Agreement.........................................................39
                  8.4      Share Options.........................................................................39
                  8.5      Employment Agreements.................................................................39
                  8.6      Board of Directors Approval...........................................................39
                  8.7      Legal Opinion.........................................................................39

         ARTICLE IX

                  CONDITIONS TO BUYER'S OBLIGATIONS..............................................................39
                  9.1      Representations, Warranties and Covenants.............................................40
                  9.2      Consents; Illegality..................................................................40
                  9.3      Due Diligence Investigation...........................................................40
                  9.4      No Governmental or Other Legal Proceeding.............................................40
                  9.5      No Material Adverse Change............................................................41
                  9.6      Release of Encumbrances...............................................................41
                  9.7      Execution of Lock-up Agreements.......................................................41
                  9.8      Employment Agreements.................................................................41
                  9.9      Legal Opinions........................................................................41
                  9.10     Escrow Agreement......................................................................41
                  9.11     Buyer Board of Director Approval......................................................41
                  9.12     Power of Attorney.....................................................................41
                  9.13     New Share Options.....................................................................41
                  9.14     Financial Statements..................................................................42
                  9.15     Tax Certificate.......................................................................42
                  9.16     Conversion of Preferred Stock.........................................................42

                  9.17     Cancellation of Lease Obligations.....................................................42
                  9.18     Other Closing Documents...............................................................42

         ARTICLE X

                  ACTIONS AFTER THE CLOSING......................................................................42
                  10.1     Further Assurances....................................................................42
                  10.2     Certain Tax Matters...................................................................42

         ARTICLE XI

                  INDEMNIFICATION................................................................................43
                  11.1     Survival of Representations Etc.......................................................43
                  11.2     Indemnification.......................................................................44
                  11.3     Procedure.............................................................................44
                  11.4     Limitations to Indemnity..............................................................46
                  11.5     Net Indemnifiable Losses..............................................................47
                  11.6     Non-Exclusive Remedy..................................................................47

         ARTICLE XII

                  MISCELLANEOUS..................................................................................48
                  12.1     Termination...........................................................................48
                  12.2     Confidentiality.......................................................................49
                  12.3     Assignment............................................................................49
                  12.4     Notices...............................................................................49
                  12.5     Governing Law.........................................................................50
                  12.6     Dispute Resolution....................................................................50
                  12.7     Judgment Currency.....................................................................51
                  12.8     Entire Agreement; Amendments and Waivers..............................................51
                  12.9     Counterparts..........................................................................51
                  12.10    Invalidity............................................................................52
                  12.11    Headings..............................................................................52
                  12.12    Expenses..............................................................................52
                  12.13    Schedules and Exhibits................................................................52
                  12.14    Reasonable Consent Required...........................................................52
                  12.15    Governing Language....................................................................52
                  12.16    Delegation to and Reliance on Sellers' Representatives................................52
                  12.17    Adherence to Agreement by Holding Companies...........................................53

EXHIBITS

A-1    Stockholders of Holding Companies
A-2    Key Employees
B      Registration Rights Agreement
C      Investment Direction
C-1    Form of Lock-Up Agreement (Key Employees)
C-2    Form of Lock-Up Agreement (Non-Key Employees and Holding Company B)
C-3    Form of Lock-Up Agreement (Holding Company A)
D-1    Terms and Conditions of Employment and Share Option Plan Arrangements
E      Indicative Financial Statements
F      Company Business Plan
G      Power of Attorney
H      Form of Buyer Officer's Certificate
I-1    Form of Sellers' Certificate
I-2    Form of Holding Companies' Officer's Certificate
I-3    Form of Target Officer's Certificate
J      Escrow Agreement
K-1    Form of Promissory Note for First Loan
K-2    Form of Promissory Note for Second Loan


SCHEDULES

1         Permitted Investments
4.1       Capital Stock
4.7       No Operating Assets
5.2       Capital Stock
5.4       Absence of Certain Changes or Events
5.5(a)    Title to Assets, Etc.
5.6       Material Contracts
5.8       Consents and Approvals--Company
5.13(a)   Intellectual Property
5.13(b)   Intellectual Property Infringements
5.18      Transactions with Certain Persons

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT, dated as of March 10, 2000, by and among, (i) EL SITIO, INC., a British Virgin Islands company ("Buyer"), (ii) the STOCKHOLDERS OF DECOMPRAS.COM, INC., as set forth on Exhibit A-1 hereto (collectively, "Sellers"), and (iii) DECOMPRAS.COM, INC., a California corporation ("Target").

         WHEREAS, Sellers in the aggregate own 100% of the issued and outstanding capital stock of Target as set forth on Exhibit A-1 hereto;

         WHEREAS, certain of the Sellers, as set forth on Exhibit A-2 hereto (collectively, the "Holding Company A Sellers"), have established Coracias, B.V., a new holding company organized as a Netherlands corporation ("Holding Company A"), to which Holding Company A Sellers will transfer 100% of their shares in Target in exchange for shares in Holding Company A (such transfer, the "Holding Company A Transfer");

         WHEREAS, the remaining Sellers, as set forth on Exhibit A-2 hereto (collectively, the "Holding Company B Sellers"), have established Belagua, B.V. a new holding company organized as a Netherlands corporation ("Holding Company B" and, together with Holding Company A, "Holding Companies"), to which Holding Company B Sellers will transfer 100% of their shares in Target in exchange for shares in Holding Company B (such transfer, the "Holding Company B Transfer", and together with the Holding Company A Transfer, the "Holding Company Transfers");

         WHEREAS, Holding Companies, upon such Holding Company Transfers, will in the aggregate own 100% of the issued and outstanding capital stock of Target;

         WHEREAS, Holding Companies shall become parties hereto prior to Closing (as defined below);

         WHEREAS, Target owns (other than a de minimis number of shares required to satisfy a diversity of ownership requirement in Mexico) 100% of the issued and outstanding shares of DECOMPRAS.COM, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable) ("Company"); and

         WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, 100% of the issued and outstanding capital stock of Target, upon the terms and subject to the conditions of this Agreement (the "Capital Stock Purchase").

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Defined Terms. As used herein, the terms below shall have the following meanings:

         "Accounts Receivable" shall have the meaning set forth in Section
5.8(c).

         "Affiliate" shall mean, with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" shall mean this Purchase Agreement, together with all schedules and exhibits referenced herein.

         "Applicable GAAP" shall mean accounting principles and practices (including, where applicable, prescribed accounting standards) generally accepted in the United States (in the case of Target) or Mexico (in the case of Company) as in effect from time to time.

         "Applicable Laws" shall mean all national, provincial, state or local laws, rules or regulations of any applicable jurisdiction (including Mexico, the United States, The Netherlands and the British Virgin Islands), the rules, regulations and administrative guidelines and policies of any governmental or non-governmental body or agency in any such jurisdiction and all orders, rulings, judgments and decrees of any court or tribunal in any such jurisdiction.

         "Assets" shall have the meaning set forth in Section 5.5.

         "Attributable Indebtedness" shall mean, with respect to a Sale/Leaseback Transaction, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Balance Sheet Date" shall mean December 31, 1999.

         "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions are required or authorized by law to be closed in New York City.

         "Buyer Shares" shall mean Buyer's common shares comprising the Stock Purchase Price.

         "Capital Stock" shall mean, with respect to any Person, any and all shares, stock, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

         "Capital Stock Purchase" shall have the meaning set forth in the recitals.

         "Capitalized Lease Obligations" shall mean an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with Applicable GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with Applicable GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

         "Cash Purchase Price" shall have the meaning set forth in Section
2.2(a).

         "Closing" shall have the meaning set forth in Section 3.1.

         "Closing Balance Sheet" shall have the meaning set forth in Section 2.3(b).

         "Closing Date" shall mean the date on which the Closing occurs.

         "Company Business Plan" shall mean Company's business plan reviewed and agreed by Buyer, dated March 1, 2000, attached as Exhibit F.

         "Company Financial Statements" shall mean the audited balance sheets of Target and Company as of December 31, 1999 and the audited statements of operations and changes in financial position of Target (on an unconsolidated, stand-alone basis) and Company for the fiscal year ended on such date, in each case prepared in accordance with Applicable GAAP, together with the notes thereon and the related audit reports of PricewaterhouseCoopers.

         "Contracts" shall mean all agreements, contracts, commitments and undertakings to which Company is a party, an obligor or a beneficiary, including the following:

         (i)      joint venture, partnership or similar agreements or contracts;

         (ii) licenses, sublicenses, consent agreements, royalty agreements, transfer agreements, research and development agreements and all other agreements relating to Intellectual Property ("Intellectual Property Contracts");

         (iii) employment agreements or agreements relating to compensation or benefits;

         (iv) any agreements, contracts, commitments or undertakings that would be breached or are terminable or under which default would occur or any payment or repayment would be accelerated, as a result of any of the transactions contemplated by this Agreement;

         (v) any agreements, contracts, commitments or undertakings entered into involving an estimated total future payment or payments in respect of each such agreement, contract, commitment or undertaking in excess of U.S.$25,000;

         (vi) any agreements, contracts, commitments or undertakings evidencing indebtedness, guarantees or other obligations, contingent or otherwise, for borrowed money in excess of U.S.$25,000;

         (vii) agreements restricting the ability of Company from competing for or entering into a particular line of business or from engaging in one or more lines of business in a particular geographic area;

         (viii) agreements between any director or officer of Company, on the one hand, and Sellers or their respective Affiliates (including Company) on the other; and

         (ix) any other agreements, contracts, commitments or undertakings as to the performance or non-performance of which is or would be material to Company.

                  "Convertible Series A Preferred Stock" shall mean up to 4,080,000 shares of Target's Convertible Series A Preferred Stock, each share of which entitles its holder to convert such share into one share of Target's common stock.

                  "Escrow Agent" shall have the meaning set forth in Section
         3.3.

                  "Escrow Agreement" shall mean an escrow agreement substantially in the form of Exhibit J hereto.

                  "First Loan" shall mean the working capital loan in an aggregate principal amount of U.S.$1.0 million made by Buyer to Company on or about March 13, 2000, on the terms and conditions as set forth in Exhibit K-1 attached hereto.

                  "Governmental Authority" shall mean any national, provincial, state, or local governmental, regulatory body or agency, or court, in any applicable jurisdiction (including in Mexico, the United States, The Netherlands or the British Virgin Islands).

                  "Hedging Agreement" means, with respect to any Person, any foreign exchange or interest rate protection or swap Contract or other similar agreement as to which such Person is a party or a beneficiary.

                  "Income Tax" shall mean any national, provincial, state or local income tax.

                  "Indebtedness" shall mean, with respect to any Person, on any date of determination, the following (without duplication):

                  (i) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money;

                  (ii) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

                  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

                  (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

                  (vii) all Indebtedness of other Persons to the extent guaranteed directly or indirectly by such Person; and

                  (viii) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Agreements (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

                  "Indemnity Cap" shall have the meaning set forth in Section 11.4.

                  "Indicative Financial Statements" shall mean the unaudited balance sheets of Target and Company as of December 31, 1999 and the unaudited statements of operations and changes in financial position of Target and Company for the fiscal year ended on such date, prepared in accordance with Applicable GAAP.

                  "Intellectual Property" shall mean all U.S., Mexican and other intellectual property rights and assets, including, without limitation, the following:

                            (i) (a) patents, inventions, discoveries, processes,
                  designs, techniques, developments, technology, and related improvements and know-how, whether or not patented or patentable ("Patents"); (b) copyrights, mask works and works of authorship in any media, including computer programs, software, databases and related items and Internet site content, whether or not registered or published ("Copyrights"); (c) trademarks, uniform resource locators
                  (URLs), service marks, trade names, brand names, corporate names, fictitious business names, domain names, logos, trade dress and all elements thereof, whether or not registered, the goodwill of any business symbolized thereby, and all common-law rights relating thereto ("Trademarks"); (d) trade secrets, customer lists, plans, drawings, blueprints and all confidential, technical or proprietary information ("Trade

                  Secrets"); (e) industrial property rights and all other authors', inventors' and intellectual property rights not set forth above;

                           (ii) all registrations, applications, recordings, and
                  licenses or other agreements related thereto; and

                           (iii) all rights to obtain renewals, extensions,
                  continuations, continuations-in-part, reissues, divisions or similar legal protections related thereto.

                  "Key Employees" shall mean, collectively, the following employees at Company (each such employee, a "Key Employee"): Juan Carlos Garcia S.; Abril Perez; Fernando Lopez; Hector Tassinari; Adrian Garza de la Garza; Juan Manuel Gonzalez; Nestor Delgado; and Otilio Sagastegui.

                  "Legal Proceeding" shall have the meaning set forth in Section 5.9.

                  "Letter of Intent" shall have the meaning set forth in Section 7.3(6).

                  "Liabilities" shall have the meaning set forth in Section
         5.10.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, charge or restriction of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) whether or not recorded, filed or otherwise perfected under Applicable Laws.

                  "Loans" shall mean the First Loan and the Second Loan.

                  "Loan Conversion Agreement" shall mean the Loan Conversion Agreement, dated March 13, 2000, between Buyer, on the one hand, and Target and Company, on the other hand, in the form attached hereto as Exhibit L.

                  "Management Committee" shall have the meaning set forth in
         Section 7.1.

                  "Material Adverse Effect" shall mean, with respect to any Person, an effect that is materially adverse to the business, properties, results of operations, financial condition or prospects of such Person, other than effects arising solely out of this Agreement or the transactions contemplated hereby, including the announcement or pendency thereof.

                  "Mexico" shall mean the United Mexican States.

                  "Net Working Capital" shall mean, at any date, (a) the current assets of Company as of such date minus (b) the current liabilities of Company as of such date, excluding current liabilities in respect of Indebtedness and any dividends payable, all valued in accordance with Applicable GAAP.

                  "New Share Options" shall have the meaning set forth in
         Section 7.9.

                  "Outstanding Share Options" shall have the meaning set forth in Section 7.9.

                  "Permits" shall mean all licenses, permits, franchises, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all Applicable Laws.

                  "Person" shall mean an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

                  "Purchase Price" shall have the meaning set forth in Section 2.2(b).

                  "Purchased Capital Stock" shall mean all of the issued and outstanding Capital Stock of Target immediately prior to Closing.

                  "Representative" shall mean any director, officer, employee, attorney, agent, or other representative.

                  "Sale/Leaseback Transaction" shall mean an arrangement relating to property now owned or hereafter acquired pursuant to which Company transfers such property to a Person and Company leases it from such Person.

                  "SEC" shall mean the U.S. Securities and Exchange Commission.

                  "Second Loan" shall mean the working capital loan in an aggregate principal amount of U.S.$2.0 million to be made by Buyer to Company, on the terms and conditions as set forth in Exhibit K-2.

                  "Sellers' Representatives" shall mean Messrs. Juan Carlos Garcia S. and Adrian Garza de la Garza, acting jointly.

                  "Shares" shall have the meaning set forth in Section 5.2.

                  "Stated Maturity" shall mean, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Stock Purchase Price" shall have the meaning set forth in
         Section 2.2(b).

                  "Taxes" shall mean all national, federal, provincial, state or local taxes imposed by any Tax Authority in any jurisdiction (including in Mexico, the United States, The Netherlands and the British Virgin Islands), including income, gross receipts, consumption, windfall profits, alternative minimum, value added, property, production, sales, use, license, excise, franchise, employment, withholding, industry and commerce or similar taxes, together with any interest or penalties with respect thereto and any interest in respect of such penalties.

                  "Tax Authority" shall mean any competent Governmental Authority responsible for the determination, assessment or collection of Taxes.

                  "Tax Law" shall mean any Applicable Laws relating to Taxes.

                  "Tax Returns" shall mean all tax returns and reports (including any schedules, elections or other documents relating thereto) required to be filed with any Tax Authority or required to be prepared and retained in accordance with any applicable Tax Law relating to Company as currently conducted.

                  "Transfer Taxes" shall mean all excise, ad valorem, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties directly or indirectly resulting from or arising out of the transactions contemplated by this Agreement.

                  "Voting Stock" shall mean, with respect to any corporation, all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Walk-away Date" shall have the meaning set forth in Section 12.1(a).

         1.2 Other Defined Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

         1.3 Interpretation. As used in this Agreement, the following conventions shall be applied in interpreting and construing the provisions of this Agreement:

                  (i) the terms "includes" and "including" and similar terms shall be deemed to be followed by the terms "without limitation";

                  (ii) definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms;

                  (iii) terms in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires;

                  (iv) the terms "hereof", "herein," and "herewith" and terms of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified;

                  (v) the term "or" shall not be exclusive; and

                  (vi) provisions shall apply, when appropriate, to successive events and transactions.

         1.4 Currency. All references to dollar amounts in this Agreement are references to U.S. dollars unless otherwise stated.

                                     ARTICLE II

                           PURCHASE AND SALE OF SHARES

         2.1 Transfer of Purchased Capital Stock. Upon the terms and subject to the conditions contained herein, (i) each Seller shall, or shall cause Holding Companies to, sell, convey, transfer, assign and deliver to Buyer, and (ii) Buyer shall acquire, or shall cause its designee to acquire, in each case on the Closing Date, the Purchased Capital Stock.

         2.2 Consideration for Purchased Capital Stock. Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Purchased Capital Stock, on the Closing Date, Buyer shall pay, or cause its designee to pay, to Holding Companies for the benefit of Sellers, as follows:

                  (a) an aggregate of U.S.$7,000,000 in cash (the "Cash Purchase Price") payable by wire transfer in immediately available funds to an account or the accounts that Sellers' Representatives on behalf of Holding Companies and Sellers shall designate in writing to Buyer no less than two Business Days prior to the Closing Date; and

                  (b) an aggregate of 1,750,000 of Buyer's common shares (the "Stock Purchase Price" and, together with the Cash Purchase Price, the "Purchase Price"), which Stock Purchase Price shall be payable as follows:

                  (i) by issuing to Holding Companies the Buyer Shares, as fully paid and non-assessable, free and clear of any Encumbrances of any nature whatsoever (except for any Encumbrances arising solely as a result of any action taken by Holding Companies); and

                  (ii) by delivery of a written order to Buyer's registrar and transfer agent (A) to register the Buyer Shares in the shareholder register of Buyer, (B) to issue share certificates representing the Buyer Shares in the names of Holding Companies; and the number of Buyer Shares issued to each Holding Company shall correspond to the number of shares held by Holding Company A Sellers in Holding Company A and by Holding Company B Sellers in Holding Company B, as set forth on Exhibit A-2;

         2.3 Cash Purchase Price Adjustment. (a) In accordance with the provisions of this Section 2.3, the Cash Purchase Price shall be subject to decrease by an amount, if any, equal to the sum of the following (the "Cash Purchase Price Differential"):

                  (i) the excess, if any, of any operating expenses, indebtedness, dividends, or capital expenditures through the Closing Date, above the amounts specified in the Company Business Plan and other than in the ordinary course of business; plus,

                  (ii) the amount of material differences (which are adverse to Buyer) in Target's consolidated financial condition or results of operations as between the Indicative

         Financial Statements (which are unaudited) and Company Financial Statements (which are audited) or from specific contingencies of Company that are not disclosed in connection with Articles IV and V of this Agreement and are identified during the course of Buyer's due diligence review prior to the Closing Date (the amount of such specific contingencies to be agreed upon by Buyer and Seller's Representatives).

                  (b) As soon as practicable but in any event on the earlier of
(i) three Business Days before the Closing Date and (ii) 25 days following the date hereof, Target shall deliver to Buyer the Company Financial Statements accompanied by an unqualified opinion of PricewaterhouseCoopers that such balance sheet (the "Closing Balance Sheet") presents fairly in all material respects the financial position of Company, its Indebtedness and Net Worth as of the date hereof in conformity with Applicable GAAP applied on a consistent basis.

                  (c) Promptly upon receipt by Buyer of the Company Financial Statements, representatives of Buyer and Sellers' Representatives shall meet to discuss and agree upon the amount of the Cash Purchase Price Differential, if any. If Buyer and Sellers' Representatives are unable to agree upon the amount of the Cash Purchase Price Adjustment, if any, Buyer shall preserve its rights to assert a Claim for Damages in accordance with Article XI hereof. Upon determination of the Cash Purchase Price Differential, if any, the Cash Purchase Price and Purchase Price shall be reduced by such amount.

         2.4 Transfer Restrictions and Escrow Arrangements for Purchased Capital Stock. In addition to the Purchased Capital Stock, as part of the consideration for the Purchase Price, Sellers and Holding Companies agree and acknowledge that the Buyer Shares shall be subject to the following:

                           (a) lock-up agreements substantially in the forms
                  attached hereto as Exhibit C-1 (in the case of Sellers that are Key Employees), Exhibit C-2 (in the case of Sellers that are not Key Employees and in the case of Holding Company B), and Exhibit C-3 (in the case of Holding Company A), as the case may be (common shares of Buyer that are issued upon the exercise of New Share Options also being subject to such agreements);

                           (b) a deposit and pledge of a portion of the Buyer
                  Shares in accordance with the Escrow Agreement to indemnify Buyer for up to the amount of Damages incurred by Buyer above the De Minimis Threshold pursuant to Article XI; and

                           (c) in the case of the portion of the Buyer Shares to
                  be beneficially held by each of the Key Employees, a deposit and pledge of such Buyer Shares in accordance with the Escrow Agreement in connection with the employment contracts and confidentiality and non-competition agreements to be entered into by the Key Employees pursuant to Section 7.4, or the termination with cause by Buyer or its Affiliate of any such Key Employees under the terms of such Person's employment contract. Sellers (including the Key Employees) and Holding Companies acknowledge and agree that the restrictions upon transfer referred to in the preceding sentence are negotiated provisions and in exchange for good and valuable consideration, the adequacy of which is hereby acknowledged.

                                     ARTICLE III

                                     CLOSING

         3.1 Closing. Subject to the conditions set forth in Articles VIII and IX, the closing of the transactions contemplated herein (the "Closing") shall take place within three Business Days after the date on which the conditions set forth in Articles VIII and IX shall have been satisfied or waived or on such other date as the parties may mutually agree. The Closing shall be held at 9:00 a.m. (New York City time) on the Closing Date at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, unless the parties hereto otherwise agree.

         3.2 Closing Deliveries. To effect the transfers referred to in Section
2.1 and the delivery of the consideration referred to in Section 2.2, on the Closing Date, the parties hereto shall take or cause to be taken the following actions:

         (a) Closing Deliveries by Sellers and Holding Companies. Sellers shall, or shall cause Holding Companies to, deliver to Buyer:

                  (i) duly executed stock transfer powers in favor of Buyer or its nominee in respect of 100% of the Purchased Capital Stock, together with the stock certificates evidencing the Purchased Capital Stock duly endorsed in accordance with the laws of the State of California, free and clear of any Encumbrances of any nature whatsoever (except for any Encumbrances arising solely as a result of any action taken by Buyer);

                  (ii) a written order to Company instructing Company (A) to register the Purchased Capital Stock in the shareholder register of Company, (B) to cancel and make void the duly endorsed stock certificates representing the Purchased Capital Stock and (C) to issue new stock certificates representing the Purchased Capital Stock in the name of Buyer;

                  (iii)    a receipt for the Purchase Price;

                  (iv)     executed counterparts of the Registration Rights
                           Agreement;

                  (v) executed counterparts of the Escrow Agreement pursuant to Section 3.3;

                  (vi) the certificates required to be delivered by Sellers, Holding Companies and Target pursuant to Section 9.1;

                  (vii) the legal opinions required to be delivered by Sellers pursuant to Section 9.9; and

                  (viii) the other documents required to be delivered by Sellers pursuant to Article IX.

         (b) Closing Deliveries by Buyer. Buyer shall deliver, or shall cause its designee to deliver, to Sellers and Holding
                  Companies:

                  (i) the Cash Purchase Price, in immediately available funds, to the accounts designated by Holding Companies, for the benefit of Holding Companies and Sellers;

                  (ii) for the benefit of Holding Companies and Sellers, the Stock Purchase Price in accordance with Section 2.2(b);

                  (iii)    a receipt for the Purchased Capital Stock;

                  (iv)     an executed Registration Rights Agreement;

                  (v) executed counterparts of the Escrow Agreement pursuant to Section 3.3;

                  (vi) the certificate required to be delivered on behalf of Buyer pursuant to Section 8.1;

                  (vii) the legal opinion required to be delivered by Buyer pursuant to Section 8.7; and

                  (viii) the other documents required to be delivered by Buyer pursuant to Article VIII.

                  All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Sellers pursuant hereto shall be in form and substance reasonably satisfactory to Sellers' Representatives. All actions set forth above shall be deemed to occur simultaneously at the Closing.

         3.3 Escrow. At the Closing, (i) each of Sellers, Holding Companies, Buyer and an internationally recognized financial institution based in New York to be named by Buyer as escrow agent (the "Escrow Agent") shall execute and deliver an escrow agreement substantially in the form attached as Exhibit J hereto (the "Escrow Agreement"), and (ii) Sellers, Holding Companies shall deposit into the escrow account identified in the Escrow Agreement (the "Escrow Account") and pledge in favor of Buyer the Indemnity Shares (as defined in
Section 11.4) and certain additional Buyer Shares relating to the obligations of the Key Employees in accordance with the Escrow Agreement. Such deposited shares shall be applied in accordance with the terms and conditions set forth in the Escrow Agreement.


                                     ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                     REGARDING SELLERS AND HOLDING COMPANIES

                  Sellers hereby represent and warrant as of the date hereof and as of the Closing Date, and with respect to Holding Companies, as of the Closing Date, and Holding Companies hereby represent and warrant, as of the Closing Date, in each case jointly and severally, to Buyer, as follows:

         4.1 Capital Stock. (a) Capital Stock of Target. As of the date hereof, Sellers, and as of the Closing Date, Holding Companies, are the record and beneficial owners of the Purchased Capital Stock as set forth opposite their names on Exhibit A-1 and Exhibit A-2, respectively, hereto, free and clear of all Encumbrances, including any agreement, understanding or restriction entered into by any of the Sellers affecting the voting rights or other incidents of record or beneficial ownership pertaining to the Purchased Capital Stock. All of the issued Target Shares have been, and as of the Closing Date, shall have been, duly and validly authorized and are fully paid or properly credited as fully paid. None of the issued shares of the Purchased Capital Stock have been and, as of the Closing Date shall have been, issued in violation of any purchase option, call, warrant, right of first refusal, preemptive, subscription or similar rights under any provision of Applicable Law, the by-laws of Target, or any contract, agreement or instrument to which Company, Target, Holding Companies, Sellers or any other Affiliate thereof is subject or by which any of such Persons is bound. Except for this Agreement and the Convertible Series A Preferred Stock, there are no subscriptions, options, phantom share options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible into or exchangeable for, the Purchased Capital Stock, any other shares of Capital Stock or any equity interests of Target. Except for this Agreement, there are no restrictions upon the voting or transfer of any shares of Target pursuant to Target's by-laws or any agreement or other instrument to which Target is a party or by which Target is bound. Upon consummation of the Capital Stock Purchase, Buyer shall acquire from Sellers and Holding Companies full and exclusive ownership and dominion of the Purchased Capital Stock, free and clear of all Encumbrances, except for any Encumbrances which may have been created by Buyer.

                  (b) Capital Stock of Holding Companies. As of the Closing Date, Holding Company A Sellers and Holding Company B Sellers are the record and beneficial owners of the issued and outstanding shares of capital stock of Holding Companies as set forth opposite their names on Exhibit A-2 hereto, free and clear of all Encumbrances, including any agreement, understanding or restriction entered into by Sellers affecting the voting rights or other incidents of record or beneficial ownership pertaining to the Purchased Capital Stock. As of the Closing Date, all of the issued shares of Capital Stock of Holding Companies has been duly and validly authorized and is fully paid or properly credited as fully paid and Sellers own, in the aggregate, 100% of the outstanding shares of capital stock of Holding Companies.

         4.2 Due Organization, etc. of Holding Companies. Each of the Holding Companies is a corporation duly organized and validly existing under the laws of The Netherlands and has full corporate power and authority to conduct its business and to own and lease its properties. Each of Holding Companies is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character or location of the properties and assets owned or operated by it or the nature of the businesses conducted by it makes such qualification necessary.

         4.3 Authorization. Each Person that is a Seller has executed this Agreement. Each of the Sellers has all legal capacity and authority, and each of the Holding Companies has all necessary corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby and to perform their obligations hereunder. This Agreement has been duly executed and delivered by each of the Sellers and subsequently duly executed and delivered by each of the Holding Companies and, assuming the due execution of this Agreement by Buyer, constitutes a legal, valid and binding obligation of Sellers and Holding Companies, enforceable against each and all of them in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and (ii) the effect of equitable principles. As of the Closing Date, with respect to the Power of Attorney to be executed by each of the Sellers, each of the Sellers shall have all legal capacity and authority to grant the Power of Attorney; and the Power of Attorney shall have been duly executed and delivered by Sellers.

         4.4 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) any violation of or a conflict with any provision of the organizational documents of Holding Companies or, if applicable, any of the Sellers, (b) any breach of, or a default under, any term or provision of any Contract, Indebtedness, Encumbrance, commitment, license, franchise, Permit, authorization or concession to which Holding Companies or any of the Sellers is or may be a party or is subject except for any such breach or default as would not have a Material Adverse Effect or (c) any violation by Holding Companies or by any of the Sellers of any Applicable Laws, order, judgment, writ, injunction, decree or award, except any such violation as would not have a Material Adverse Effect.

         4.5 Foreign Corrupt Practices Act. Neither Sellers nor Holding Companies, nor any of their Affiliates, including Target and Company, nor any director, officer, employee, authorized agent or other person acting on behalf of Sellers or Holding Companies, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated, or, if it were applicable, would have violated or is, or, if it were applicable, would have been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         4.6 Consents and Approvals; Announcements. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by any Seller or either of Holding Companies prior to, on or after, the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where failure to obtain such consent, approval or authorization or make such declaration, filing or registration would not have a Material Adverse Effect, and would not materially and adversely affect Target's and Company's ability to consummate the transactions contemplated hereby.

         4.7 No Brokers. None of Sellers nor Holding Companies has employed, or is subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee, commission, or expense reimbursement in connection with such transactions, other than Sellers' and Holding Companies' financial, legal and accounting advisors. Sellers and Holding Companies are solely responsible for the fees and expenses of their advisors who have no claim, contingent or otherwise, against Target, Company or Buyer, except as otherwise provided by Section 12.12.

         4.8 No Operating Assets. Each of the Holding Companies' only asset is the Capital Stock of Target.

         4.9 Litigation. To the knowledge of Sellers and Holding Companies, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry (collectively, "Legal Proceedings") pending or threatened to which Sellers, Holding Companies, Target, Company or any of the Key Employees are or may be a party. There is not in existence any order, judgment, writ, injunction or decree of any Governmental Authority enjoining the Sellers, Holding Companies, Target, Company or Key Employees from taking any action, or requiring any of them to take action of any kind, or otherwise prohibiting the Key Employees from engaging in or continuing any conduct, activity or practice relating to Company's business.

         4.10 Accuracy and Completeness of Information Provided. None of this Agreement and the documents or written information delivered by Sellers, Holding Companies, Target or Company to Buyer in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.


                                     ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          REGARDING TARGET AND COMPANY

                  Sellers hereby represent and warrant, with respect to Sellers and Target, as of the date hereof and as of the Closing Date, and with respect to Holding Companies, as of the Closing Date, Holding Companies hereby represent and warrant, as of the Closing Date, and Target hereby represents and warrants as of the date hereof and as of the Closing Date, in each case jointly and severally, to Buyer, as follows:

         5.1 Organization. Organization of Target. Target is duly organized and validly existing and is in good standing under the laws of the State of California. Target is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character or location of the properties and assets owned or operated by it or the nature of the business conducted by it makes such qualification necessary. Target has full corporate power and authority to own or lease its assets or properties and to carry on its business as it is currently being conducted. Target has made available to Company a complete and correct copy of the charter and by-laws of Target and the corporate records and minute books of Target. The stock certificate book and register of shareholders of Target are complete and accurate.

                  (b) Due Organization, etc. of Company. Company is duly organized and validly existing under the laws of Mexico. Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character or location of the properties and assets owned or operated by it or the nature of the business conducted by it makes such qualification necessary. Company has full corporate power and authority to own or lease its assets or properties and to carry on its business as it is currently being conducted. Company has made available to Buyer a complete and correct copy of the by-laws (estatutos) of Company and the corporate records and minute books of Company. The share certificate book and register of shareholders of Company are complete and accurate.

         5.2 Capital Stock. Capital Stock of Company. The Capital Stock of Company consists of 60 Series A shares, without par value, and 15,300,000 Series B shares, without par value (collectively, the "Shares"), all of which are issued and outstanding. All of the issued Shares of Company have been duly and validly authorized and are fully paid or properly credited as fully paid. None of the issued Shares of Company have been issued in violation of any purchase option, call, warrant, right of first refusal, preemptive, subscription or similar rights under any provision of Applicable Law, the by-laws of Company, or any contract, agreement or instrument to which Company, Holding Companies, Sellers or any other Affiliate thereof is subject or by which any of such Persons is bound. Except for this Agreement and the employee share options described in Schedule 5.17(a), there are no subscriptions, options, phantom share options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible into or exchangeable for, the Purchased Capital Stock, any other Shares or any equity interests of Company. Except for this Agreement, there are no restrictions upon the voting or transfer of any shares of Company pursuant to Company's by-laws or any agreement or other instrument to which Company is a party or by which Company is bound.

         5.3 Authorization. Target has all necessary corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Target and, assuming the due execution of this Agreement by Buyer, constitutes a legal, valid and binding obligation of Target, enforceable against it in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and (ii) the effect of equitable principles.

         5.4 Absence of Certain Changes or Events. Since the Balance Sheet Date and prior to the date hereof, except as set forth in Schedule 5.4, there has not been any:

         (a) event, change or development, or absence thereof, which has had or is likely to have a Material Adverse Effect on Target or Company;

         (b) sale, assignment or transfer of any assets of Target or Company involving, in the aggregate, in excess of U.S.$5,000;

         (c) establishment of or increase in any bonus, deferred compensation, incentive compensation, share purchase, share option (including any grant of any share options), share appreciation, phantom share, savings, profit sharing, severance or termination pay, health or other medial, dental, life, disability or other insurance (whether insured or self-insured), pension, retirement benefit, registered retirement savings, supplementary retirement, employment, consulting, collective bargaining, trade union, change-in-control and any other benefit or compensation plan, contract, program, agreement, arrangement, policy or practice, of Target or Company;

         (d) entry into any employment or severance agreement with any Person by Target or Company, or any amendment to any such agreement, except as to employment agreements related to new hirings in the ordinary course of business consistent with past practice or as the same may be required or imposed by Applicable Laws;

         (e) loans by Target or Company to employees other than for relocation expenses and advances in the ordinary course of business consistent with past practice;

         (f) acquisition of assets, properties, securities or business of any other Person by Target or Company except the replenishment of inventories and supplies, in each case in the ordinary course of business consistent with past practice;

         (g) cancellation of any Indebtedness owed to Target or Company or waiver or compromise of any rights, in either case, whether or not in the ordinary course of business (except with respect to amortization of existing Indebtedness in the ordinary course);

         (h) Lien or other Encumbrance of any assets of Target or Company other than in the ordinary course of business consistent with past practice;

         (i) declaration, setting aside or payment of any dividends or distributions (whether in cash, stock or property) in respect of any Capital Stock of Target or Company or any redemption, purchase or other acquisition of any Capital Stock of Target or Company;

         (j) issuance by Target or Company of, or commitment of Target or Company to issue, any shares of Capital Stock or obligations or securities convertible into or exchangeable for shares of Capital Stock of Target or Company, except for the conversion into common stock of Target of Target's outstanding Convertible Series A Preferred Stock;

         (k) entry into any Contract that is material to Target or Company, except in the ordinary course of business consistent with past practice and consistent with the Company Business Plan;

         (l) amendment to the by-laws or other organizational documents of Target or Company;

         (m) entry into, cancellation, termination or modification of any material Intellectual Property Contract;

         (n) change of any Tax election, change of annual Tax accounting period, change of any method of Tax accounting, filing of any amended Tax Return, entrance into any closing agreement relating to any Tax, settlement of any Tax claim or assessment, surrender of any right to claim a Tax refund or consent to any extension or waiver of the period applicable to any Tax claim or assessment;

         (o) increase in the compensation payable or to become payable to any director, officer, employee, consultant, agent or other representative of Target or Company, by Target or Company; or

         (p)      Contract by Target or Company to do any of the foregoing.

         5.5 Title to Assets, Etc. Schedule 5.5(a) hereto lists all real property owned, leased or otherwise used by Target or Company (collectively, the "Real Property"). Either Target or Company is the legal and beneficial owner of and has good and valid title to or valid and subsisting leasehold interests in all such Real Property and in all personal property and other assets on its books and reflected on the balance sheet included in the Indicative Financial Statements or acquired since the Balance Sheet Date (the "Assets"). None of the Assets is subject to any Lien or other Encumbrance.

                  (b) Neither Target nor Company has entered into any agreement to sell, encumber, or otherwise dispose of or impair any of its right, title and interest in and to any Real Property or the air, density or easement rights relating to any part of the Real Property.

                  (c) All Encumbrances against the Real Property have been complied with to date.

                  (d) Neither Target nor Company has received any notification of and is not aware of any outstanding deficiency notice or work order affecting any of the buildings, improvements or other structures forming part of the Real Property, or of any current non-compliance of such buildings, improvements or other structures with building or zoning by-laws or other Applicable Laws.

         5.6 Material Contracts. Except as set forth in Schedule 5.6 hereto, (i) neither Target nor Company is a party to any material Contract; (ii) all of the Contracts to which Target or Company is a party are valid and binding obligations of Target or Company as the case may be, and neither Target, Company nor any other Person is in material breach thereof or material default thereunder, and there does not exist under any provision thereof or any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default; and (iii) no Person is renegotiating (x) any amount paid or payable to Target or Company under any material Contract, or (y) any other material term or provision of any material Contract.

         5.7 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) any violation of, or conflict with, any provision of the by-laws or other organizational documents of Target or Company, (b) any breach of, or default under, any term or provision of any Contract, Indebtedness, Encumbrance, commitment, license, franchise, Permit, authorization or concession to which Target or Company is or may be a party or is subject or by which any assets of Target or Company are bound, (c) any violation by Target or Company of any Applicable Laws, order, judgment, writ, injunction, decree or award, (d) the imposition of any material Encumbrance on the business of Target or Company or on any assets of Target or Company or (e) the creation or exercisability of any right of termination, cancellation or acceleration under any Contract to which Company is or may be a party or by or to which it or any of their respective assets or properties may be bound or subject.

         5.8 Financial Statements.

                  (a) The Indicative Financial Statements and, as of the Closing Date, Company Financial Statements are based on the books and records of each of Target and Company and fairly present the financial condition and results of operations of each of Target and Company, in each case as of the dates therein or for the periods indicated.

                  (b) All accounts receivable of each of Target and Company that are reflected on the Indicative Financial Statements or, upon their issuance, Company Financial Statements or on the accounting records of each of Target and Company as of the Closing Date (collectively, but excluding any accounts receivable which on the Closing Date are more than forty-five (45) days past due, together with any interest or penalties due with respect thereto, the "Accounts Receivable") represent or will represent valid obligations arising from transactions actually made or services actually performed in the ordinary course of business consistent with past practice. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible in the ordinary course of Company's business net of the reserves shown on the Closing Balance Sheet. Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business consistent with past practice, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

         5.9 Litigation. To the knowledge of Sellers, Holding Companies and Target, there are no Legal Proceedings pending or threatened to which Sellers, Holding Companies, Target or Company is or may be a party. There is not in existence any order, judgment, writ, injunction or decree of any Governmental Authority enjoining Company, Holding Companies or Sellers from taking any action or requiring any of them to take action of any kind.

         5.10 Liabilities. As of the Balance Sheet Date, neither Target nor Company has, directly or indirectly, any Indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), that were required by Applicable GAAP to be set forth on the Indicative Financial Statements but that were not fully set forth on the Indicative Financial Statements or that, upon their issuance by PricewaterhouseCoopers, that are required by Applicable GAAP to be set forth in the Company Financial Statements but that are not fully set forth in the Company Financial Statements. Each of Target's or Company's accounting records include all Liabilities incurred by each of Target and Company as of the date hereof. Neither Target nor Company has any Liabilities except Liabilities set forth on the Indicative Financial Statements or, upon their issuance, Company Financial Statements and non-material Liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business consistent with past practice.

         5.11 Consents and Approvals; Announcements. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by Target or Company prior to, on or after the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         5.12 Compliance with Applicable Laws; Permits. (a) Each of Target and Company is in compliance with all Applicable Laws. Neither Target nor Company has received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any Applicable Laws, and there are no presently existing circumstances that are likely to result in violations of any Applicable Laws.

                  (b) Each of Target and Company holds all Permits necessary for the ownership and conduct of the businesses of Target and Company in each of the jurisdictions in which Target and Company conducts or operates its businesses in the manner now conducted, and such Permits are in full force and effect. There are no pending or, to the knowledge of Sellers, Holding Companies or Target, threatened Legal Proceedings with respect to revocation, cancellation, suspension or non-renewal of any such Permit, and there has occurred no event which (whether with notice or lapse of time or both) will result in such a revocation, cancellation, suspension or non-renewal thereof.

         5.13 Intellectual Property. (a) Schedule 5.13(a) lists, with respect to all Intellectual Property owned, held or used by Target or Company ("Company Intellectual Property"), (i) all applications and registrations (including trademarks uniform resource locators, service marks, trade names, brand names and domain names) owned by Target or Company relating thereto, by jurisdiction in which such applications are pending and in which such registrations are owned; and (ii) all written Intellectual Property Contracts to which Target or Company is a party or by which Target or Company is bound, except for any perpetual, paid-up licenses to Target or Company for commonly available software programs with a value of less than U.S.$5,000.

                  (b) Except as disclosed on Schedule 5.13(b): (i) each of Target and Company owns or has the right to use all the Intellectual Property necessary to conduct its businesses as currently conducted and consistent with past practice, free and clear of all Encumbrances and obligations to make payments to any other Person and no such right to use will be lost, or rendered liable to any right of termination or cessation by any third party, by virtue of the acquisition by Buyer of the Purchased Capital Stock; (ii) all registered or patented Company Intellectual Property owned by Target or Company is unexpired and has not been abandoned; (iii) none of Company Intellectual Property infringes or makes unauthorized use of ("Infringe") the Intellectual Property of any other Person nor are there any circumstances (including any act or omission to act) likely to give rise to such Infringement of the Intellectual Property of any other Person; (iv) to the knowledge of Sellers, Holding Companies and Target, Company Intellectual Property is not being Infringed by any other Person; (v) no judgment, decree, injunction, rule or order has been rendered or, to the knowledge of Sellers, Holding Companies or Target, is threatened by any Governmental Authority that limits or challenges the ownership, use, validity or enforceability of any Company Intellectual Property owned by Company; (vi) no Legal Proceeding is pending, or to the knowledge of Sellers, Holding Companies and Target, is threatened, that limits or challenges the ownership, use, validity or enforceability of any Company Intellectual Property owned by Company; (vii) Company takes reasonable steps to keep all trade secrets confidential; (viii) no party to an Intellectual Property Contract is, or is alleged to be, in breach or default thereunder, and all Intellectual Property Contracts are valid and enforceable; (ix) with respect to Company Intellectual Property owned by Target or Company, no registered, patented or issued Intellectual Property are subject to any fees or taxes or actions coming due within 90 days after the Closing Date; (x) all registered or patented Company Intellectual Property owned by each of Target and Company is owned solely, legally and beneficially by such entity, and, each of Target and Company has taken all reasonable actions to evidence, protect and maintain such sole legal and beneficial ownership and neither Target nor Company has acquiesced in the unauthorized use by any Person of Company Intellectual Property; (xi) neither Target nor Company has not disclosed or permitted to be disclosed to any Person other than Buyer any Intellectual Property where such disclosure would be materially detrimental to the interests of Company; and (xii) no publication, use or sale has been made or permitted by any of Sellers, Holding Companies, Target or Company that would invalidate any of the existing Intellectual Property applications listed or referred to on Schedule 5.13(a).

         5.14 Foreign Corrupt Practices Act. Neither Target nor Company, nor any of their Affiliates, nor any director, officer, employee, authorized agent or other person acting on behalf of Target or Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated, or, if it were applicable, would have violated or is, or, if it were applicable, would have been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         5.15 Conduct of Business. Since the Balance Sheet Date, the business of Target and Company has been conducted solely in the ordinary course consistent with past practice.

         5.16 Labor Matters. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

                  (a) holds bargaining rights with respect to Target or Company by way of certification, interim certification, voluntary recognition, designation or successor rights;

                  (b) has applied to be certified as the bargaining agent of any employees of Target or Company; or

                  (c) has applied to have Sellers, Holding Companies or Target declared a related employer or successor employer pursuant to applicable labor legislation.

         There are no actual, threatened or pending organizing activities of any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent or any actual, threatened or pending unfair labor practice complaints, strikes, work stoppages, picketing, lock-outs, hand-billings, boycotts, slowdowns, arbitrations, grievances or labor related proceedings pertaining to Target or Company, nor have there been any such activities or complaints within the last year.

         5.17 Employee Benefit Plans and Other Labor Matters. (a) Schedule 5.17(a) hereto sets forth a true and complete list of all bonus, deferred compensation, incentive compensation, share purchase, share option, share appreciation, phantom share, savings, profit sharing, severance or termination pay, health or other medical, dental, life, disability or other insurance (whether insured or self-insured), pension, retirement benefit, registered retirement savings, supplementary retirement, employment, consulting, collective bargaining, trade union, change-in-control and any other benefit or compensation plan, contract, program, agreement, arrangement, policy or practice, whether formal or informal, funded or unfunded, registered or unregistered, oral or written, maintained or contributed to, required to be contributed to or provided by Target or Company, under which any current or former employee, or independent contractor (or dependent of any such persons) in relation to Target or Company has any present or future right to benefits or compensation or under which Target or Company has any present or future liability or obligation other than Required Benefits (as defined below). (All such plans, contracts, programs, agreements, arrangements, policies or practices, other than those in which a company is required by Applicable Laws to participate or which a company is required by Applicable Laws to provide, shall be collectively referred to as the "Company Plans").

                  (b) Each of Target and Company has satisfied or fully reserved for all of its payment or funding obligations regarding both current or former directors, officers, employees or independent contractors (or dependents of any such person) and former employees on a current basis for the following employee expenses and has no pending obligations (other than contingent obligations and current obligations in the ordinary course) and that any related assets or reserves are correctly reflected on the accounting records of each of Target and Company as of the Closing Date for each of the following employee benefits or expenses that are not Company Plans (together, "Required Benefits"):

                           (i) severance payments;

                           (ii) vacation days (6 paid working days per year) and vacation premium;

                           (iii) overtime payments and compensation, including for work on Sundays and Christmas bonuses (aguinaldo) and such other bonuses as are required by Applicable Laws;

                           (iv) profit sharing (PTV);

                           (v) other benefits that may be required by Applicable Laws, including pension payments, mandatory health plan payments and contributions to the Social Security Mexican Institute (IMSS), the Low Cost Housing Fund (INFONAVIT) and the retirement fund (SAR);

                           (vi) benefits required under collective bargaining agreements; and

                           (vii) any other benefits or employee-related expenses required by Applicable Laws or pursuant to any Company Plan or otherwise.

                  (c) Each of Target and Company has paid all fringe benefits (prestaciones sociales) that are Required Benefits at the conclusion of the employment of each of its former directors, officers or employees, in accordance with all Applicable Laws.

                  (d) Any temporary employee retained by Target or Company was retained in compliance with all Applicable Laws, and all amounts (other than de minimis amounts in the aggregate) owing to such temporary employees have been duly paid in full.

                  (e) No event has occurred and there has been no failure to act on the part of Company or others, that would reasonably be expected to subject Target or Company to the imposition of any material tax, penalty or other liability with respect to any Company Plans or Required Benefits, whether by way of indemnity or otherwise.

                  (f) With respect to any Company Plan or Required Benefit, no material Legal Proceedings are pending or threatened.

                  (g) The consummation of the transactions contemplated by this Agreement shall not constitute an event under any Company Plan or Required Benefit that shall or may result (i) in any acceleration of, vesting of, or increase in benefits with respect to any Company

Employee or (ii) in any acceleration of or increase in the funding requirements of any Company Plan or Required Benefit.

                  (h) Except as disclosed in Schedule 5.18, no present or former director, officer or employee (or dependent or Affiliate thereof) nor any other Person not dealing at arm's length with any such present or former director, officer, or employee is indebted to Company in an amount in excess of U.S.$5,000.

                  (i) Company has considered on its payroll all the remunerative and payroll-based concepts required by Applicable Laws and has made all deductions, withholding and remitted to the Tax Authorities all employee or payroll-related amounts required by Applicable Laws.

                  (j) Except as disclosed in Schedule 5.17(j), (i) all employer and, if applicable, employee contributions accrued prior to the Closing Date under Company Plans or Required Benefits (including all current service costs and any special payments required to be made) required to be remitted under the terms of Company Plans, Required Benefits or Applicable Laws have been remitted,
(ii) Company Plans and Required Benefits have been funded in accordance with their terms and Applicable Laws and (iii) Company Plans and Required Benefits have no past service funding liabilities and are fully funded.

         5.18 Transactions with Certain Persons. Schedule 5.18 hereto identifies all Contracts, or other arrangements, whether actual, contingent or otherwise, in existence or in effect as of the date hereof, by and between Target or Company, on the one hand, and any Seller, either of the Holding Companies or any Affiliate of Holding Companies or any Seller (other than Target and Company) or any dependent of any Seller, on the other.

         5.19 Taxes.

                  (a) All material Tax Returns that are required to have been filed or prepared and retained (taking into account applicable extensions) by or on behalf of each of Target and Company have been timely filed or prepared and retained in the manner prescribed by the appropriate Tax Law, and all Taxes shown and due on such Tax Returns have been paid. As of the time of filing or preparing, as applicable, such Tax Returns were true, complete and correct in all material respects.

                  (b) All material Taxes owed by each of Target and Company have been timely paid. Each of Target and Company files Tax Returns in all jurisdictions where required to file Tax Returns.

                  (c) Neither Target nor Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No adjustments or deficiencies of Taxes have been proposed, asserted or assessed in writing by the relevant national, federal, state or local Tax Authority, except for such adjustments or deficiencies which have been fully paid or finally settled.

                  (d) To the best knowledge of the Company, no Tax audit or other proceeding by any Governmental Authority has commenced, is pending or ongoing with respect to any Taxes due from or with respect to Target or Company or any Tax Return filed by or with respect to Target or Company.

                  (e) There are no Liens with respect to Taxes upon any of the assets or properties of Company, other than with respect to Taxes not yet due and payable.

                  (f) All material Taxes required to be withheld, collected or deposited by or with respect to Target and Company or its employees have been duly and timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant Tax Authority.

                  (g) Without limiting the foregoing representations and warranties in any way, each of Target and Company has collected all sales, use and value-added Taxes required to be collected, and have remitted, or will remit on a timely basis where required prior to the Closing Date, such amounts to the appropriate Tax Authorities, or have been furnished properly completed exemption certificates.

                  (h) Records which are complete and accurate in all material respects and which are necessary or appropriate for compliance with all Tax Laws have been maintained and retained by or on behalf of each of Target and Company for the period required by applicable Tax Laws and all other information or evidence required or necessary to support those records, have been so maintained and retained.

                  (i) No action has been taken by either of Target or Company in default of any obligation to obtain a requisite consent from any Tax Authority, and where such a consent has been obtained, any conditions thereto have been complied with in all material respects. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, each of Target and Company has made due and sufficient accruals for such Taxes in accordance with Applicable GAAP.

                  (j) Neither Target nor Company is a party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement or arrangement with respect to Taxes. Neither Target nor Company is currently or has ever been a member of an affiliated group filing a consolidated tax return, nor has any liability for Taxes of a consolidated, combined or unitary tax reporting group of which it was a member on or prior to the Closing Date. Neither Target nor Company has any liability for the Taxes of any person (other than itself) incurred by Target or Company under U.S. Treasury Regulations
Section 1.1502-6 or any other provision of Applicable Law, or as a transferee or successor, by contract or otherwise.

                  (k) Target has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code.

         5.20 No Brokers. Neither Target nor Company has employed, or is subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who or which will be entitled to a fee, commission or expense reimbursement in connection with such transactions.

         5.21 Products Liability; Product Recall. No products sold or delivered by Target or Company have been recalled or have resulted in Sellers, Holding Companies, Target or any of their Affiliates, including Company, making payments to customers in excess of, in the aggregate, U.S.$10,000 as a result of defective products.

         5.22 Maintenance of Property; Insurance. Each of Target and Company keeps all property useful and necessary in its business in good working order and condition. Each of Target and Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of it respective properties and as is prudent and customary for companies engaged in similar businesses in similar industries; all policies of insurance insuring Target, Company or their respective businesses, assets, directors, officers and employees are in full force and effect; each of Target and Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by either Target or Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither Target nor Company has been refused any insurance coverage sought or applied for; and neither Target nor Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

         5.23 Environmental Matters.

                  (a) Each of Target and Company and the Real Property and other assets used in its businesses, are in compliance with all applicable Environmental Laws.

                  (b) There is no Environmental Claim that is (i) pending or, to the knowledge of Sellers, Holding Companies or Target, threatened against Target or Company or (ii) pending or threatened against any Person whose liability for such Environmental Claim has been retained or assumed by or can be imputed or attributed by law or contract to Target or Company.

                  (c) There are no current or former actions, activities, circumstances, conditions, events or incidents arising out of or relating to the ownership, operation or use of any Real Property or other assets currently or formerly owned, operated or used by Target or Company (or any predecessor in interest), including the emission, discharge, disposal or other release of any Hazardous Materials into the Environment, that (i) would reasonably be expected to result in the incurrence of costs, fees, expenses or other liability under Environmental Laws or (ii) would reasonably be expected to form the basis of any Environmental Claim against or with respect to Target or Company or against any person or entity whose liability for any Environmental Claim has been retained or assumed by or can be imputed or attributed by law or contract to Target or Company.

                  (d) For purposes of this Agreement, the terms below are defined as follows:

                  "Encumbrances" shall mean any Liens claim, option, easement, right-of-way, equity, encroachment, encumbrance, right-of-first refusal, priority or other rights or adverse claim of third parties.

                  "Environment" shall mean any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and including any indoor location.

                  "Environmental Claim" shall mean any notice or claim by any person or entity alleging liability (including liability for investigatory costs, cleanup costs, governmental costs, or harm, injuries or damages to any person, property or natural resources, and any fines or penalties) arising out of or relating to (i) the emission, discharge, disposal, or other release in or into the Environment of any Hazardous Materials or (ii) circumstances that would result in any violation of any applicable Environmental Law.

                  "Environmental Laws" shall mean all Applicable Laws relating to pollution, the protection of human health, the protection of the Environment or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment.

                  "Hazardous Materials" shall mean pollutants, contaminants, or chemicals, that are hazardous or toxic materials or wastes, including asbestos, or asbestos-containing materials, PCBs, and petroleum, oil or oil products, derivatives or constituents.

         5.24 Operating Assets. Target's only assets are the Capital Stock of Company and certain Company Intellectual Property set forth in Schedule 5.13(a). Except for such Company Intellectual Property as is held by Target, all of the assets, Real Property, contractual rights, Intellectual Property and any other asset, right, agreement, employment relationship or equitable interest relating to the business operations of Company is held by Company.

         5.25 Absence of Subsidiaries. Company has no Subsidiaries.

         5.26 Accuracy and Completeness of Information Provided. None of this Agreement and the documents or written information delivered by Target or Company to Buyer in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

         5.27 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, neither Sellers, Holding Companies, Target nor any other Person has made or makes any other express or implied representation or warranty, either oral or written, on behalf of itself or themselves.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to each of Sellers and Holding Companies as follows:

         6.1 Due Organization, etc. of Buyer. Buyer is a company duly organized and validly existing under the laws of the British Virgin Islands and has full corporate power and authority to conduct its business and to own or lease its assets and properties.

         6.2 Buyer Shares. The Buyer Shares will be validly issued, free and clear of all Encumbrances. Subject to any limitations of or restrictions on Sellers or any acts or omissions of Sellers, upon consummation of the Share Purchase, Sellers shall acquire from Buyer full and exclusive ownership and dominion of those Buyer Shares, free and clear of all Encumbrances, except for any Encumbrances that may have been created by Sellers.

         6.3 Authorization. Buyer has all necessary corporate power and authority to enter into this Agreement and, except for the final approval of its Board of Directors to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and, assuming the due execution of this Agreement by Sellers, Holding Companies and Target, is a valid and binding obligation of Buyer enforceable against it in accordance with its terms.

         6.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by Buyer on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where failure to obtain such consent, approval or authorization or make such declaration, filing or registration would not restrict or adversely affect Buyer's ability to consummate the transactions contemplated hereby.

         6.5 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the memorandum of association, articles of association or other organizational documents of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, Permit, authorization or concession to which Buyer is a party or is subject or by which any assets of Buyer are bound, except for any such breach or default as would not have a Material Adverse Effect on Buyer, (c) a violation by Buyer of any Applicable Laws, order, judgment, writ, injunction, decree or award, except any such violation as would not have a Material Adverse Effect on Buyer, or (d) the creation or exercisability of any right of termination, cancellation or acceleration under any contract or other agreement to which Buyer or any of its Subsidiaries is a party or by or to which they or any of their assets or properties may be bound or subject, which would have a Material Adverse Effect on Buyer.

         6.6 No Brokers. Buyer has not employed, and is not subject to the valid or binding claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee, commission or expense reimbursement in connection with such transactions, other than Buyer's legal and accounting advisors. Buyer is solely responsible for the fees and expenses of its advisors none of whom have any claim, contingent or otherwise, against Company or Holding Companies.

         6.7 Litigation. There is no Legal Proceeding pending or, to the knowledge of Buyer, threatened to which Buyer or any of its Subsidiaries is or may be a party, except for Legal Proceedings that, if adversely determined, would not have, individually or in the aggregate, a Material Adverse Effect on Buyer, and would not restrict or adversely affect Buyer's ability to consummate the transactions contemplated hereby. There is not in existence any order, judgment, writ, injunction or decree of any court or other tribunal or any Governmental Authority enjoining Buyer or its Subsidiaries from taking or requiring any of them to take action of any kind or to which any of them is subject or by which any of them is or may be bound.

         6.8 Financial Capability. Buyer has cash or cash equivalents sufficient to consummate the transactions contemplated hereby, including the transactions contemplated by Article II.

         6.9 SEC Reports and Financial Statements. Buyer has filed a true and complete copy of each form, report, schedule, registration statement and other document (together with all amendments thereof and supplements thereto) with the SEC from and after December 9, 1999 (as such documents, including Buyer's prospectus dated December 9, 1999 relating to its initial public offering, have since the time of their filing been amended or supplemented, the "Buyer SEC Reports") that Buyer and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Buyer SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Buyer SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC as of the date thereof with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments that are not expected to be, individually or in the aggregate, materially adverse to Buyer and its Subsidiaries taken as a whole) the consolidated financial position of Buyer and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Since December 9, 1999, and except as otherwise disclosed in Buyer SEC Reports, there has not been any event, change or development, or absence thereof, which has had a Material Adverse Effect on Buyer.

         6.10 No Other Representations or Warranties. Except for the representations and warranties contained in this Article VI, neither Buyer nor any other Person has made or makes any other express or implied representation or warranty, either oral or written, on behalf of Buyer.

                                   ARTICLE VII

                  ACTIONS BY SELLERS, HOLDING COMPANIES, TARGET
                         AND BUYER PRIOR TO THE CLOSING

                  Sellers, Holding Companies, Target and Buyer covenant and agree as follows for the period from the date hereof to the Closing Date:

         7.1 Management of Target and Company. (a) From the date hereof through the earlier of (i) the Closing Date and (ii) termination of this Agreement in accordance with Section 12.1, Target and Buyer agree to establish a management committee (the "Management Committee") consisting of Target's Chief Executive Officer, Juan Carlos Garcia S., and Buyer's

Executive Vice President for Business Development and Strategic Planning, Daniel Rotsztain, which Management Committee shall have executive authority over the management of the Target and Company and their businesses. Neither the Target nor Company shall take any action outside of the ordinary course without the approval of the Management Committee. In addition, any of the actions set forth in Section 5.4 shall require the approval of the Management Committee. The approval of the Management Committee shall require the favorable vote or consent of the representatives of both Target and Buyer.

                  (b) Except as set forth in Schedule 7.1 or as otherwise specifically required by this Agreement or with the express prior written consent of Buyer prior to the Closing Date, from the date hereof through the Closing Date, Sellers, Holding Companies and Target shall use their respective best efforts to cause Target and Company and Target shall and shall cause
Company:

                         (i) to conduct their businesses and to engage in
                  transactions only in the ordinary course consistent with past practice;

                           (ii) to preserve their goodwill and to protect their
                  business organizations;

                         (iii) to keep all property useful and necessary in
                  their businesses in good working order and condition;

                         (iv) to preserve their Contracts and Permits in full
                  force and effect in accordance with their respective terms;
                  and

                         (v) not to (A) take any action that would otherwise
                  cause the representations and warranties in Articles IV and V hereunder to be incorrect in any material respect on the Closing Date or (B) amend their organizational documents.

         7.2 Employment Matters. Except with the express prior written consent of Buyer, each of Sellers and Holding Companies shall use their respective best efforts to cause Target and Company not to, and Target shall not:

                  (a) enter into, amend, modify or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee or independent contract of Target or Company or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments); or

                  (b) other than as required by this Agreement, enter into, establish, adopt, amend or terminate (except as may be required by Applicable Laws) any bonus, deferred compensation, incentive compensation, share purchase, share option, share appreciation, phantom share, savings, profit sharing, severance or termination pay, health or other medical, dental, life, disability or other insurance (whether insured or self-insured), pension, retirement benefit, registered retirement savings, supplementary retirement, employment, consulting, collective bargaining, trade union, change-in-control and any other benefit or compensation plan, contract, program, agreement, arrangement, policy or practice, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, or employee of, or independent contractor with respect to, Company, or take any action to accelerate the vesting, exercisability, payment or funding of stock options, restricted stock or other compensation or benefits payable thereunder.

         7.3 Investigation by Buyer. (a) Upon reasonable advance notice, Sellers and Holding Companies shall use their respective best efforts to cause Target and Company and their respective directors, officers, employees, counsel, financial advisors and other representatives to allow Buyer's Representatives, during regular business hours, to make such investigation of the business, properties, books, contracts, personnel and records (including access to suppliers, supply reports and customer online transaction reports) of Target and Company, and to conduct such due diligence investigation of Target and Company as Buyer deems necessary or advisable. Sellers and Holding Companies also agree to use their respective best efforts to cause Target and Company and their respective directors, officers, employees and representatives to, furnish promptly to Buyer all information concerning their respective businesses, properties, results of operations, financial condition, and prospects as Buyer may from time to time reasonably request. Buyer covenants that such investigation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of Target or Company.

                  (b) Any information provided to Buyer or its Representatives pursuant to this Agreement shall be held by Buyer and its Representatives in accordance with, and shall be subject to the terms of, the Letter of Intent, dated February 22, 2000, as extended by a subsequent Letter of Intent, dated February 29, 2000, by and between Target and Buyer (such letters, the "Letter of Intent"), which terms are hereby incorporated in this Agreement by reference as though fully set forth herein; provided, however, that all the references therein to Target shall be deemed to include Sellers and Holding Companies; and provided, further, that the terms thereof shall terminate on the Closing Date.

                  (c) No investigation by Buyer or its Representatives hereunder shall affect or limit in any way the representations and warranties in Articles IV and V or the conditions to the obligations of each of Sellers and Holding Companies.

                  (d) Buyer agrees to hold all of the accounts, books and records of Company existing and transferred to it on the Closing Date and not to destroy or dispose of any such books or records for a period of six (6) years from the Closing Date or such longer time as may be required by law.

         7.4 Conditions to Closing. (a) Sellers and Holding Companies shall (i) use their best efforts to satisfy the conditions to Buyer's closing obligations set forth in Article IX (provided that best efforts shall in no event be understood to require a party to waive a condition to closing that remains unsatisfied), (ii) enter into the lock-up agreements substantially in the forms attached hereto as Exhibit C-1, C-2 and C- 3, as set forth in Schedule 9.7, the Escrow Agreement and the Power of Attorney and (iii) cause the Key Employees to enter into Buyer's current standard employment contracts and confidentiality and non-competition agreements on terms and conditions satisfactory to Buyer.

                  (b) Buyer shall (i) use its best efforts to satisfy the conditions to Sellers' and Holding Companies' obligations set forth in Article VIII (provided that best efforts shall in no event be understood to require a party to waive a condition to closing that remain unsatisfied), (ii) enter into the share option agreements under Buyer's 1999 Share Option Plan and (iii) enter into, with each of the Key Employees, Buyer's current standard employment contracts and confidentiality and non-competition agreements on terms and conditions satisfactory to Buyer.

         7.5 Regulatory and Other Authorizations; Notices and Consents. (a) As soon as practicable after execution and delivery of this Agreement and in any event no later than three Business Days following the date hereof, Buyer and Target shall jointly make any regulations, filings or qualifications required under Mexican law and any other Applicable Laws. Each party hereto shall furnish all information and documentation necessary in connection with such filings, as follows:

                  (i) Sellers, Holding Companies and Target, respectively, shall furnish Buyer with all information and documentation necessary and such reasonable assistance as Buyer may request in connection with such filings as such information and documentation relates to Target, Sellers and Holding Companies, respectively;

                  (ii) Sellers and Holding Companies shall cause Target and its respective directors, officers, employees and representatives to furnish Buyer such information and documentation and such reasonable assistance as Buyer may request relating to Target; and

                  (iii) Buyer shall furnish Sellers, Holding Companies and Target, with all information and documentation necessary and such reasonable assistance as Buyer may request in connection with such filings as such information and documentation relates to Buyer. Sellers, Holding Companies, Target and Buyer shall use their respective commercially reasonable best efforts to take all other actions required to obtain as promptly as practicable after the date hereof all necessary consents, approvals, authorizations and agreements of, and to give all notices and make all other registrations, filings or qualifications with, any Governmental Authorities and other Persons, necessary to authorize, approve or permit the consummation of the transactions contemplated hereby. Sellers, Holding Companies, Target and Buyer shall all use their respective commercially reasonable best efforts to take such actions as may be necessary to satisfy the conditions to the Closing as soon as practicable after the date hereof. Sellers, Holding Companies, Target and Buyer shall not, and shall use their respective commercially reasonable best efforts not to permit any of their respective Affiliates to, take any action inconsistent with the terms of this Agreement.

                  (b) All filing fees, if any, required in connection with the application for or prosecution of any consent, approval, authorization, registration, filing or submission in accordance with this Section 7.5 shall be shared on a 50-50 basis by Sellers and Holding Companies, on the one hand, and Buyer on the other hand. All other fees, expenses and disbursements (including the costs of preparation of any such filings) incurred in connection with the matters referred to in this Section 7.5 shall be borne by Buyer if incurred by or on its behalf and by the Sellers and Holding Companies if incurred by or on behalf of Target, Company (to the extent incurred prior to the Closing), Holding Companies or Sellers.

                  (c) Until the Closing, Sellers, Holding Companies and Target, on the one hand, and Buyer, on the other hand, shall promptly inform the other of any material communication from any Governmental Authority regarding any of the transactions contemplated hereby. If any such party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated hereby, then such party shall use all reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

         7.6 Notification of Certain Matters. Sellers, Holding Companies and Target shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers, Holding Companies and Target, of the following:

                  (i) the occurrence, or failure to occur, of any event, occurrence or non-occurrence which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof through the Closing Date;

                  (ii) any material failure of Sellers, Holding Companies, Target or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure on its part;

                  (iii) progress with respect to obtaining Permits and consents, if any, that are conditions to the Closing; and

                  (iv) the occurrence, or failure to occur, of any event, occurrence or non-occurrence which would be reasonably likely to cause a condition to Closing not to be satisfied.

         7.7 Other Proposals or Discussions. Prior to either (i) the Closing Date or (ii) the termination of this Agreement pursuant to Section 12.1, Sellers, Holding Companies, Target and each of their respective Affiliates, including Company, shall not and shall direct their agents, representatives and employees not to, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the direct or indirect sale, or exchange or other disposition of all or any portion of the Purchased Capital Stock, the merger, reorganization, consolidation or recapitalization or other similar transaction involving Target or Company with, or the direct or indirect disposition of a significant amount of Target or Company's assets or business to, any Person other than Buyer or its Affiliates or provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction. In the event that Sellers, Holding Companies, Target or any of their respective Affiliates, including Company, receives a solicited or unsolicited inquiry, proposal or offer for such a transaction or obtains information that such an inquiry, proposal or offer is likely to be made, Sellers, Holding Companies and Target shall provide Buyer with notice thereof as soon as practicable but in any event not later than 48 hours after receipt thereof, including the identity of the prospective purchaser or soliciting party.

         7.8 Employee Matters. Sellers, Holding Companies, Target and Buyer shall cooperate during the period prior to the Closing Date to ensure continued employment of all officers and employees of Target and Company and to preserve the human resources of Target and Company.

         7.9 Outstanding Share Options of Company Employees. Sellers and Holding Companies shall cause Target to cancel and extinguish, and Target shall cancel and extinguished or cause to be cancelled and extinguished the outstanding share options of Target or Company, (the "Outstanding Share Options") and the plan under which such share options are issued, all of which are set forth in Schedule 5.17(a) hereto. In consideration for agreeing to the cancellation and extinguishment of the Outstanding Share Options, the holders of such options, will be granted options to acquire common shares of El Sitio, Inc. under Buyer's 1999 Share Option Plan, subject to the terms of Exhibit D-1 and on terms and conditions reasonably satisfactory to Buyer (the "New Share Options"). Buyer shall have no obligation to grant and issue New Share Options in respect of more that 100,000 common shares of Buyer, as set forth in Exhibit D-1, and Buyer shall have no responsibility with respect to allocation of the New Share Options. Sellers and Holding Companies shall cause Target to notify Buyer, within ten (10) days after the date of this Agreement, a plan for the allocation of the New Share Options. By their execution and delivery of this Agreement, the holders of the Outstanding Share Options that are signatories to this Agreement irrevocably consent to the cancellation and extinguishment of such options and to the treatment of options as set forth herein.

         7.10 Resignations of Directors; Auditors. (a) Sellers and Holding Companies shall furnish Buyer, at or prior to the Closing, with signed resignations of the members of the board of directors of Target and Company, effective as of the Closing Date.

                  (b) Concurrently with the Closing, Sellers and Holding Companies shall cause PricewaterhouseCoopers to resign their position as independent public accountants of Company and shall furnish Buyer, at the or prior to Closing, with the signed letter of resignation of PricewaterhouseCoopers, effective as of the Closing Date.

                  (c) Upon Buyer's written notification, Sellers and Holding Companies shall cause Company to call a shareholders' meeting for the Closing Date or a date within five days following the Closing Date as shall be requested in Buyer's notification.

         7.11 Transfer Taxes. Sellers and Holding Companies shall pay, or cause to be paid, any Transfer Taxes required to be paid in connection with the sale and delivery to Buyer of the Purchased Capital Stock.

         7.12 Liquidated Damages. (a) Sellers, Holding Companies, Target and Buyer agree that damages for certain breaches of this Agreement would be difficult to calculate accurately and, therefore, agree that the following liquidated damages ("Liquidated Damages") shall be payable:

                         (i) For breach of Section 7.7, Sellers, Holding Companies and Target, shall, jointly and severally, pay Buyer U.S.$35,000,000, within thirty (30) Business Days of a demand notice presented by Buyer; and

                         (ii) For a failure by Buyer to pay or deliver all or part of the Purchase Price pursuant to Section 2.2 that is not attributable to a failure to satisfy any of the conditions set forth in
         Article IX prior to the Walk-away Date, Buyer shall pay Target U.S.$5,000,000, within thirty (30) Business Days of a demand notice presented by Target; provided, however, that any amount payable pursuant to this paragraph (ii) shall be reduced by the principal amount of the Loan to the extent funded by Buyer or any Affiliate to Target or Company.

                  (b) The Liquidated Damages shall be the sole and exclusive remedy for the specified breaches or failures triggering the right to Liquidated Damages that may be brought in contract, tort or otherwise. Sellers, Holding Companies, Target and Buyer expressly acknowledge and agree that the Liquidated Damages are commercially reasonable in view of the potential damages resulting from the breach of or failure to perform the specified obligations.

         7.13 Legend on Certificates for Buyer Shares. So long as applicable, each certificate representing Buyer Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT. THESE SECURITIES ARE ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO A PURCHASE AGREEMENT, DATED MARCH 10, 2000 (THE "PURCHASE AGREEMENT"), BY AND AMONG EL SITIO, INC., THE STOCKHOLDERS OF DECOMPRAS.COM, INC., AND DECOMPRAS.COM, INC. INCLUDING CERTAIN LOCK-UP AGREEMENTS AND ESCROW ARRANGEMENTS ENTERED INTO IN CONJUNCTION THEREWITH."

                  Buyer agrees that, promptly upon the request of Sellers or Holding Companies or any transferee, it will remove such legend from the certificates representing Shares in the event that U.S. counsel for Sellers, Holding Companies or such transferee determines that the transfer of such Shares is no longer restricted by the Securities Act and, if requested by Buyer, such U.S. counsel provides an unqualified written legal opinion to the foregoing effect.

         7.14 Organization and Transfers of Holding Companies. Sellers shall cause (i) the organization in accordance with Netherlands laws of each of the Holding Companies, and (ii) the consummation of each of the Holding Company Transfers.

         7.15 Further Action. Each of the parties hereto shall use its best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement.

         7.16 Conversion of Preferred Stock. All of the outstanding Convertible Series A Preferred Stock of Target shall have been duly converted into 4,080,000 shares of common stock of Target.

                                  ARTICLE VIII

            CONDITIONS TO SELLERS' AND HOLDING COMPANIES' OBLIGATIONS

                  The obligations of Sellers and Holding Companies to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, prior to or on the Closing Date, of each of the following conditions:

         8.1 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement or in any Schedule hereto shall be true and correct, except for such failures as would not, in the aggregate, have a Material Adverse Effect, at and as of the

Closing Date as if such representations and warranties were made at and as of the Closing Date, except for (i) representations and warranties that speak as of a specific date or time other than the Closing Date (which need to only be true and correct, except for such failures as would not, in the aggregate, have a Material Adverse Effect, as of such date and time), (ii) representations and warranties which are qualified by materiality or Material Adverse Effect (which shall be true and correct in all respects) and (iii) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Sellers and Holding Companies, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date. Buyer shall deliver to Sellers and Holding Companies a certificate of Buyer (signed by the President and Chief Executive Officer of Buyer) to the foregoing effect in the form attached hereto as Exhibit H.

         8.2 Consents; Illegality. There shall not be in effect any statute, rule, regulation or order of any Governmental Authority which enjoins, prohibits or makes illegal consummation of the transactions contemplated by this Agreement.

         8.3 Registration Rights Agreement. Buyer shall have executed and delivered to Sellers the Registration Rights Agreement, substantially in the form annexed hereto as Exhibit B.

         8.4 Share Options. Buyer shall have entered into a share option agreement with each of the Key Employees under Buyer's 1999 Share Option Plan, including the terms and conditions set forth in Exhibit D-1 hereto.

         8.5 Employment Agreements. Buyer's Mexican subsidiary shall have entered into Buyer's current standard employment contracts and confidentiality and non-competition agreements with the Key Employees on terms and conditions satisfactory to Buyer.

         8.6 Board of Directors Approval. Prior to or on the date that is ten
(10) Business Days after the date hereof, Buyer shall have communicated to Sellers' Representatives the receipt of final approval from its Board of Directors (subject to Buyer's reasonably satisfactory completion of its due diligence investigation) to enter into the transactions contemplated hereby and to execute and deliver the documentation required hereby.

         8.7 Legal Opinion. Buyer shall have delivered, or shall have caused to be delivered, to Holding Companies a legal opinion dated as of the Closing Date, in form and substance reasonably satisfactory to Holding Companies, of Conyers, Dill & Pearman, British Virgin Islands counsel to Buyer, covering such matters as reasonably requested by Holding Companies.

                                   ARTICLE IX

                        CONDITIONS TO BUYER'S OBLIGATIONS

                  The obligations of Buyer to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, at Buyer's sole option and entire discretion, on or prior to the Closing Date, of each of the following conditions:

         9.1 Representations, Warranties and Covenants. All representations and warranties of Sellers and Holding Companies contained in this Agreement or in any Schedule hereto shall be true and correct, except for such failures as would not, in the aggregate, have a Material Adverse

Effect, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except for (i) representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct, except for such failures as would not, in the aggregate, have a Material Adverse Effect, as of such date or time), (ii) representations and warranties which are qualified by materiality or Material Adverse Effect (which shall be true and correct in all respects) and (iii) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer; and Sellers and Holding Companies shall have performed in all material respects all agreements and covenants required hereby to be performed by each of them prior to or at the Closing Date. There shall be delivered to Buyer a certificate of (i) Seller's Representatives (with respect to Sellers) in the form attached hereto as Exhibit I-1; (ii) Holding Companies (signed by their respective Presidents) in the form attached hereto as Exhibit I-2 and (iii) Target (signed by its Chief Executive Officer) in the form attached hereto as Exhibit I-3, in each case to the foregoing effect.

         9.2 Consents; Illegality. (a) All consents, approvals and waivers from Governmental Authorities and other Persons (including under all Contracts) necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained, and no such consent, approval or waiver of any Governmental Authority or other Person shall contain any term or condition that Buyer in its reasonable discretion determine to be unduly burdensome.

                  (b) There shall not be in effect any statute, rule, regulation or order of any Governmental Authority which enjoins, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

         9.3 Due Diligence Investigation. Buyer shall have completed to its reasonable satisfaction a due diligence investigation of the business, properties, results of operations, financial conditions and prospects (including all accounts, books and records, and Contracts) of Target and Company.

         9.4 No Governmental or Other Legal Proceeding. There shall be no Legal Proceeding, whether initiated or brought by any Governmental Authority or other Person, pending or threatened which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement or to impose limitations on the ability of Buyer to exercise full rights of ownership of the Purchased Capital Stock or the ability of Buyer to conduct the businesses conducted by Company or to require the divestiture by Buyer of the Purchased Capital Stock or by Company, Buyer or any of its Affiliates of any assets or businesses, or which Buyer believes, acting reasonably, presents a material risk that it or its Affiliates would suffer significant monetary damages (without regard to whether such Legal Proceeding is being indemnified against under this Agreement); provided that under no circumstances shall Company, Buyer or any of its Affiliates be required to carry out divestitures or agree to restrict its operations in any way.

         9.5 No Material Adverse Change. From the date hereof and through the Closing, there shall not have occurred any event, change or development (excluding any event, change or development that relates generally to the Latin American e-commerce industry or the Mexican economy) that has had or would reasonably be expected to have a Material Adverse Effect on Company.

         9.6 Release of Encumbrances. Any existing Encumbrances in respect of the Purchased Capital Stock shall have been released to the reasonable satisfaction of Buyer.

         9.7 Execution of Lock-up Agreements. Each of Sellers and Holding Companies shall have executed and delivered to Buyer lock-up agreements substantially in the forms attached hereto as Exhibit C-1 (in the case of Sellers that are Key Employees), Exhibit C-2 (in the case of Sellers that are not Key Employees and in the case of Holding Company B), and Exhibit C-3 (in the case of Holding Company A), as set forth in Schedule 9.7.

         9.8 Employment Agreements. The Key Employees shall have entered into Buyer's current standard employment contracts and confidentiality and non-competition agreements with Buyer's Mexican subsidiary on terms and conditions satisfactory to Buyer.

         9.9 Legal Opinions. Sellers and Holding Companies shall have delivered, or shall have caused to be delivered, to Buyer legal opinions dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, of (i) Santamarina y Steta, S.C., Mexican counsel to Sellers and Holding Companies,
(ii) Wilson Sonsini Goodrich & Rosati, California counsel to Sellers and Target and (iii) Ernst & Young, Dutch counsel to Sellers and Holding Companies, and covering such matters as reasonably requested by Buyer.

         9.10 Escrow Agreement. Sellers and Holding Companies shall have duly executed and delivered the Escrow Agreement and the Escrow Agent shall have duly executed and delivered the Escrow Agreement; such agreement shall be in full force and effect; and each of the Sellers, Holding Companies and the Escrow Agent shall have complied with all obligations required of it as of the Closing Date under such agreement.

         9.11 Buyer Board of Director Approval. Buyer shall have received final approval from its Board of Directors (subject to Buyer's satisfactory completion of its due diligence investigation) to enter into and consummate the transactions contemplated hereby.

         9.12 Power of Attorney. Each of the Sellers shall have executed a power of attorney substantially in the form attached hereto as Exhibit G.

         9.13 New Share Options. The New Share Options proposed by Target pursuant to Section 7.9 shall be reasonably acceptable to Buyer and conform to the terms and conditions of the employment and share option plan arrangements set forth in Exhibit D-1.

         9.14 Financial Statements. Holding Companies shall have delivered, or shall have caused to be delivered to Buyer, Company Financial Statements, which shall be substantially consistent with the Indicative Financial Statements.

         9.15 Tax Certificate. Sellers shall have delivered to the Buyer a certificate or certificates in form and substance satisfactory to Buyer, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding pursuant to Section 1445 of the U.S. Internal Revenue Code of 1986, as amended.

         9.16 Conversion of Preferred Stock. All of the outstanding Series A Convertible Preferred Stock of Target shall have been duly converted into 4,080,000 shares of common stock of Target.

         9.17 Cancellation of Lease Obligations. Company shall have delivered to Buyer evidence of cancellation, by each of Juan Manuel Gonzalez, Juan Carlos Garcia and Hector Tassinari, on a personal basis, of the obligation set forth on
Schedule 5.4.

         9.18 Other Closing Documents. Sellers and Holding Companies shall have delivered to Buyer such other closing certificates and documents as reasonably requested by Buyer, including, without limitation, a receipt for the Purchase Price, good standing certificates and certificates of the corporate secretaries of Holding Companies and Company annexing resolutions, incumbency, signature and other documents establishing the due authorization and execution of this Agreement and other agreements and documents contemplated hereby.


                                    ARTICLE X

                            ACTIONS AFTER THE CLOSING

         10.1 Further Assurances. On and after the Closing Date, Sellers, Holding Companies and Buyer shall use their respective best efforts to take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

         10.2 Certain Tax Matters. (a) Buyer shall cause to be prepared (on a basis consistent with prior periods except for changes required by changes in applicable Tax Law) and filed all Tax Returns for Target and Company for all taxable periods; provided, however, that PricewaterhouseCoopers shall prepare the Tax Returns for year ended December 31, 1999. Sellers shall reimburse Buyer for Taxes of the Target and Company with respect to such periods ten (10) days prior to the date of payment by Buyer, the Target or Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet (as finally determined pursuant to Section 2.3). With respect to taxable periods beginning before and ending after the Closing Date (a "Straddle Period"), Sellers and Buyer shall to the extent permitted by applicable law, elect with the relevant Tax Authority to close the taxable period of the Target and Company on the Closing Date. Sellers shall reimburse Buyer for Taxes of the Target and Company with respect to a Straddle Period, an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date. The portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date.

                  (b) Sellers, Holding Companies, Target and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10.2 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Sellers agree to retain all books and records with respect to Tax matters pertinent to the Target and Company relating to any taxable period beginning before the Closing Date until the expiration to the statute of limitations (and any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority and all applicable tax-record keeping laws. Prior to filing (or subsequently amending) any Tax Return for any taxable period beginning before the Closing Date, Buyer shall allow Sellers to review each such Tax Return and, consistent with applicable Tax law, shall make such revisions as reasonably requested by Sellers.

                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1 Survival of Representations Etc. The representations and warranties of Sellers, Holding Companies, Target and Buyer contained herein or in the Schedules or Exhibits hereto or any certificate delivered pursuant hereto shall survive the Closing until the date one year and one day following the Closing Date or, as to the representations and warranties in Section 5.13, until the date two years and one day following the Closing Date (the "Representation Survival Date"). Notwithstanding the foregoing, the representations and warranties contained in Section 5.19 shall survive the Closing until the date three years and one day following the Closing Date (the "Tax Representation Survival Date").

         11.2 Indemnification. (a) Sellers and, upon their execution and delivery of this Agreement, Holding Companies and, until the Closing Date, Target, shall indemnify Buyer and its Affiliates against, and hold Buyer and its Affiliates harmless from, without duplication, any loss, damage, claim, liability or expense, including interest, penalties and reasonable attorney's fees (collectively "Damages"), arising out of (i) the breach of any representation or warranty of Sellers, Holding Companies, Target or Company so long as Notice (as defined in Section 11.3) is delivered before the Representation Survival Date or Tax Representation Survival Date, as applicable, as provided in Section 11.1, (ii) the breach of any covenant or agreement of Sellers, Holding Companies or Company contained in this Agreement or (iii) any Taxes of the Target or Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Straddle Period, to the extent allocable to the portion of such period beginning before and ending on the Closing Date) and any and all Taxes arising out of, resulting from or caused by the Holding Company Transfers. The indemnification obligations of the Sellers Holding Companies and Target hereunder shall be joint and several. It is understood and agreed by the parties thereto that upon the occurrence of the Closing, Target shall have no further obligations under this Section 11.2(a).

                  (b) Buyer shall indemnify and hold Sellers and their Affiliates harmless from any Damages arising out of (i) the breach of any representation or warranty of Buyer until the Representation Survival Date so long as Notice of such breach is delivered before the applicable Representation Survival Date or (ii) the breach of any covenant or agreement of Buyer contained in this Agreement.

                  (c) As used in this Article XI, the term "Damages" is not limited to matters asserted by third parties against any Person entitled to be indemnified under this Article XI, but includes Damages incurred or sustained by Sellers, Holding Companies, Target, Company, or Buyer or their respective Affiliates in the absence of third-party claims. The term "Damages" as used in this Article XI shall include consequential or punitive damages. Notwithstanding any other provision contained herein, for purposes of this Section 11.2, in determining the amount of any Damages resulting from any such breach, such representations and warranties shall be read without regard to any "Material Adverse Effect" qualifications or other "materiality" qualifications contained therein.

         11.3 Procedure. (a) Except as provided in Section 11.3(c), in the event that any Person shall incur or suffer any Damages in respect of which indemnification may be sought hereunder, the party seeking to be indemnified hereunder (the "Indemnitee") may assert a claim for indemnification by written notice (the "Notice") to the party from whom indemnification is being sought (the "Indemnitor"), stating the nature and basis of such claim and, to the extent practicable, the amount or estimate of the Damages attributable to such Claim. In the case of Damages arising or which may arise by reason of any third-party claim, promptly after receipt by an Indemnitee of written notice of the assertion or the commencement of any Legal Proceeding with respect to any matter in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall give the Notice to the Indemnitor and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor's obligations hereunder, except that if the Indemnitor is prejudiced by such failure its obligations shall be reduced to the extent of such prejudice resulting from such failure. In case any such Legal Proceeding is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice of its intention to do so to the Indemnitee within 30 days after receipt of the Notice, in which event the Indemnitor shall assume all past and future responsibility for such Legal Proceeding, including reimbursing the Indemnitee for all prior reasonable legal expenses in connection therewith. If the Indemnitor shall assume the defense of such Legal Proceeding, it shall not settle such Legal Proceeding unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee from all liability with respect to such Legal Proceeding. As long as the Indemnitor has assumed the defense of such Legal Proceeding, and is contesting any such Legal Proceeding in good faith and on a timely basis, the Indemnitee shall not pay or settle any claims brought under such Legal Proceeding. Notwithstanding the assumption by the Indemnitor of the defense of any Legal Proceeding as provided in this subsection, the Indemnitee shall be permitted to participate in the defense of such Legal Proceeding and to employ counsel at its own expense; provided, however, that if the defendants in any Legal Proceeding shall include both an Indemnitor and any Indemnitee and such Indemnitee shall have reasonably concluded that counsel selected by Indemnitor has a conflict of interest because of the availability of different or additional defenses to such Indemnitee which, if asserted, would be adverse to the Indemnitor, such Indemnitee shall have the right to select separate counsel to participate in the defense of such Legal Proceeding on its behalf, at the expense of the Indemnitor; provided that the Indemnitor shall not be obligated to pay the expenses of more than one separate counsel for all Indemnitees. The Indemnitor shall not be obligated to incur total expenses and costs in excess of the Indemnity Cap.

                  (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Legal Proceeding within the prescribed period of time, or shall notify the

Indemnitee that it will not assume the defense of any such Legal Proceeding, then the Indemnitee may assume the defense of any such Legal Proceeding, in which event it may do so in such manner as it may reasonably deem appropriate, and the Indemnitor shall be bound by any determination made in such Legal Proceeding or any settlement thereof effected by the Indemnitee; provided, that the Indemnitee shall provide the Indemnitor with reasonable advance notice of any proposed settlement; provided, further, that any such determination or settlement shall not affect the right of the Indemnitor to dispute the Indemnitee's claim for indemnification. The failure of the Indemnitor to assume the defense of any such Legal Proceeding shall not be deemed a concession that it is required to indemnify the Indemnitee for the subject matter of such Legal Proceeding. The Indemnitor shall be permitted to join in the defense of such Legal Proceeding and to employ counsel at its own expense.

                  (c) Notwithstanding anything to the contrary in this Agreement, this Section 11.3(c) shall apply to any Tax audit or administrative or court proceeding relating to any Tax covered by this Section 11 (a "Tax Proceeding"). With respect to periods ending prior to or on the Closing Date, the Sellers shall have the sole right to represent the interests of Company in any Tax Proceeding covered by Section 11.2(a) and to employ counsel of its choice; provided, however, that if the results of such Tax Proceeding could reasonably be expected to have a Material Adverse Effect on the business, properties, results of operations, financial condition or prospects of Buyer, any of Buyer's Affiliates, or Company for any taxable period including or ending after the Closing Date, then the Sellers, Holding Companies and Buyer shall jointly control the defense and settlement of such Tax Proceeding, and each party shall cooperate with the other party at its own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent will not be unreasonably withheld; provided, however, that in the event that one of the parties (Sellers and Holding Companies being considered a single party for these purposes) does not consent to a settlement or compromise that the other party is willing to accept, the liability of first party in connection with such Tax Proceeding and its indemnity obligation hereunder shall not exceed an amount equal to its allocable share of the proposed settlement or compromise; and provided, further, that Seller shall have no right to represent the interests of Company with respect to matters for which Buyer has waived any right to indemnity from Seller hereunder. The Sellers shall promptly notify Buyer if it decides not to control the defense or settlement of any such Tax Proceeding and Buyer thereupon shall be permitted to defend and settle such Tax Proceeding. With respect to any taxable period of Company beginning before and ending after the Closing Date, the Sellers, Holding Companies and Buyer shall jointly control the defense and settlement of any such Tax Proceeding, and each party shall cooperate with the other party at its own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent will not be unreasonably withheld; provided, however, that in the event that one of the parties (Sellers and Holding Companies being considered a single party for these purposes) does not consent to a settlement or compromise that the other party is willing to accept, the liability of first party in connection with such Tax Proceeding and its indemnity obligation hereunder shall not exceed an amount equal to its allocable share of the proposed settlement or compromise.

         11.4 Limitations to Indemnity. (a) Any indemnification payable pursuant to Section 11.2(a) (i) (except as a result of a breach of representation or warranty contained in Section 5.19) or 11.2(a)(ii) shall not exceed an amount equal to the value of 525,000 shares of Buyer's common stock (the "Indemnity Cap") (as such number of shares may be adjusted to account for share splits and combinations and recapitalizations or reorganizations, the "Indemnity Shares").

As of any date of calculation, the "value" of the Shares (or of the equivalent stock of any successor entity) shall be calculated by reference to the average of the high and low sales prices per share of Buyer's common shares on each of the 20 consecutive Nasdaq National Market trading days ending on the second trading day prior to such date of calculation; provided, that if the Shares are no longer traded on the Nasdaq National Market, the Indemnity Cap shall be fixed at the value of the Indemnity Shares at the time of delisting of the Indemnity Shares from the Nasdaq National Market. No indemnification shall be payable pursuant to Section 11.2 until the aggregate amount claimed against such Indemnitor under this Agreement shall have exceeded U.S.$50,000 ("De Minimis Threshold").

                  (b) Any indemnity payment under this Agreement shall be treated as an adjustment to the Stock Purchase Price.

         11.5 Net Indemnifiable Losses. (a) The amount of any Damages shall not include, and shall be deemed net of, (i) amounts collected by the Indemnitee in respect of such Damages pursuant to any applicable insurance coverage or third party indemnification rights and (ii) any proceeds from claims, cross-claims and counterclaims that are actually received by the Indemnitee pursuant to a final judgment by the Indemnitee for claims or Legal Proceedings covered by such Damages. Each Indemnitee further agrees that, in the event any Damages shall have been previously paid by the Indemnitor and, thereafter, any insurance proceeds or any proceeds from claims, cross-claims and counterclaims that are actually received by the Indemnitee, then the Indemnitee shall, promptly after receipt of such proceeds, reimburse the Indemnitor to the extent retention of such proceeds by the Indemnitee should be duplicative in light of the prior payment of the Damages.

                  (b) If the payment of the amount with respect to which any claim is made under this Section 11 ("Indemnity Claim"), gives rise to a currently realized Tax Benefit (as defined below) to the party making the claim, the indemnity payment shall be reduced by the amount of the Tax Benefit available to the party making the claim. To the extent such Indemnity Claim does not give rise to a currently realized Tax Benefit, if the amount with respect to which any Indemnity Claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the indemnifying party the amount of such Tax Benefit when, as and if realized. For the purposes of this Agreement, any subsequently realized Tax Benefit shall be treated as though it were a reduction in the amount of the initial Indemnity Claim, and the liabilities of the parties shall be redetermined as though both occurred at or prior to the time of the indemnity payment. For purposes of this subsection 11.5(b), a "Tax Benefit" means an amount by which the tax liability of the party (or group of corporations including the party) is actually reduced (by deduction, reduction of income or entitlement to refund or credit) plus any related interest received from the relevant taxing authority. Where a party has other losses, deductions, credits or items available to it, the Tax Benefit from any losses, deductions, credits or items relating to the Indemnity Claim shall be deemed to be realized last after any other losses, deductions, credits or items are realized. For the purposes of this subsection 11.5(b), a Tax Benefit is "currently realized" to the extent that such Tax Benefit will be actually realized in the current taxable period or year or in any tax return with respect thereto (including through a carryback to a prior taxable period) or in any taxable period or year prior to the date of the Indemnity Claim. In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the indemnified party the amount of any related reduction previously allowed or payments previously made to the indemnifying party pursuant to this subsection 11.5(b).

         11.6 Non-Exclusive Remedy. The indemnification remedies provided in this Article XI shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Article XI shall not deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may entitled to exercise (whether under this Agreement, under any other contract, under any law or otherwise). Notwithstanding the preceding two sentences of this
Section 11.6, the Indemnity Cap (except in the case of Damages resulting from a breach of a representation and warranty contained in Sections 5.19 or 11.2(a)(iii)) shall act as a maximum amount of all Damages, whether pursuant to
Section 11.2, under contract or otherwise.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Termination. (a) This Agreement may be terminated and the transactions contemplated hereby abandoned solely as follows:

                  (i) by Sellers' Representatives if Buyer has not notified Sellers that the condition in Section 7.4 has been satisfied on or prior to the date that is 10 days after the date hereof; or

                  (ii) by Sellers' Representatives (in the case of Sellers) or Buyer upon notice if the Closing has not occurred by the Walk-away Date; or

                  (iii) by the express written agreement of Sellers' Representatives (in the case of Sellers) and Buyer; or

                  (iv) by Buyer in the event that any condition set forth in
Article IX shall not be satisfied and shall not be reasonably capable of being remedied prior to or on the Walk-away Date; or

                  (v) by Sellers' Representatives (in the case of Sellers) in the event that any condition set forth in Article VIII shall not be satisfied and shall not be reasonably capable of being remedied prior to or on the Walk-away Date.

The "Walk-away Date" shall mean the date which is 45 days following the date hereof; provided, however, that the Walk-away Date shall be extended by a further 45 days to the extent required in connection with any competition-related filing with the Mexican Federal Competition Commission.

                  (b) In the event of termination of this Agreement by any party or parties entitled to terminate this Agreement pursuant to Section 12.1, written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto; provided, however, that the provisions of Sections 7.3(b), 7.4(b), 12.2 and 12.12 shall survive the termination of this Agreement; provided, further, that such termination shall not relieve any party hereto of any liability for any breach of the surviving provisions of this Agreement.

         12.2 Confidentiality. Except as otherwise set forth below or required by Applicable Law, Buyer, Sellers and Holding Companies and their representatives shall keep confidential until three years from the Closing all aspects of the transactions contemplated hereby. Notwithstanding the foregoing, Buyer and its Affiliates and Sellers, Holding Companies and their respective Affiliates may disclose information concerning the transactions contemplated hereby as necessary to satisfy any of the conditions set forth in Articles VIII and IX. Buyer shall issue a press release and make a filing on Form 6-K with the SEC, upon the execution of this Agreement. In addition, Buyer may file a copy of this Agreement with the SEC and any other applicable Governmental Authority as and if required by Applicable Laws. Before any public announcement is made with respect to the transactions contemplated by this Agreement, to the extent practicable, each party will first provide to the other parties the content of all proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

         12.3 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Sellers' Representatives, except that Buyer may, without such consent, assign the right to acquire the Purchased Capital Stock to any of its direct or indirect subsidiaries; provided, that no such assignment shall relieve Buyer of any of its obligations under this Agreement. Subject to the foregoing and except for the promises in Article IV relating to Indemnity Parties, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

         12.4 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and delivered in person or by courier, telexed or by facsimile transmission or mailed by certified or registered mail, postage prepaid, return receipt requested (such mail notice to be effective on the date such receipt is acknowledged), as follows:

If to Sellers or
  Holding Companies:   c/o Decompras.com, S.A. de C.V.
                       Corpus Christi, 2312
                       Col. Lomas de San Francisco
                       Monterrey, N.L.
                       Mexico  64710
                       Attention:  Juan Carlos Garcia S.
                       Telecopier number: 011 (528) 346-6948; ext. 115
                       Confirmation number: 011 (528) 346-6948; ext. 117

With copies to:        Ventura Capital Privado S.A. de C.V.
                       Edificio Torrealta
                       Ave. Roble 300-Desp. 1505
                       66265 Gesza Garcie. N.L.
                       Attention:  Adrian Garza de la Garza
                       Telecopier Number: 011 (528) 335-4175
                       Confirmation Number: 011 (528) 335-1012

                       Clifford Chance Rogers &
                       Wells LLP 200 Park Avenue
                       New York, New York 10166
                       U.S.A.

                       Attention: Alejandro E. Camacho, Esq.
                       Telecopier number:  (212) 878-8375
                       Confirmation number:  (212) 878-8434

If to Buyer:           El Sitio, Inc.
                       Av. Ingeniero Huergo 1167
                       C1107AOL, Buenos Aires
                       Argentina
                       Attention: Daniel Rotsztain
                       Telecopier number: 011(54-11) 4339-3700
                       Confirmation number: 011 (54-11) 4339-3800

With a copy to:        Simpson Thacher & Bartlett
                       425 Lexington Avenue
                       New York, New York 10017
                       U.S.A.
                       Attention:  Glenn M. Reiter, Esq. and
                       S. Todd Crider, Esq.
                       Telecopier number: (212) 455-2502
                       Confirmation number: (212) 455-2500

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         12.5 Governing Law. This Agreement shall be governed by, and construed (and the rights of the parties determined) in accordance with, the laws of the State of New York.

         12.6 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the then existing Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC"). The arbitral tribunal shall be composed of three arbitrators. Each party shall appoint one arbitrator. If a party fails to appoint an arbitrator within thirty (30) days after the date the claimant's Demand for Arbitration is communicated to the other party (the "Notification Date"), the ICC shall make such appointment. The two arbitrators thus appointed shall attempt to agree upon the appointment of a third arbitrator to serve as chairperson of the arbitral tribunal. If such two arbitrators fail to agree upon the appointment of such third arbitrator within sixty (60) days after the Notification Date, the ICC shall make such appointment. The place of arbitration shall be New York, New York. The arbitral proceeding shall be conducted in the English language.

The arbitral tribunal shall apply the laws of the State of New York. To the extent they may validly so agree, the parties hereby exclude any right of appeal to any court of the arbitration or concerning the arbitral award. Judgment upon the arbitral award may be entered in any court having jurisdiction thereof or having jurisdiction over any party or any party's assets. Notwithstanding the foregoing, any party may seek a preliminary injunction or other preliminary judicial relief if, in its reasonable, good faith judgment, such action is necessary to avoid irreparable damage. Despite such action, such party shall continue to participate in good faith in the procedures specified in this
Section 12.6. All applicable statutes of limitations shall be tolled while the procedures specified in this Section 12.6 are pending, and the parties shall take any and all actions required to effectuate such tolling.

         12.7 Judgment Currency. Each party hereto agrees that, if a judgment or order given or made by any court for the payment of any amount due to any other party hereunder, which amount is expressed in currency (the "judgment currency") other than the currency (the "denomination currency") in which such amount is payable, the party making such payment shall indemnify the receiving party against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of any amounts so due in respect hereof under any such judgment or order.

         12.8 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, except for the Letter of Intent, which shall terminate on the Closing Date. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties. Any term of provision of this Agreement may be waived, or the time for performance of which may be extended, if evidenced in writing by the party or parties entitled to the benefit hereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.10 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         12.11 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of interpretation of this Agreement.

         12.12 Expenses. Except as provided in Article XI, Sellers, Holding Companies, Target and Buyer shall each be liable for their own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement, including the fees and expenses of any financial, accounting or legal advisors retained in connection herewith; provided, that Sellers shall be liable for expenses incurred by or on behalf of Target or Company prior to the Closing Date; and provided, further, that upon a failure by Buyer to Close pursuant to Section 2.2 that is not attributable to a failure of any of the conditions set forth in Article IX to be satisfied or waived prior to the Walk-away Date, Buyer shall pay up to 50% of Sellers' expenses incurred in connection with this Agreement up to U.S.$75,000.

         12.13 Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed in any Schedule of the Sellers, Holding Companies and Target, on the one hand, or of Buyer, on the other hand, shall be deemed to qualify each representation and warranty of Sellers, Holding Companies, Target and Buyer, as the case may be, notwithstanding the lack of a specific cross-reference, except to the extent that its applicability to a particular representation, warranty, agreement or condition is not reasonably apparent from the disclosure thereof.

         12.14 Reasonable Consent Required. Where any provision of this Agreement requires a party to obtain the consent, approval or other acquiescence of any other Person, such consent, approval or other acquiescence shall not be unreasonably conditioned, withheld or delayed by such other Person.

         12.15 Governing Language. This Agreement and its schedules and exhibits may be translated into Spanish. If any provision contained in the Spanish version of this Agreement conflicts or is inconsistent with any provision of the English version of this Agreement, then the provision contained in the English version shall prevail.

         12.16 Delegation to and Reliance on Sellers' Representatives. Sellers and Holding Companies hereby delegate to Sellers' Representatives the authority to provide notices and written instructions to Buyer and to act on behalf of the Sellers and Holding Companies regarding any notices, written instructions or actions required of Sellers or Holding Companies in connection with this Agreement. Buyer is entitled to rely, and the Sellers and Holding Companies acknowledge that Buyer shall rely, upon the notices, written instructions or actions of Sellers' Representatives acting on behalf of Sellers or Holding Companies.

         12.17 Adherence to Agreement by Holding Companies. Notwithstanding any provision of this Agreement to the contrary, Sellers, Target and Buyer hereby agree that, upon Sellers' compliance with Section 7.14, Sellers shall cause each of Holding Companies to execute and deliver counterparts to this Agreement, and that upon such execution, each of Holding Companies shall be bound by and adhere to this Agreement, with the same force and effect as if Holding Companies had executed and delivered this Agreement on and as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           BUYER:

                                           EL SITIO, INC.


                                           By:  /s/ Daniel Rotsztain
                                              ----------------------------------
                                              Name:  Daniel Rotsztain
                                              Title:

                                           TARGET:

                                           DECOMPRAS.COM, INC.


                                           By:  /s/ Juan Carlos Garcia
                                              ----------------------------------
                                              Name:  Juan Carlos Garcia
                                              Title:

                                           SELLERS:

                                           JUAN CARLOS GARCIA SANCHEZ


                                           By:  /s/ Juan Carlos Garcia Sanchez
                                              ----------------------------------

                                           ADRIAN DE LA GARZA GARZA


                                           By:  /s/ Adrian de la Garza Garza
                                              ----------------------------------



                                           HECTOR TASSINARI ELDRIDGE


                                           By:  /s/ Hector Tassinari Eldridge
                                              ----------------------------------



                                           FERNANDO LOPEZ CASTRO


                                           By:  /s/ Fernando Lopez Castro
                                              ----------------------------------



                                           ADRIAN GARZA DE LA GARZA


                                           By:  /s/ Adrian Garza de la Garza
                                              ----------------------------------



                                           GRUPO CAPITAL PRIVADO S.A. DE C.V.


                                           By:  /s/ Gustavo Backhoff
                                               ---------------------------------
                                               Name:
                                               Title:



                                           ABRIL PEREZ SAGAON


                                           By:  /s/ Abril Perez Sagaon
                                              ----------------------------------



                                           OTILIO SAGASTEGUI HERNANDEZ


                                           By:  /s/ Otilio Sagastegui Hernandez
                                              ----------------------------------



                                           GERARDO GARZA CASTILLO


                                           By:  /s/ Gerardo Garza Castillo
                                              ----------------------------------



                                           FLORA GARZA BARRAGAN


                                           By:  /s/ Flora Garza Barragan
                                              ----------------------------------



                                           JULIO ALBERTO GARCIA SANCHEZ


                                           By:  /s/ Julio Alberto Garcia Sanchez
                                              ----------------------------------

                                           MIGUEL ANGEL MARTINEZ HERRERA


                                           By: /s/ Miguel Angel Martinez Herrera
                                              ----------------------------------



                                           JOSE ACOSTA

                                           By:  /s/ Jose Acosta
                                              ----------------------------------



                                           ENRIQUE ACEVEDO GUERRERO


                                           By: /s/ Enrique Acevedo Guerrero
                                              ----------------------------------



                                           KARLO ORTIZ PRADO


                                           By: /s/ Karlo Ortiz Prado
                                              ----------------------------------



                                           JOSE LUIS ZUNIGA


                                           By: /s/ Jose Luis Zuniga
                                              ----------------------------------



                                           JUAN MANUEL GONZALEZ NAVA


                                           By: /s/ Juan Manuel Gonzalez Nava
                                              ----------------------------------



                                           NESTOR DELGADO


                                           By: /s/ Nestor Delgado
                                              ----------------------------------



                                           LILIANA REYES CARRILLO


                                           By: /s/ Liliana Reyes Carrillo
                                              ----------------------------------



                                           CHERYL A. MARINO


                                           By:
                                              ----------------------------------

                                      ALEJANDRO PAREDES GUERRA


                                      By:  /s/ Alejandro Paredes Guerra
                                         ---------------------------------------



                                      BERNARDO GARZA DE LA FUENTE


                                      By:  /s/ Bernardo Garza de la Fuente
                                            ------------------------------------



                                      CARLOS A. GUAJARDO GONZALEZ


                                      By:  /s/ Carlos A. Guajardo Gonzalez
                                         ---------------------------------------



                                      RODRIGO LOBO MORALES


                                      By: /s/ Rodrigo Lobo Morales
                                         ---------------------------------------



                                      MARIA DELFINA SALINAS DE ESTRADA


                                      By: /s/ Maria Delfina Salinas de Estrada
                                         ---------------------------------------



                                      JAVIER MOLINAR HORCASITAS


                                      By:  /s/ Javier Molinar Horcasitas
                                          --------------------------------------



                                      VICENTE ARIZTEGUI ANDREVE


                                      By: /s/ Vicente Ariztegui Andreve
                                            ------------------------------------



                                      DESARROLLO DINAMICO MEXICANO, S.A. DE C.V.


                                      By: /s/ Alberto Martin
                                          --------------------------------------
                                          Name:
                                          Title:



                                      HENRY DAVIS SIGNORET


                                      By:  /s/ Henry Davis Signoret
                                         ---------------------------------------

                                      ANGEL LOSADA MORENO


                                      By:  /s/ Angel Losada Moreno
                                         ---------------------------------------



                                      RAHUL DESAI

                                      By: /s/ Rahul Desai
                                         ---------------------------------------



                                      RAUL LOPEZ MARTINEZ


                                      By: /s/ Raul Lopez Martinez
                                         ---------------------------------------



                                      MARIO M. ROSATI


                                      By: /s/ Mario M. Rosati
                                         ---------------------------------------
                                         Name:
                                         Title:



                                      MARIO M. ROSATI


                                      By: /s/ Mario M. Rosati
                                         ---------------------------------------



                                      JOHN D. VILLARREAL


                                      By: /s/ John D. Villarreal
                                         ---------------------------------------



                                      MARTHA VALDERRAMA SANCHEZ


                                      By: /s/ Martha Valderrama Sanchez
                                         ---------------------------------------

                                      HOLDING COMPANIES:


                                      The undersigned hereby adhere to this
                                      Agreement as of March ___, 2000


                                      CORACIAS, B.V.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      BELAGUA, B.V.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT B


                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of _______ __, 2000, by and among, (i) EL SITIO, INC., a British Virgin Islands company (the "Company"), (ii) CORACIAS, B.V., a Netherlands company ("Holding Company A"), (iii) BELAGUA, B.V., a Netherlands company ("Holding Company B"), and (iv) the STOCKHOLDERS OF HOLDING COMPANY A and HOLDING COMPANY B as set forth on Exhibit A hereto (collectively, the "Sellers").

                  WHEREAS, Sellers and Company have entered into a Purchase Agreement dated as of March 10, 2000 (as such agreement may be amended from time to time, the "Purchase Agreement"), pursuant to which Holding Company A and Holding Company B shall receive an aggregate of 1,750,000 common shares (the "Shares"), par value U.S.$0.01, of Company (the "Common Shares") and U.S.$7,000,000 in cash in exchange for 100% of the capital stock of DeCompras.com, Inc., a California corporation (the "Acquisition"); and

                  WHEREAS, it is a condition and inducement to Sellers' willingness to consummate the Acquisition that Company execute and deliver this Agreement.

                  NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.1   Certain Defined Terms.  For purposes of this Agreement:

     "Commission" shall mean the U.S. Securities and Exchange Commission.

                  "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Holder" shall mean any of Holding Company A, Holding Company B or any Seller.

                  "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

                  "Registrable Securities" shall mean (i) any Common Shares (including the Shares) held by any Holder and (ii) any Common Shares or any security convertible, exchangeable or exercisable into Common Shares that may be issued or distributed in respect thereof by way of share dividend, division, combination or other distribution, recapitalization or reclassification; provided, that the only Common Shares of the Holders that shall be considered Registrable

Shares are the Shares received in connection with the Acquisition and any Common Shares or other security convertible, exchangeable or exercisable into Common Shares which may be issued or distributed in respect of the Shares in accordance with clause (ii) above. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) or Regulation S under the Securities Act, or (c) such securities shall have ceased to be outstanding.

                  "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Sellers' Representatives" shall mean Mr. Juan Carlos Garcia
S. and Adrian Garza de la Garza, acting jointly.

                  1.2 Other Defined Terms. (a) Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

                  1.3 Interpretation. As used in this Agreement, the following conventions shall be applied in interpreting and construing the provisions of this Agreement;

                  (i) the terms "includes" and "including" and similar terms shall be deemed to be followed by the terms "without limitation";

                  (ii) definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms;

                  (iii) terms in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires;

                  (iv) the terms "hereof", "herein," and "herewith" and terms of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified;

                  (v) the term "or" shall not be exclusive; and

                  (vi) provisions shall apply, when appropriate, to successive events and transactions.

                  1.4 Currency. All references to dollar amounts in this Agreement are references to U.S. dollars unless otherwise stated.


                                   ARTICLE II

                          PIGGYBACK REGISTRATION RIGHTS

                  2.1 Right to Include Registrable Securities. If Company at any time after the first anniversary of the date hereof and prior to the second anniversary of the date hereof proposes or is required to register Common Shares under the Securities Act (other than (i) a registration on Form F-4, or any successor or other forms promulgated for similar purposes and (ii) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or acquisition), whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it shall, subject to the remainder of this Section 2.1, give prompt written notice to all Holders of its intention to do so and of such Holders' rights under this Article II. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), Company shall, subject to the remainder of this Section 2.1, use its best efforts to effect the registration under the Securities Act of all Registrable Securities that Company has been duly requested to register by the Holders thereof (together with the securities that Company at the time proposes to register for its own account) to permit the sale or other disposition by such Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered (such registration, a "Piggyback Registration"); provided, that (a) if, at any time after giving written notice of its intention to register any Common Shares and prior to the effective date of the registration statement filed in connection with such registration, Company shall determine for any reason not to proceed with or to delay the proposed registration of the securities to be sold by it, Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under this Section 2.1, and (ii) in the case of a determination to delay such registration of its Common Shares, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other Common Shares; or (b) if such registration involves an underwritten offering, all Holders requesting to be included in Company's registration must sell their Registrable Securities to the underwriters selected by Company on the same terms and conditions as apply to Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

                  2.2 Withdrawal by Holder. If a registration requested pursuant to Section 2.1 involves an underwritten public offering, any Holder requesting to be included in such registration may elect to withdraw its request for inclusion of its Registrable Securities in such registration by giving written notice to Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the effective date of the registration statement filed in connection with such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

                  2.3 Obligations of the Company. Whenever required under this
Article II to effect the registration of any Registrable Securities, the Company shall use reasonable efforts to take the following actions (and subject, in each case, to the Company's rights set forth in the proviso of Section 2.1):

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to sixty days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 60-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company; and (ii) in the case of any registrations of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, such 60-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act in the registration statement;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or other jurisdictions in the United States as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or other jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on the principal securities exchange on which similar securities issued by the Company are then listed.

                  2.4 Expenses. Company shall pay all fees and expenses in connection with each registration of Registrable Securities requested pursuant to this Article II. Such fees and expenses shall include all qualification fees, printers and accounting fees, the legal fees of counsel for the Company and the reasonable legal fees and disbursements of one counsel for the requesting Holder or Holders (such legal fees and disbursements to be in an amount not to exceed U.S.$10,000 in the aggregate), but excluding, without limitation, (a) all filing fees with the Commission, any stock exchange or the National Association of Securities Dealers, Inc., and any underwriters' discounts or commissions associated with any Registrable Securities and (b) underwriting commissions or discounts, in each case attributable to the Registrable Securities of the Holders registered pursuant to Section 2.1.

                  2.5 Priority in Incidental Registrations. If a registration pursuant to this Article II involves an underwritten offering and the managing underwriter advises Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by Company (other than the Registrable Securities), then Company shall include in such registration (a) first, 100% of the securities Company proposes to sell and (b) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the amount of Registrable Securities which the Holders and other Persons who have registration rights with respect to Common Shares, have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders and other Persons on the basis of the relative amount of Registrable Securities then held by each such Holder or such other Person provided, that any such amount thereby allocated to any such Holder that exceeds such Holder's request shall be reallocated among the remaining requesting Holders in like manner.

                  2.6 Limitations to Registration Rights. The Holders do not have the right to demand or require that Company register Registrable Securities of the Holders unless Company shall first propose or otherwise be required to register its securities. Prior to exercising any Piggyback Registration, the Holders exercising such right pursuant to Section 2.1 shall, in the aggregate, seek the registration of Registrable Securities with a market value of no less than U.S.$10,000,000. For purposes of this section "market value" shall be calculated by reference to the average of the high and low sales prices per share of the Common Shares on each of the 20 consecutive NASDAQ trading days ending on the second trading day prior to such date of calculation. Each Holder shall have the right to demand a Piggyback Registration only once pursuant to this Agreement; provided, that if the proposed registration by Company shall be canceled or postponed, such demand of registration by the Holder shall not be counted.

                                   ARTICLE III

                                OTHER AGREEMENTS

                  3.1 Rule 144. Company covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if Company is not required to file such reports, it shall, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this Article III, Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act.

                  3.2 Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Article II hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration.

                  3.3 Holdback Agreement. If any registration hereunder shall be in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, within 7 days before, or 90 days (or such other period as the managing underwriters shall reasonably require) after, the effective date of such registration (except as part of such registration), and Company hereby also so agrees and agrees to cause each other holder of any equity security of Company, or of any security convertible, exchangeable or exercisable into any

Registrable Securities, purchased from Company (at any time other than in a public offering) to so agree.

                                   ARTICLE IV

                                 INDEMNIFICATION

                  4.1 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent ( and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.1(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 4.1(b) exceed the net proceeds from the offering received by such Holder.

                  4.2 Indemnification Procedures. Promptly after receipt by an indemnified party under Section 4.1 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Article IV, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Article IV.

                  4.3 Contribution. If the indemnification provided for in
Section 4.1 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 4.3 exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  4.4 Other. (a) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (b) The obligations of the Company and Holders under this
Article IV shall survive the completion of any offering of Registrable Securities in a registration statement under Article II, and otherwise.


                                    ARTICLE V

                                  MISCELLANEOUS

                  5.1 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the Sellers without the prior written consent of Company, or by Company without the prior written consent of Sellers' Representatives, except that Company may, without such consent, assign the right to acquire the Purchased Shares to any of its direct or indirect subsidiaries; provided, that no such assignment shall relieve Company of any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

                  5.2 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and delivered in person or by courier, telexed or by facsimile transmission or mailed by certified or registered mail, postage prepaid, return receipt requested (such mail notice to be effective on the date such receipt is acknowledged), as follows:

(a)  if to Sellers or Holding  c/o DeCompras.com, S.A. de C.V.
Company:                       Corpus Christi, 2312
                               Col. Lomas de San Francisco
                               Monterrey, N.L.
                               Mexico  64710
                               Attention:  Juan Carlos Garcia S.
                               Telecopier number: 011 (528) 346-6948; ext. 115
                               Confirmation number: 011 (528) 346-6948; ext. 117

with copies to:                Ventura Capital Privado
                               Edificio Torrealta
                               Ave. Roble 300-Desp. 1505
                               66265 Gesza Garcie. N.L.
                               Attention:  Adrian Garza de la Garza
                               Telecopier Number: 011 (528) 335-4175
                               Confirmation Number: 011 (528) 335-1012

                               Clifford Chance Rogers & Wells LLP
                               200 Park Avenue
                               New York, New York  10166
                               U.S.A.
                               Attention: Alejandro E. Camacho, Esq.
                               Telecopier number:  (212) 878-8374
                               Confirmation number:  (212) 878-8434

(b) if to Company:             El Sitio, Inc.
                               Av. Ingeniero Huergo 1167
                               C1107AOL, Buenos Aires
                               Argentina
                               Attention: Daniel Rotsztain
                               Telecopier number: 011(54-11) 4339-3700
                               Confirmation number: 011 (54-11) 4339-3800

with a copy to:                Simpson Thacher & Bartlett
                               425 Lexington Avenue
                               New York, New York 10017
                               U.S.A.
                               Attention:  Glenn M. Reiter, Esq. and
                                             S. Todd Crider, Esq.
                               Telecopier number: (212) 455-2502
                               Confirmation number: (212) 455-2500


                  (c) if to any other Holder, to the address of such other Holder as shown in the stock record books of Company, or to such other address as any of the above shall have designated in writing to all of the other above (or to such other place and with such other copies as either party may designate as to itself by written notice to the others).

                  5.3 Governing Law. This Agreement shall be governed by, and construed (and the rights of the parties determined) in accordance with, the law of the State of New York.

                  5.4 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the then existing Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC"). The arbitral tribunal shall be composed of three arbitrators. Each party shall appoint one arbitrator. If a party fails to appoint an arbitrator within thirty (30) days after the date the claimant's Demand for Arbitration is communicated to the other party (the "Notification Date"), the ICC shall make such appointment. The two arbitrators thus appointed shall attempt to agree upon the appointment of a third arbitrator to serve as chairperson of the arbitral tribunal. If such two arbitrators fail to agree upon the appointment of such third arbitrator within sixty (60) days after the Notification Date, the ICC shall make such appointment. The place of arbitration shall be New York, New York. The arbitral proceeding shall be conducted in the English language. The arbitral tribunal shall apply the laws of the State of New York. To the extent they may validly so agree, the parties hereby exclude any right of appeal to any court of the arbitration or concerning the arbitral award. Judgment upon the arbitral award may be entered in any court having jurisdiction thereof or having jurisdiction over any party or any party's assets. Notwithstanding the foregoing, any party may seek a preliminary injunction or other preliminary judicial relief if, in its reasonable, good faith judgment, such action is necessary to avoid irreparable damage. Despite such action, such party shall continue to participate in good faith in the procedures specified in this
Section 5.4. All applicable statutes of limitations shall be tolled while the procedures specified in this Section 5.4 are pending, and the parties shall take any and all actions required to effectuate such tolling.

                  5.5 Judgment Currency. Each party hereto agrees that, if a judgment or order given or made by any court for the payment of any amount due to any other party hereunder, which amount is expressed in currency (the "judgment currency") other than the currency (the "denomination currency") in which such amount is payable, the party making such payment shall indemnify the receiving party against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of any amounts so due in respect hereof under any such judgment or order.

                  5.6 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties. Any term of provision of this Agreement may be waived, or the time for performance of which may be extended, if evidenced in writing by the party or parties entitled to the benefit hereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment authorized by this Section 5.6, whether or not such Registrable Securities shall have been marked to indicate such amendment.

                  5.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  5.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  5.9 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of interpretation of this Agreement.

                  5.10 Expenses. Except as provided in Section 2.3, and except as otherwise expressly provided herein, Sellers and Company shall each be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement, including the fees and expenses of any financial, accounting or legal advisors retained in connection herewith.

                  5.11 Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed in any Schedule of the Holding Company and Sellers, on the one hand, or of Buyer, on the other hand, shall be deemed to qualify each representation and warranty of the Holding Company, the Sellers and Buyer, as the case may be, notwithstanding the lack of a specific cross-reference, except to the extent that its applicability to a particular representation, warranty, agreement or condition is not reasonably apparent from the disclosure thereof.

                  5.12 Reasonable Consent Required. Where any provision of this Agreement requires a party to obtain the consent, approval or other acquiescence of any other Person, such consent, approval or other acquiescence shall not be unreasonably conditioned, withheld or delayed by such other party.

                  5.13 Delegation to and Reliance on Sellers' Representatives. The Sellers hereby delegate to Sellers' Representatives the authority to provide notices and written instructions to Company and to act on behalf of the Sellers regarding any notices, written instructions or actions required of Sellers in connection with this Agreement. Company is entitled to rely, and the Sellers acknowledge that Company shall rely, upon the notices, written instructions or actions of Sellers' Representatives acting on behalf of Sellers.

                  5.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement or the Acquisition shall be had against any current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of Sellers or of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of Sellers or any current or future member of Seller or any current or future director, officer, employee, partner, member, Affiliate or assignee of any of the foregoing, as such for any obligation of Sellers under this Agreement or any documents or instruments delivered in connection with this Agreement or the Acquisition for any claim based on, in respect of or by reason of such obligations or their creation.

                  5.15 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first written above.


                                 By: EL SITIO, INC.



                                     ------------------------------------
                                     Name:
                                     Title:


                                 By: CORACIAS, B.V.



                                     ------------------------------------
                                     Name:
                                     Title:


                                 By: BELAGUA, B.V.



                                     ------------------------------------
                                     Name:
                                     Title:



                                     SELLERS

                                                                       EXHIBIT J


                                ESCROW AGREEMENT


                  This ESCROW AGREEMENT, dated as of _______ __, 2000 (this "Agreement"), by and among, (i) [EL SITIO, INC., a British Virgin Islands company] ("Buyer"), (ii) CORACIAS, B.V., a Dutch company ("Holding Company A"),
(iii) BELAGUA, B.V., a Dutch company ("Holding Company B" and together with Holding Company A, "Holding Companies"), (iv) the KEY EMPLOYEES of DeCompras.com, Inc., as set forth in Exhibit A-2 hereto in their capacity as employees (collectively, the "Key Employees") and (vi) [Name of Escrow Agent], a New York banking corporation (the "Escrow Agent").


                              W I T N E S S E T H:

                  WHEREAS, Buyer, DeCompras.com, Inc., a California corporation ("DeCompras"), the stockholders of DeCompras, as set forth on Exhibit A-1 hereto (collectively, "Sellers") and, by subsequent adherence thereto, Holding Companies entered into that certain Purchase Agreement dated March 10, 2000 (the "Purchase Agreement") providing for the purchase by Buyer (or one or more of its direct or indirect wholly owned subsidiaries) from Sellers and Holding Companies of all of the outstanding capital stock, of DeCompras; and

                  WHEREAS, the transactions contemplated by the Purchase Agreement are closing as of the date hereof; and

                  WHEREAS, as contemplated by Section 3.3 of the Purchase Agreement, Holding Companies shall deposit with the Escrow Agent 525,000 shares of Common Shares of Buyer received by Holding Companies pursuant to the Purchase Agreement (together with the Employee Escrow Shares (as defined below), the "Escrow Shares"), as security for the payment of amounts as to which Buyer or its affiliates may become entitled to pursuant to the indemnification obligations of Sellers and Holding Companies set forth in the Purchase Agreement; and

                  WHEREAS, the Key Employees shall cause Holding Company A to deposit, and Holding Company A shall deposit, with the Escrow Agent [ ] additional shares of Common Shares representing Employee Escrow Shares required to be deposited as security for the payment of amounts as to which Buyer or its affiliates may become entitled pursuant to provisions of the Employment Agreements (as defined below) and Purchase Agreement pursuant to which the Key Employees shall transfer certain common shares of Buyer upon certain material breaches of their obligations (such provisions, the "Escrow Transfer Provisions"; and each such transfer, a "transfer-back" ); and

                  WHEREAS, to the extent not paid to Buyer or its designee in accordance with this Agreement, the Common Shares shall be transferred or released as provided herein to Holding Company A and/or Holding Company B, as applicable.

                  NOW, THEREFORE, in consideration of these premises, the mutual covenants contained herein and other good and valuable consideration, Buyer, Sellers, Holding Companies and the Escrow Agent agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  Section 1.1 Definitions. As used herein, the following terms shall have the meanings hereinafter set forth:

                  "Arbitral Order" shall have the meaning set forth in Section 4.4.

                  "Business Day" shall mean any day on which the Escrow Agent is open for business.

                  "Buyer's Account" shall mean the account of Buyer specified in Exhibit B hereto under the caption "Buyer's Account".

                  "Claim" shall mean any claim for indemnification asserted by Buyer in a Claim Notice.

                  "Claim Notice" shall have the meaning set forth in Section
2.4.

                  "Closing" shall have the meaning set forth in the Purchase Agreement.

                  "Common Shares" shall mean the common shares, par value $0.01 per share, of Buyer.

                  "Court Order" shall mean a final unappealable order, judgment, writ or decree of any federal or state court of competent jurisdiction.

                  "Damages" shall have the meaning set forth in Section 11.2 of the Purchase Agreement.

                  "De Minimis Threshold" shall mean the U.S.$50,000 minimum threshold for Damages under Article XI established by Section 11.4 of the Purchase Agreement.

                  "Employee Escrow Shares" shall mean, from the date hereof until the First Termination Date, [ ] Common Shares received by Holding Company A in connection with the Purchase Agreement (equivalent to 50% of the Common Shares beneficially owned by the Key Employees) and, from the First Termination Date until the Second Termination Date, [ ] Common Shares (equivalent to 25% of the Common Shares beneficially owned by the Key Employees).

                  "Employment Agreements" shall mean the employment contracts and confidentiality and non-competition agreements entered into by the Key Employees pursuant to Section __ of the Purchase Agreement.

                  "Escrow Account" shall have the meaning set forth in Section 2.1.

                  "Escrow Agent" shall mean [name of escrow agent], so long as it is acting as the Escrow Agent hereunder, and thereafter means the then-acting Successor Escrow Agent.

                  "Escrow Shares" has the meaning set forth in the recitals of this Agreement.

                  "Fair Market Value" shall mean, except as set forth in the last sentence of this paragraph, the "Fair Market Value" per Common Share on any date shall mean the last sale price on such day (or, if no sale took place such day, the most recent day on which a sale did take place) as quoted on the Nasdaq Stock Market's National Market ("Nasdaq"), or, if such Common Shares are not quoted on Nasdaq or is not otherwise reported, then the last sale price on such day on the principal domestic stock exchange on which such stock is then listed or admitted to trading. If such Common Shares are neither quoted on Nasdaq nor listed or admitted to trading on any domestic stock exchange, then the Fair Market Value per Common Share on any date means on such date the fair market value of the entire Common Shares equity interest of Buyer taken as a whole, divided by the number of outstanding Common Shares on a fully diluted basis, without premiums for control or discounts for minority interests or restrictions on transfers.

                  "Financial Institution" shall mean any bank, trust company, national banking association or other savings institution, incorporated under the laws of the United States of America or any state thereof, each of which has a reported capital, surplus and undivided profits of at least U.S.$100,000,000.

                  "First Termination Date" shall mean the first anniversary from the date hereof or if such date is not a Business Day, the next Business Day.

                  "Holding Companies' Account" shall mean the accounts of Holding Companies specified in Exhibit B hereto under the captions "Holding Company A's Account" and "Holding Company B's Account".

                  "Investment Direction" shall have the meaning set forth in
Section 2.1.

                  "Joint Order" shall mean written instructions to the Escrow Agent signed by a qualified representative of Buyer and Holding Companies, or their respective successors.

                  "Key Employees" shall have the meaning set forth in the preamble.

                  "Losses" shall have the meaning set forth in Section 3.8.

"Objection Notice" shall have the meaning set forth in Section 2.3(b).

                  "Pending Claim" shall have the meaning set forth in Section 2.3(e).

                  "Permitted Investments" shall mean any of the investments listed in Schedule 1 hereto.

                  "Person" shall mean any individual, business corporation, municipal or not-for-profit corporation, trust, general or limited partnership, joint venture, unincorporated association, joint stock company, or other legal entity or organization of any kind, and any government, including any agency or political subdivision of any government.

                  "Proportional Basis" shall mean the proportion of the Escrow Shares deposited by each of Holding Company A and Holding Company B as reflected in Exhibit D, as the same may be amended from time to time in accordance with
Section 2.2(b).

                  "Purchase Agreement" shall have the meaning set forth in the recitals of this Agreement.

                  "Resignation Date" shall have the meaning set forth in Section 3.2.

                  "Resignation Notice" shall have the meaning set forth in
Section 3.2.

                  "Resigning Escrow Agent" shall have the meaning set forth in
Section 3.2.

                  "Second Termination Date" shall mean the second anniversary from the date hereof or if such date is not a Business Day, the next Business Day.

                  "Successor Escrow Agent" shall have the meaning set forth in
Section 3.2.

                  "Termination Date" shall have the meaning set forth in Section 2.4.

                  "Transfer" shall be construed broadly and shall include any transfer by way of issuance, sale, participation, pledge, gift, bequeath, intestate transfer, distribution, liquidation, or consolidation.

                                   ARTICLE II

                   PROVISIONS RELATING TO THE ESCROW DEPOSIT

                  Section 2.1 Receipt and Investment of Escrow Deposit. At the Closing, Holding Companies shall deposit the Escrow Shares with the Escrow Agent. The deposit of the Escrow Stock shall be accompanied by stock transfer powers duly endorsed in blank by Sellers. Upon receipt from Holding Companies of the Escrow Shares, the Escrow Agent shall promptly 1. notify Buyer and Holding Companies in writing of the Escrow Agent's receipt of the Escrow Shares and 2. deposit the Escrow Shares into the escrow account established by the Escrow Agent hereunder (the "Escrow Account"). If any moneys shall at any time or from time to time be deposited in the Escrow Account and not otherwise subject to immediate distribution in accordance with the terms hereof, such moneys shall be invested by Escrow Agent in Permitted Investments as the Escrow Agent shall be instructed by Holding Companies from time to time, in the form of Exhibit C hereto (an "Investment Direction"), with a simultaneous copy of such instruction sent by Holding Companies to Buyer.

                  Section 2.2 Distribution of Earnings, Dividends and Other Distributions; Adjustments; Liability for Taxes. (a) All dividends or other amounts earned or received in respect of the Escrow Shares shall be paid to Holding Company A and/or Holding Company B on a Proportional Basis by wire transfer to Holding Companies' Account as of the first Business Day after collection and for so long as amounts are held in the Escrow Accounts, and shall not constitute a part of the Escrow Accounts (provided, that whenever this Agreement requires a payment to Seller, such payment may be made to any affiliate of Seller pursuant to a written instruction delivered by Seller to the Escrow Agent specifying the account to which such payment shall be made and specifying the relevant obligation that such payment shall satisfy). Notwithstanding the foregoing, if there shall occur any subdivision or combination of the Common Shares or any recapitalization or reorganization of Buyer or any reclassification or change in the Common Shares or any merger, consolidation, sale of all or substantially all assets, exchange or other similar transaction involving Buyer pursuant to which other securities, money or property are distributed in respect of, or in exchange for, the Common Shares, such securities, money or property shall be delivered to the Escrow Agent with a written instruction signed by Buyer that such securities, money or property shall be deposited into the Escrow Accounts and shall not be paid or distributed to Holding Companies (except pursuant to Section 2.5).

                  (b) Holding Companies shall provide Escrow Agent with prompt notification of any change in the Proportional Basis attributable to (i) the occurrence of the First Termination Date or (ii) the transfer of any deposited Escrow Shares pursuant to the Escrow Transfer Provisions. The Escrow Agent shall be entitled to rely upon the accuracy of Exhibit D in any distribution of Escrow Shares or any other securities, money or property deposited into the Escrow Account, whether pursuant to this Section 2.2 or Section 2.5.

                  (c) Buyer and Holding Companies shall treat each Escrow Account as a grantor trust for tax purposes, of which Holding Companies are the grantor. Holding Companies shall pay all income, withholding and any other taxes imposed on or measured by income that are attributable to income from the Escrow Shares for the time it is held in the Escrow Account hereunder, and shall file all tax and information returns applicable thereto.

                  Section 2.3 Grant of Security Interest. Each of Holding Companies and Key Employees hereby grant Buyer a security interest in the Escrow Shares and other deposits into the Escrow Account (including securities, money or property included therein pursuant to the last sentence in Section 2.2(a)) (as such Escrow Shares may be reduced from time to time), but not in any amounts or properties earned, received, dividended or distributed in respect of such Escrow Shares (other than the amounts described in the last sentence in Section 2.2(a)), to secure the performance of (i) each and every indemnification obligation of Holding Companies set forth in the Purchase Agreement and (ii) of the Escrow Transfer Provisions. Said security interest shall be deemed perfected by the possession of each Escrow Account on behalf of Buyer by the Escrow Agent pursuant to this Agreement and shall have priority over all other liens, claims and interests (including, without limitation, any liens, claims and interests permitted to be created pursuant to Section 2.6) except those of the Escrow Agent pursuant to Section 3.8. The Escrow Agent shall have no duty to file or record any document in connection with the grant of a security interest hereunder.

                  Section 2.4 Claim Notices. (a) Buyer shall give written notice (a "Claim Notice"), of any claim in good faith that (x) Sellers and Holding Companies are obligated to indemnify Buyer under the Purchase Agreement or (y) any Key Employee is obligated to transfer his, her or its Escrow Shares pursuant to the Escrow Transfer Provisions due to termination with cause. Each Claim Notice shall be given by Buyer to the Holding Companies' Escrow Agent and the affected Key Employee, if any, shall be signed by an officer of Buyer, shall be delivered by certified mail, return receipt requested, to the address for each thereof specified in or pursuant to Section 4.7, and shall in good faith:

                  (i) identify the provision(s) in the Purchase Agreement with respect to which indemnification is claimed or in the Employment Agreements with respect to which transfer-back is claimed;

                  (ii) contain a reasonably detailed statement of the grounds upon which indemnification or transfer-back is claimed;

                  (iii) if an indemnity claim under the Purchase Agreement, state the amount of Damages claimed (which may in good faith be estimated);

                  (iv) if an indemnity claim under the Purchase Agreement, confirm that the Damages set forth in the Claim are in the amount by which the aggregate amount of such Damages exceeds the De Minimis Threshold;

                  (v) if a claim relating to the Escrow Transfer Provisions under the Employment Agreements, the name of the Key Employee incurring such transfer-back;

                  (vi) state the number of Common Shares required, if any, pursuant to the priorities set forth in Section 2.4(e), to be delivered to satisfy such Claim or Claims; and

                  (vii) if an indemnity claim under the Purchase Agreement, and to the extent required pursuant to clause (f) below, the Fair Market Value (as of the date of the Claim Notice) of the Common Shares on a per share basis;

                  provided, that so long as Holding Companies and the applicable Key Employees, if any, are put on notice of a Claim pursuant to any Claim Notice, the failure of such Claim Notice to specify any of the information set forth in (i) through (vii) above shall not relieve Holding Companies or the Key Employees of any of their obligations under this Agreement, the Purchase Agreement or the Employment Agreements with respect to such Claim or prevent Buyer from exercising its rights under this Agreement, the Purchase Agreement or the Employment Agreements.

                  (b) If Holding Companies or the affected Key Employee, as applicable, fail or fails to advise the Escrow Agent (with a copy to Buyer) in a written notice (an "Objection Notice"), delivered within 30 days after receipt of the Claim Notice, that Holding Companies or the affected Key Employee, as applicable, object or objects in good faith to all or any part of the Claim or Claims set forth in such Claim Notice, the Escrow Agent shall deliver to Buyer (or its designee) an amount equal to the amount of indemnification claimed as set forth in such Claim Notice; provided, however, that if the amount of indemnification claimed (or any portion thereof) is an estimate, such amount shall be paid to Buyer on such later date when the amount of such Claim (or such portion thereof) becomes finally determined. Each Objection Notice shall be delivered by Sellers' Representatives, Holding Companies or the affected Key Employees, if any, to the Escrow Agent and Buyer, shall be signed by Sellers' Representatives or the affected Key Employee, as applicable, shall be delivered by certified mail, return receipt requested, to the address for each thereof specified in or pursuant to Section 4.7 and shall in good faith:

                  (i) identify any Claim or Claims to which an objection is being made;

                  (ii) if regarding an indemnity claim under the Purchase Agreement, state the amount of any disagreement with the Damages claimed (including any estimate thereof) and any application of the De Minimis Threshold set forth in the Claim Notice;

                  (iii) if regarding a claim pursuant to the Escrow Transfer Provisions under the Employment Agreement, state the nature of the disagreement with such Claim;

                  (iv) state the amount of any disagreement with the amount of indemnification claimed (including any estimate thereof);

                  (v) quantify any disagreement with the determination of the Fair Market Value; and

                  (vi) state any other disagreement with any matter set forth in such Claim Notice;

                  provided, that so long as Buyer is put on notice of an objection to a Claim pursuant to any Objection Notice, the failure of such Objection Notice to specify any of the information set forth in (i) through (vi) above shall not cause Holding Companies or Key Employees to lose any of their rights with respect to any objection under this Agreement, the Purchase Agreement or the Employment Agreement, as applicable.

                  (c) If Holding Companies or the affected Key Employee, as applicable, advise the Escrow Agent, in an Objection Notice, delivered within 30 days after receipt of the Claim Notice, that Holding Companies or the affected Key Employee, as applicable, object in good faith to the entire amount of each Claim set forth in such Claim Notice, the Escrow Agent shall make no payment or delivery to Buyer (or its designee) for any such amount, except pursuant to a Joint Order, Court Order or an Arbitral Order that resolves such Claim.

                  (d) If Holding Companies or the affected Key Employee, as applicable, advise the Escrow Agent, in an Objection Notice delivered within 30 days after receipt of the Claim Notice, that Holding Companies or the affected Key Employee, as applicable, object to only part of the amount of a Claim or Claims set forth in such Claim Notice, the Escrow Agent shall (i) deliver to Buyer (or its designee) an amount from the Escrow Shares equal to the amount of such Claim as to which Holding Companies or the affected Key Employee, as applicable, has no objection if such amount can be ascertained from such Claim Notice and Objection Notice and (ii) make no payment or delivery to Buyer (or its designee) for the balance of the amount of such Claim, except pursuant to a Joint Order or an Arbitral Order which resolves the balance of the amount of such Claim; provided, however, that if the portion of the amount referred to in clause (i) of this sentence cannot be ascertained from such Claim Notice and Objection Notice, and if Buyer requests Holding Companies or the affected Key Employee, as applicable, to sign a Joint Order specifying an amount which represents the lowest amount for which such undisputed portion could be reasonably valued, Holding Companies or the affected Key Employee, as applicable, shall not unreasonably refuse to sign such Joint Order.

                  (e) Any payments made to Buyer from the Escrow Account pursuant to this Agreement shall be made only from the Escrow Shares and only in the following order: (i) first, from any cash available in the Escrow Account, if any, until such amounts shall have been reduced to zero and (ii) second, from the Common Shares based on their cash value (as determined pursuant to clause
(g) below) until all Escrow Shares have been cancelled as provided below; provided, that in the case of a claim relating to the Escrow Transfer Provisions of the Employment Agreements, any payments shall be made from the Employee Escrow Shares.

                  (f) All amounts paid to Buyer from the Escrow Shares (based on the cash value pursuant to clause (g) below) to satisfy Claims shall be delivered to Buyer (or its designee) (along with duly executed stock powers) for cancellation at the office of the corporate secretary of Buyer and, to the extent of such cash value, all of Seller's right, title and interest in and to such Common Shares shall be deemed to have been transferred to Buyer (or its designee) upon such delivery. Buyer shall, upon receipt of the certificates representing the applicable Escrow Shares, void such certificates and issue new certificates representing the number of Common Shares to be conveyed to Buyer (or its designee) based on the cash value of the Common Shares and the amount of indemnification to be satisfied therewith, and promptly deliver to the Escrow Agent a certificate or certificates representing the remainder of the Escrow Shares.

                  (g) If Claims are to be satisfied by the delivery of Common Shares, each Common Share shall be deemed to have a cash value equal to the Fair Market Value as of the earlier of (A) the date such Common Shares is delivered and (B) the Termination Date. If the determination of the Fair Market Value is disputed and is not resolved through negotiations, the dispute with regard to the Fair Market Value shall be submitted to an internationally recognized investment banking firm reasonably agreed to by Buyer and Sellers' Representatives or the affected Key Employee, as applicable (the "Final Arbiter"), which firm shall make a final and binding determination as to the Fair Market Value within 45 days after its appointment. The Final Arbiter shall send its written determination of the Fair Market Value to Buyer, Sellers, Holding Companies and the Escrow Agent, at which point the determination of the Final Arbiter shall be final and binding on Buyer, Sellers and Holding Companies. The fees and expenses of the Final Arbiter shall be borne equally by Buyer, on the one hand, and Sellers and Holding Companies or the affected Key Employee, as applicable, on the other hand.

                  (h) Buyer shall telecopy copies of all Claim Notices to Sellers' Representatives and Sellers' Representatives and their counsel shall telecopy copies of all Objection Notices to Buyer and its counsel, on the same day on which they are sent to the Escrow Agent.

                  Section 2.5 Distribution Upon Termination Dates. (a) On the First Termination Date, Escrow Agent shall distribute to Holding Companies, on a Proportional Basis, the amount of Common Shares, money, other securities and property by which the balance in the Escrow Account as of the First Termination Date exceeds the sum of (i) the Employee Escrow Shares (as such number is adjusted on the first anniversary of the date hereof), plus (ii) the amount, if any, by which the aggregate amount of reasonable reserves for all indemnification claimed under Pending Claims as of the Termination Date exceeds the amount of the De Minimis Threshold remaining unused as of the Termination Date. It is expressly understood that any amounts set forth above that are deducted from the amount delivered to Seller shall first be deducted from the cash deposited in the Escrow Amount, if any, second, from the number of Common Shares and third, from the other securities or property, if any; provided, that, in the case of such Common Shares, if Holding Companies have not yet objected to the determination of Fair Market Value in an Objection Notice or if Holding Companies have so objected but such dispute has not yet been resolved pursuant to Section 2.3(g), then until such time as a Joint Order or an Arbiter Order has been issued pursuant to Section 2.3(g), the amount to be so withheld shall be based upon Buyer's determination in good faith of Fair Market Value as set forth in the applicable Claim Notice.

                  (b) On the Second Termination Date, Escrow Agent shall distribute to Holding Companies, on a Proportional Basis, the amount of Common Shares, money, other securities and property by which the balance in the Escrow Account as of the Second Termination Date exceeds the amount, if any, by which the aggregate amount of reasonable reserves for all indemnification claimed under Pending Claims as of the Termination Date exceeds the amount of the De Minimis Threshold remaining unused as of the Termination Date. It is expressly understood that any amounts set forth above which are deducted from the amount delivered to Seller shall first be deducted from the cash deposited in the Escrow Amount, if any, second, from the number of Common Shares and third, from the other securities or property, if any; provided, that, in the case of such Common Shares, if Holding Companies have not yet objected to the determination of Fair Market Value in an Objection Notice or if Holding Companies have so objected but such dispute has not yet been resolved pursuant to Section 2.3(g), then until such time as a Joint Order or an Arbiter Order has been issued pursuant to Section 2.3(g), the amount to be so withheld shall be based upon Buyer's determination in good faith of Fair Market Value as set forth in the applicable Claim Notice.

                  (c) An amount equal to the aggregate amount of reasonable reserves for all indemnification claimed under all Pending Claims shall continue to be held by the Escrow Agent as long as, and to the extent that, such Pending Claims have not been resolved by a Joint Order or a Court Order or, if applicable, an Arbiter Order, and all the terms and provisions of this Agreement, including, without limitation, Seller's right of substitution under
Section 2.3(h), shall continue to apply to such amount continued to be held by the Escrow Agent. Whenever any Pending Claim is resolved by a Joint Order, a Court Order or an Arbiter Order, the amount of such Pending Claim shall be disposed of in accordance with such Joint Order, Court Order or Arbiter Order. Upon a Joint Order, a Court Order or an Arbiter Order, amounts in the applicable Escrow Account may be distributed at any time to Buyer or Holding Companies, or both of them, as the case may be.

                  Section 2.6 Transfer Restrictions. For so long as any Escrow Shares remain in the Escrow Account, none of Sellers and Holding Companies shall Transfer the Escrow Shares except as otherwise permitted in the lock-up agreements entered into pursuant to Section __ of the Purchase Agreement.

                  Section 2.7 Voting and Other Rights. During the time that the Escrow Shares are deposited in the Escrow Account, each of Holding Companies (or any of their permitted transferees pursuant to Section 2.6) shall be entitled with respect to its Escrow Shares to exercise all rights, and be entitled to all benefits, of a stockholder of Buyer (except as such rights may be limited by Sections 2.2 of this Agreement), including, without limitation, in the case of the Common Shares, all rights to vote on matters submitted to the holders of the Common Shares. The Escrow Agent shall, at the written request from time to time of Seller, execute and deliver appropriate proxies in respect to the Securities.

                                 ARTICLE III(1)

                    PROVISIONS RELATING TO THE ESCROW AGENT

                      [Subject to revision upon selection
                                of Escrow Agent]

                  Section 3.1 Appointment of Escrow Agent. Buyer, Sellers, Holding Companies and the Key Employees hereby appoint [name of Bank], and [name of Bank] hereby accepts appointment, as the initial Escrow Agent hereunder.

                  Section 3.2 Resignation of Escrow Agent. Any Escrow Agent (the "Resigning Escrow Agent") may at any time, upon not less than 30 days' prior written notice (the "Resignation Notice") to Buyer and Holding Companies, resign, and be discharged of all of its duties under this Agreement, such notice to specify the date when such resignation shall occur (the "Resignation Date"). Upon receipt of the Resignation Notice, Buyer and Holding Companies shall confer in good faith and, having due regard to the proposed successor's experience, ability and fees, shall 3. appoint a successor to the Resigning Escrow Agent (a "Successor Escrow Agent") to act as the Escrow Agent hereunder, which Successor Escrow Agent shall be a Financial Institution with offices in the United States of America, and 4. notify the Resigning Escrow Agent of such appointment; provided, however, that if Buyer and Holding Companies shall fail to mutually so appoint a Successor Escrow Agent, the Resigning Escrow Agent may petition a Court to appoint a Successor Escrow Agent hereunder. Notwithstanding the Resignation Date set forth by the Resigning Escrow Agent in its Resignation Notice, no such resignation shall become effective until a Successor Escrow Agent shall have delivered to each of the Resigning Escrow Agent, Buyer and Holding Companies a copy of the instrument under which it was appointed and an executed counterpart of an instrument accepting its appointment and assuming all of the Resigning Escrow Agent's obligations as the Escrow Agent hereunder, except for obligations attributable to acts or omissions of the Resigning Escrow Agent. On the first Business Day next following the later to occur of (A) the Resignation Date and (B) the date of delivery to the Resigning Escrow Agent, Buyer and Holding Companies of the instruments referred to in the next preceding sentence, the Resigning Escrow Agent shall deliver to the Successor Escrow Agent all assets then held by the Resigning Escrow Agent in the Escrow Account, its records of all payments theretofore made to and from the Escrow Account (or copies of such records), copies of all Claim Notices, Objection Notices and other written notices given or received by the Escrow Agent pursuant to this Agreement and all transmittal letters and other documents received or held by it under this Agreement.

                  Section 3.3 Duties and Rights of Escrow Agent. (a) The duties of the Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature, and no implied

--------
(1)      Note: Article III to be subject to revision upon selection of Escrow
         Agent.

covenants or obligations shall be inferred against it herein. The Escrow Agent shall not be responsible for any recitals of fact in this Agreement or any related agreement, including, but not limited to, the Purchase Agreement or Employment Agreements, and shall not be subject to, nor obliged to, recognize any other agreement between the other parties hereto even though reference thereto may be made in this Agreement. The Escrow Agent shall incur no liability whatever for any error in judgment or any act or omission to act except in the case of its wilful misconduct or gross negligence.

                  (b)The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                  Section 3.4 Reliance upon Counsel. If the Escrow Agent believes it appropriate to do so, the Escrow Agent may consult with counsel concerning any of the Escrow Agent's duties hereunder or any litigation or problems relating to this Agreement, and the Escrow Agent shall be fully protected in any action or omission to act taken in good faith in accordance with such counsel's advice. The Escrow Agent may rely on its counsel as to the "final unappealable" nature of any Court Order for purposes of this Agreement. If any property subject hereto is at any time attached, garnished or levied upon, under any court order, writ, judgment or decree, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, writ, judgment or decree, or in case any court order, writ, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then, in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such court order, writ, judgment or decree, which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such court order, writ, judgment or decree, it shall not be liable to Buyer or Seller or to any other Person by reason of such compliance even though such court order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  Section 3.5 Legal Proceedings. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of this Agreement or any of the assets in the Escrow Account unless required to do so by Buyer or Seller and indemnified to its reasonable satisfaction by Buyer or Seller against the cost and expense thereof. The Escrow Agent shall not be required to institute any legal proceedings of any kind, but may, at its election, bring an interpleader action against Buyer and Seller in any court, if the Escrow Agent deems such action necessary to resolve any dispute as to its duties hereunder or the disposition of any of the assets in the Escrow Account.

                  Section 3.6 Sufficiency of Documents. The Escrow Agent shall have no responsibility for the form, genuineness, execution, value, validity or sufficiency for any purpose of any securities, certificate, stock power, telecopy, letter, instructions, notice, document or other item delivered to it and reasonably believed by it to be genuine, and it shall be fully protected in acting in accordance with any written instructions given to it hereunder in accordance with the provisions hereof, or given jointly at any time by Buyer and Sellers' Representatives and reasonably believed by it to have been signed by the proper party or parties. The Escrow Agent shall not be obliged to inquire as to the form, manner of execution or validity of any documents deposited or received by it pursuant to the provisions of this Agreement, including, but not limited to, any instrument necessary for the negotiation or transfer of any Permitted Investments, nor shall the Escrow Agent be obliged to inquire as to the identity, authority or rights of the Persons executing the same. The Escrow Agent shall not be responsible for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians appointed in good faith.

                  Section 3.7 Conflicting Demands. In case of conflicting demands upon it or ambiguity or uncertainty, the Escrow Agent may withhold performance of any action under this Agreement until such time as said conflicting demands, ambiguity or uncertainty shall have been withdrawn or resolved or the rights of the parties shall have been settled by court adjudication or otherwise.

                  Section 3.8 Fees and Expenses of Escrow Agent and Indemnification. (a) Buyer shall pay to the Escrow Agent (i) an initial fee U.S.$1,500 on the date hereof, (ii) an annual administration fee of U.S.$5,000 on each anniversary of the date hereof so long as this Agreement has not been terminated, (iii) a substitution fee of U.S.$250 for each substitution made by the Escrow Agent under Section 2.3, (iv) any reasonable legal fees or expenses incurred by the Escrow Agent in connection with the execution and performance of its duties hereunder and (v) such other expenses (including any costs incurred in connection with any purchase or sale of any security made by the Escrow Agent) of the Escrow Agent which may be reasonably necessary to the performance of its duties and obligations hereunder.

                  (b)Buyer and Seller, jointly and severally, shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising out of or in connection with or related to this Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or wilful misconduct on its part), provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or wilful misconduct. The provisions of this Section 3.8(b) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

                  Section 4.1 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Sellers' Representatives, except that Buyer may, without such consent, assign the right to Escrow Shares or other proceeds paid pursuant hereto to any of its direct or indirect subsidiaries. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

                  4.2 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and delivered in person or by courier, telexed or by facsimile transmission or mailed by certified or registered mail, postage prepaid, return receipt requested (such mail notice to be effective on the date such receipt is acknowledged), as follows:

(a)  if to Sellers or Holding  c/o DeCompras.com, S.A. de C.V.
Companies:                     Corpus Christi, 2312
                               Col. Lomas de San Francisco
                               Monterrey, N.L.
                               Mexico  64710
                               Attention:  Juan Carlos Garcia S.
                               Telecopier number: (528) 346-6948 (x115)
                               Confirmation number: (528) 346-6948 (x 117)

with copies to:                Ventura Capital Privado
                               Edificio Torrealta
                               Ave. Roble 300-Desp. 1505
                               66265 Gesza Garcie, N.L.
                               Attention:  Adrian Garza de la Garza
                               Telecopier Number: 011 (528) 335-4175
                               Confirmation Number: 011 (528) 335-1012

                               Clifford Chance Rogers & Wells LLP
                               200 Park Avenue
                               New York, New York  10166
                               U.S.A.
                               Attention:  Alejandro E. Camacho
                               Telecopier number:  (212) 878-8375
                               Confirmation number:  (212) 878-8434

(b) if to Buyer:               El Sitio, Inc.
                               Av. Ingeniero Huergo 1167
                               C1107AOL, Buenos Aires
                               Argentina
                               Attention: Daniel Rotsztain
                               Telecopier number: 011(54-11) 4339-3700
                               Confirmation number: 011 (54-11) 4339-3800
with a copy to:                Simpson Thacher & Bartlett
                               425 Lexington Avenue
                               New York, New York 10017
                               U.S.A.
                               Attention:  Glenn M. Reiter, Esq. and
                                             S. Todd Crider, Esq.
                               Telecopier number: (212) 455-2502
                               Confirmation number: (212) 455-2500


                  4.3 Governing Law. This Agreement shall be governed by, and construed (and the rights of the parties determined) in accordance with, the law of the State of New York.

                  4.4 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the then existing Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC"). The arbitral tribunal shall be composed of three arbitrators. Each party shall appoint one arbitrator. If a party fails to appoint an arbitrator within thirty (30) days after the date the claimant's Demand for Arbitration is communicated to the other party (the "Notification Date"), the ICC shall make such appointment. The two arbitrators thus appointed shall attempt to agree upon the appointment of a third arbitrator to serve as chairperson of the arbitral tribunal. If such two arbitrators fail to agree upon the appointment of such third arbitrator within sixty (60) days after the Notification Date, the ICC shall make such appointment. The place of arbitration shall be New York, New York. The arbitral proceeding shall be conducted in the English language. The arbitral tribunal shall apply the laws of the State of New York. To the extent they may validly so agree, the parties hereby exclude any right of appeal to any court of the arbitration or concerning the arbitral award. Upon reaching a decision, the arbitral tribunal shall send written notification (the "Arbitral Order") to the parties hereto, including the Escrow Agent. Judgment upon the arbitral award may be entered in any court having jurisdiction thereof or having jurisdiction over any party or any party's assets. Notwithstanding the foregoing, any party may seek a preliminary injunction or other preliminary judicial relief if, in its reasonable, good faith judgment, such action is necessary to avoid irreparable damage. Despite such action, such party shall continue to participate in good faith in the procedures specified in this Section 4.4. All applicable statutes of limitations shall be tolled while the procedures specified in this Section
4.4 are pending, and the parties shall take any and all actions required to effectuate such tolling.

                  4.5 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties. Any term of provision of this Agreement may be waived, or the time for performance of which may be extended, if evidenced in writing by the party or parties entitled to the benefit hereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  4.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  4.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  4.8 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of interpretation of this Agreement.

                  4.9 Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  4.10 Reasonable Consent Required. Where any provision of this Agreement requires a party to obtain the consent, approval or other acquiescence of any other Person, such consent, approval or other acquiescence shall not be unreasonably conditioned, withheld or delayed by such other party.

                  4.11 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

                  4.12 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first written above.


                                  EL SITIO, INC.


                                  By: _______________________________
                                      Name:
                                      Title:


                                  CORACIAS, B.V.



                                  By: _______________________________
                                      Name:
                                      Title:


                                  BELAGUA, B.V.


                                  By:  ______________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT K-1


                 P A G A R E                                                    PROMISSORY NOTE
                 -----------                                                    ---------------
          E.U.A. $1'000,000.00 Dolares                                      U.S.A. $1,000,000.00 Dollars
DE COMPRAS.COM, S.A. DE C.V. (la "SUSCRIPTORA")                   DE COMPRAS.COM, S.A. DE C.V. (the "MAKER")
representada por el Sr. Adrian de la Garza Garza,                 represented by Mr. Adrian de la Garza Garza,
por este PAGARE incondicionalmente promete pagar                  hereby unconditionally promises to pay to the
a la orden de EL SITIO, INC. ("EL SITIO"), la                     order of EL SITIO, INC. ("EL SITIO"), the
suma principal de  EUA$1'000,000.00 Dolares (Un                   principal sum of  US$1,000,000 Dollars (One
Millon de Dolares 00/100 moneda de curso legal de                 Million Dollars 00/100 lawful currency of the
los Estados Unidos de America), de conformidad                    United States of America), in accordance with the
con los terminos que se establecen a                              terms hereinafter set forth.
continuacion.

La suma principal de este PAGARE sera pagadera el                 The principal amount of this PROMISSORY NOTE
dia 13 de marzo de 2001 (la "Fecha de                             shall be payable on March 13, 2001 (the "Maturity
Vencimiento").                                                    Date").

La SUSCRIPTORA promete pagar intereses ordinarios                 The  MAKER promises to pay ordinary interest on
sobre el saldo principal de este PAGARE a partir                  the unpaid principal balance hereof as from the
de la fecha de suscripcion de este PAGARE hasta e                 date of execution of this PROMISSORY NOTE until
incluyendo la fecha de pago total de la suma                      and including the date full payment of the
principal del mismo a satisfaccion plena de EL                    principal amount thereof is made at EL SITIO's
SITIO, a una tasa de interes anual fija de 8%                     complete satisfaction, at a fixed rate  of 8%
(ocho por ciento).                                                (eight percent) per annum.

Dichos intereses sobre el saldo insoluto del                      All such interest on the outstanding amount of
principal seran pagaderos en forma mensual,                       the principal amount shall be payable on a
dentro de los cinco (5) dias naturales de cada                    monthly basis, in arrears, within the first five
mes, mientras cualquier cantidad de principal sea                 (5) calendar days of each month so long as any
debida a favor de EL SITIO.  El primer pago de                    amount of principal hereunder is outstanding in
intereses ordinarios se efectuara dentro de los                   favor of EL SITIO.  The first payment of ordinary
primeros cinco (5) dias naturales del mes de                      interest shall be made within the first five (5)
abril  de 2000, y debera incluir intereses                        calendar days of the month of April 2000, and
ordinarios desde la fecha de suscripcion de este                  shall include ordinary interest from the date
pagare y hasta el ultimo dia del mes en que se                    hereof and until the last day of the month in
suscribe este pagare. Conjuntamente con el pago                   which this PROMISSORY NOTE is executed.  Together
del principal, se debera pagar cualquier interes                  with payment of the principal amount hereunder,
ordinario que se deba hasta esa fecha.                            any ordinary interest owed until such date shall
                                                                  be paid.

En el caso de que la SUSCRIPTORA no pagase                        In the event the MAKER shall fail to pay any
cualesquiera pagos periodicos o la suma principal                 installment or the principal amount due
sobre este PAGARE a su vencimiento, y no obstante                 hereunder, and without prejudice to all rights
los derechos y recursos que tenga la SUSCRIPTORA                  and remedies of the MAKER hereunder, the MAKER
de acuerdo al presente, la SUSCRIPTORA pagara a                   shall pay in to EL SITIO, in lieu of the ordinary
EL SITIO, en lugar de la tasa de interes                          interest rate, penalty interest on any
ordinaria, intereses moratorios sobre la cantidad                 outstanding amount, at a per annum rate equal to
adeudada, a una tasa de interes anual igual al                    the result of multiplying the ordinary interest
resultado de multiplicar la tasa de interes                       rate times one point five (1.5) (" Default
ordinaria por uno punto cinco (1.5) ("Tasa                        Rate"). Interest at the  Default Rate shall
Moratoria").  El interes a la Tasa Moratoria se                   accrue on a daily basis until full payment of the
devengara diariamente, hasta que el pago debido                   amount due is made to EL SITIO's satisfaction;
sea pagado en su totalidad, a satisfaccion de EL                  provided however, that the  Default Rate shall
SITIO, en el entendido, sin embargo, que la Tasa                  not exceed the maximum allowed by applicable law.
Moratoria no debera exceder el monto maximo
permitido por la legislacion aplicable.

No obstante lo anterior o cualquier otra                          Notwithstanding the foregoing or any other
disposicion contenida en el presente Pagare, nada                 provision contained in this Promissory Note,
de lo contenido en este titulo autorizara o                       nothing herein  contained shall authorize or
permitira la exigibilidad o el pago de intereses                  permit exaction or payment of interest by the
por parte de la SUSCRIPTORA cuando los mismos                     MAKER where the same would be unlawful or
serian ilegales o prohibidos por la ley o                         prohibited by any applicable law or would violate
violarian las disposiciones sobre usura                           the applicable usury law of any competent
aplicables de cualquier jurisdiccion competente                   jurisdiction hereof.  In any such event, this
bajo el presente. En cualquiera de dichos casos,                  Promissory Note shall automatically be deemed
este Pagare se considerara automaticamente                        amended to permit interest charged at an amount
modificado a fin de permitir cargos por intereses                 equal to, but not greater than, the maximum
en una cantidad igual a, pero no mayor a, la                      permitted by law.
maxima permitida por la ley.

Adicionalmente, el incumplimiento en efectuar el                  In addition, the failure to make a punctual
pago puntual y en su totalidad cuando sea debido,                 payment in its totality when due of interest
de cualquier suma de intereses conforme a este                    under this PROMISSORY NOTE, shall be sufficient
PAGARE, sera causa suficiente para acelerar la                    cause for accelerating the stated maturity of
fecha de vencimiento del mismo, y el pago                         total this PROMISSORY NOTE, and the full payment
de este PAGARE sera entonces debido y pagadero de                 thereof shall become due and payable immediately.
inmediato.

Los intereses a que se refiere este PAGARE se                     Interest hereunder shall be computed on the basis
computaran sobre la base de un ano de trescientos                 of a year of three hundred and sixty (360) days
sesenta (360) dias por el numero de dias                          for the number of calendar days elapsed.
calendario transcurridos.

La suma principal de este PAGARE y los intereses                  The principal amount hereof and interest thereon
correspondientes al mismo se pagaran a EL SITIO                   shall be payable to EL SITIO at: Citibank NA, 111
en Citibank NA, 111 Wall Street, 21st Floor, New                  Wall Street, 21st Floor, New York, NY, United
York, NY, United States of America, ABA:                          States of America, ABA:  021000089, account
021000089, account number 3618-3355, Estados                      number 3618-3355, for deposit on the account
Unidos de America, para deposito en la cuenta                     indicated by EL SITIO or at such other place or
indicada por EL SITIO, o en otro lugar o cuenta                   bank account outside of the territory of the
bancaria fuera del territorio de los Estados                      United Mexican States that EL SITIO or the holder
Unidos Mexicanos que EL SITIO o el legitimo                       hereof may notify in writing to the MAKER with
tenedor del presente PAGARE notifiquen por                        fifteen (15) calendar days in advance, in
escrito a la SUSCRIPTORA con quince (15) dias                     Dollars, lawful currency of the United States of
naturales de anticipacion, en Dolares, moneda de                  America ("DOLLARS"), in immediately available
curso legal de los Estados Unidos de America                      funds.
("DOLARES"), en fondos inmediatamente
disponibles.

Si, cualquier pago conforme al presente es hecho                  If, any payment due hereunder is made to EL SITIO
a EL SITIO en una moneda (la "OTRA MONEDA")                       in a currency (the "OTHER CURRENCY") other than
distinta a dolares, moneda de los Estados Unidos                  dollars, currency of the United States of America
de America ("DOLARES EUA"), por cualquier razon                   ("U.S. DOLLARS"), for any reason whatsoever
(incluyendo, sin limitacion, como resultado de                    (including, without limitation, as a result of a
una sentencia en contra de la SUSCRIPTORA o la                    judgment against the MAKER or the liquidation of
liquidacion de los activos de la SUSCRIPTORA),                    the MAKER's assets), then, to the extent that
entonces, en la medida en que dicho pago (o, en                   such payment (or, in the case of a liquidation,
caso de una liquidacion, el valor a la ultima                     the value as of the latest date for the
fecha para la determinacion de pasivos permitida                  determination of liabilities permitted by
por la ley aplicable) sea inferior a la cantidad                  applicable law) falls short of the applicable
aplicable que sea requerida a ser pagada conforme                 amount which is required to be paid under this
a este PAGARE basado en el tipo de cambio para la                 PROMISSORY NOTE based upon the rate of exchange
Otra Moneda, la SUSCRIPTORA, como una obligacion                  for the Other Currency, the MAKER shall, as a
separada e independiente, indemnizara en su                       separate and independent obligation, fully
totalidad a EL SITIO por la cantidad deficiente.                  indemnify EL SITIO against the amount of the
Para los efectos de este    parrafo, el termino                   shortfall. For the purposes of this paragraph,
"tipo de cambio" significa el tipo de cambio al                   the term "rate of exchange" means the rate at
cual                                                              which EL SITIO is able at 11:00 a.m. (New York
                                                                  City time)

EL SITIO puede a las 11:00 a.m. (hora de la                       on the relevant date to purchase U.S. Dollars
ciudad de Nueva York) en la fecha correspondiente                 in New York City with the Other Currency.
comprar Dolares EUA en la ciudad de Nueva York
con la Otra Moneda.

El importe principal de este PAGARE y los                         The principal amount of this PROMISSORY NOTE and
intereses sobre el mismo seran pagados por la                     the interest thereon shall be paid by the MAKER
SUSCRIPTORA libres y sin deduccion alguna por                     free and clear and without deduction of any and
concepto de cualesquiera impuestos, tributos,                     all present or future taxes, levies, imposts,
contribuciones, deducciones, cargos, retenciones,                 deductions, charges, withholdings, any interest,
cualesquiera intereses, recargos, multas,                         surcharges, fines, penalties, or other fiscal
sanciones y otros gravamenes fiscales presentes o                 assessments of any kind whatsoever with respect
futuros de cualquier clase respecto de los                        thereto.
mismos.

Si en cualquier tiempo, cualquier pago recibido o                 If, at any time, any payment received or
que EL SITIO vaya a recibir (incluyendo, sin                      receivable by EL SITIO (including, without
limitar, cualquier cantidad que deba ser retenida                 limitation, any amount required to be held by the
por la SUSCRIPTORA), esta sujeta a cualquier                      MAKER), is subject to any deduction or
deduccion o retencion en los Estados Unidos                       withholding in the United Mexican States, then
Mexicanos, entonces la cantidad de dicho pago                     the amount of such payment shall be increased to
debera incrementarse a un monto (el "PAGO                         an amount (the "GROSSED-UP PAYMENT") which (upon
INCREMENTADO") el cual (una vez que se le                         subtraction of the amount of any and all taxes or
descuenten cualquier y todos los    impuestos                     other charges required to be paid by, or withheld
aplicables o cualquier otro cargo requerido, o                    from payment to EL SITIO with respect to the
retenido del pago a EL SITIO con respecto al Pago                 Grossed-up Payment) shall be equal to the amount
Incrementado) debera ser equivalente a la                         that would have been obtained by EL SITIO if the
cantidad que debio haber sido recibida por EL                     payment had not been taxable to EL SITIO. The
SITIO si el pago no hubiera sido sujeto a                         MAKER shall forward to EL SITIO within thirty
impuestos a cargo de EL SITIO. La SUSCRIPTORA                     (30) days after such deduction or withholding is
debera entregar a EL SITIO dentro de los treinta                  made, official receipts or other official
(30) dias siguientes en que se efectue dicha                      documentation acceptable to EL SITIO evidencing
deduccion o retencion, los recibos oficiales u                    payment of such deduction or withholding to the
otra documentacion oficial aceptable a EL SITIO,                  competent Mexican authorities.
que compruebe el pago de dicha deduccion o
retencion a las autoridades mexicanas
competentes.

En cualquier caso en que un abono de intereses o                  Whenever any installment of interest or principal
de principal conforme al presente sea debido en                   hereunder is due on a day other than a Business
un dia distinto a un Dia Habil, dicho abono sera                  Day, such installment shall become due and
exigible y pagadero en el Dia Habil siguiente, y                  payable on the following Business Day, and such
dicha extension de tiempo sera incluida en el                     extension of time shall be included in the
calculo de pago de intereses.                                     computation of payment of interest.

Segun se utiliza en este PAGARE, el termino "Dia                  As used in this PROMISSORY NOTE, the term
Habil" significa el dia del ano en que los bancos                 "Business Day" means a day of the year on which
en el Estado de New York, Estados Unidos de                       the banks in the State of New York, United States
America, no sean requeridos o estan autorizados                   of America are not required or authorized to
a cerrar.                                                         close.

El presente PAGARE se considerara suscrito                        This PROMISSORY NOTE shall be deemed to be made
conforme a las leyes del Estado de Nueva York,                    under the laws of the State of New York, United
Estados Unidos de America, y para todos los                       States of America, and for all  purposes  shall
efectos se interpretara de conformidad con las                    be construed in accordance with the laws of such
leyes de dicho Estado; en el entendido, sin                       State; provided, however, that for any legal
embargo, que para cualquier accion o                              action or proceeding brought with respect to this
procedimiento legal instituido en relacion con                    PROMISSORY NOTE in the courts of the United
este PAGARE en los tribunales de los Estados                      Mexican States, or any political subdivision
Unidos Mexicanos, o cualquier subdivision                         thereof, this PROMISSORY NOTE shall be deemed to
politica del mismo, este PAGARE se considerara                    be made under the laws of the United Mexican
suscrito conforme a las leyes de los Estados                      States and for such purposes shall be construed
Unidos Mexicanos y para dichos efectos sera                       in accordance with the laws of the United Mexican
interpretado de conformidad con las leyes de los                  States.
Estados Unidos Mexicanos.

Para cualquier accion o procedimiento derivado de                 In any action or proceeding arising out of or
o relativo al presente PAGARE, la SUSCRIPTORA y                   relating to this PROMISSORY NOTE, the MAKER and
cualquier otro firmante del mismo, se someten                     any signatories thereof, hereby explicitly submit
expresamente a la jurisdiccion de los tribunales                  themselves to the jurisdiction of the competent
competentes del Distrito Federal, Mexico, o los                   courts of the Federal District, Mexico, or the
tribunales federales o locales del Estado de                      competent federal or local courts of the State of
Nueva York, Estados Unidos de America, a la                       New York, United States of America, at the
eleccion del tenedor del presente, y renuncian                    election of the holder hereof, wherefore they
expresamente por lo tanto, a cualquier otra                       waive expressly any other jurisdiction to which
jurisdiccion a la que pudieren tener derecho,                     they might have a right, including but not
incluyendo pero no limitado a, jurisdiccion                       limited to, jurisdiction by reason of their

por razon de sus domicilios presentes o futuros o por             present or future domiciles or by reason of the
razon de lugar de pago de este PAGARE o por                       place of payment of this PROMISSORY NOTE or by
cualquier otra razon.                                             any other reason.

La SUSCRIPTORA en este acto incondicionalmente                    The MAKER hereby unconditionally waives to any
renuncia a cualquier derecho a un juicio por                      right to a jury trial of any claim or right of
jurado de cualquier reclamacion o derecho de                      action based upon or arising out, directly or
accion basado en o derivado de, directa o                         indirectly, this PROMISSORY NOTE, any dealings
indirectamente, este PAGARE, cualesquiera                         between the MAKER and EL SITIO relating to the
negociaciones entre la SUSCRIPTORA y EL SITIO                     subject matter of this transaction or any related
relacionadas con el objeto materia de esta                        transactions, and/or the relationship that is
transaccion o cualquiera transacciones                            being established between the MAKER and EL SITIO.
relacionadas, y/o la relacion que se establece                    The scope of this waiver is intended to be all
entre la SUSCRIPTORA y EL SITIO.  La amplitud de                  encompassing of any and all disputes that may be
esta renuncia tiene la intencion de abarcar                       filed in any court (including without limitation,
cualesquiera y todas las disputas que puedan ser                  contract claims, tort claims, breach of duty
presentadas en cualquier tribunal (incluyendo sin                 claims, and all other common law and statutory
limitacion, reclamaciones contractuales,                          claims). This waiver is irrevocable meaning that
reclama-ciones extracontractuales, reclamaciones                  it may not be modified either orally or in
por incumplimiento de un deber, y todas las demas                 writing, and the waiver shall apply to any
reclamaciones de derecho comun y reclamaciones                    subsequent amendments, renewals, supplements or
legales). Esta renuncia es irrevocable                            modifications to this PROMISSORY NOTE, and
entendiendose que no puede ser modificada ya sea                  related documents, or to any other documents or
verbalmente o por escrito, y la renuncia sera                     agreements relating to this transaction or any
aplicable a modificaciones, renovaciones o                        related transaction.
suplementos subsecuentes de este PAGARE, y
documentos relacionados, o a cualesquiera otros
documentos o acuerdos relacionados con esta
transaccion o cualquier transaccion relacionada.

El presente PAGARE se suscribe en ingles y en                     This PROMISSORY NOTE is executed in an English
espanol, siendo ambas versiones obligatorias para                 and a Spanish version, both of which shall bind
la SUSCRIPTORA y para cualquier otro firmante del                 the MAKER and any other signatories thereof, and
mismo, y constituyen uno y el mismo PAGARE; en                    constitute one and the same PROMISSORY  NOTE;
el  entendido, sin embargo, que en caso de duda                   provided, however, that in case of doubt as to
respecto de la correcta interpretacion de este                    the proper interpretation and construction of
PAGARE, el texto en ingles prevalecera en todos                   this PROMISSORY NOTE, the English text shall be
los casos, excepto que el texto en espanol                        controlling in all cases, except that the Spanish
prevalecera en cualquier accion o                                 text shall be controlling in any legal

procedimiento legal instituido en relacion             action or proceeding brought with respect to
con este PAGARE en los tribunales de los               this PROMISSORY NOTE in the courts of the
Estados Unidos Mexicanos o cualquier                   United Mexican States or any political
subdivision politica de dicho pais.                    subdivision thereof.

En caso de incumplimiento en el pago                   Upon default in the prompt and full payment
oportuno y puntual de cualquier abono de               of any installment of principal and/or of
principal y/o de intereses bajo este PAGARE,           interest on this PROMISSORY NOTE, the entire
la suma principal total insoluta del mismo e           unpaid principal hereof and interest
intereses sobre la misma, incluyendo                   thereon, including penalty interest, to the
intereses moratorios, seran inmediatamente             date of payment shall immediately become due
exigibles y pagaderos a la opcion y a                  and payable at the option and upon the
requerimiento del tenedor de este PAGARE.              demand of the holder hereof.

La SUSCRIPTORA en este acto renuncia a                 The MAKER hereby waives any requirement of
cualquier requerimiento para cualquier                 any diligence, presentment, demand, protest
diligencia, presentacion, demanda, protesto            or notice of nonpayment or dishonor with
o aviso de falta de pago o deshonra de este            respect to this PROMISSORY NOTE.
PAGARE.

La omision en el ejercicio por el tenedor              The failure of the holder hereof to exercise
del presente de cualquiera de sus derechos             any of its rights hereunder in any instance
conforme al mismo en cualquier instancia, no           shall not constitute a waiver thereof in
constituira una renuncia a tales derechos en           that or any other instance.
dicha o en cualquier otra instancia.

El presente PAGARE podra ser transmitido o             This PROMISSORY NOTE may be transferred or
negociado mediante endoso sin limitacion               negotiated by means of an endorsement,
alguna.                                                without limitation whatsoever.

Este PAGARE se suscribe en la Ciudad de                This PROMISSORY NOTE is executed in Buenos
Buenos Aires, Argentina, el 13 de marzo del            Aires, Argentina, on March 13, 2000.
2000.


                                        DE COMPRAS.COM, S.A. DE C.V.

                                        Por/By: Mr._____________________________
                                        Puesto/Title:Attorney-in-fact/ Apoderado

                                                                     EXHIBIT K-2


                   P A G A R E                                                    PROMISSORY NOTE
                   -----------                                                    ---------------
          E.U.A. $2'000,000.00 Dolares                                      U.S.A. $2,000,000.00 Dollars
DE COMPRAS.COM, S.A. DE C.V. (la "SUSCRIPTORA")                   DE COMPRAS.COM, S.A. DE C.V. (the "MAKER")
representada por el Sr.                                           represented by Mr. ____________________, hereby
__________________________, por este PAGARE                       unconditionally promises to pay to the order of
incondicionalmente promete pagar a la orden de EL                 EL SITIO, INC. ("EL SITIO"), the principal sum of
SITIO, INC. ("EL SITIO"), la suma principal de                    US$2,000,000 Dollars (Two Million Dollars 00/100
EUA$2'000,000.00 Dolares (Dos Millones de Dolares                 lawful currency of the United States of America),
00/100 moneda de curso legal de los Estados                       in accordance with the terms hereinafter set
Unidos de America), de conformidad con los                        forth.
terminos que se establecen a continuacion.

La suma principal de este PAGARE sera pagadera el                 The principal amount of this PROMISSORY NOTE
dia ___ de marzo de 2001 (la "Fecha de                            shall be payable on March __, 2001 (the "Maturity
Vencimiento").                                                    Date").

La SUSCRIPTORA promete pagar intereses ordinarios                 The  MAKER promises to pay ordinary interest on
sobre el saldo principal de este PAGARE a partir                  the unpaid principal balance hereof as from the
de la fecha de suscripcion de este PAGARE hasta e                 date of execution of this PROMISSORY NOTE until
incluyendo la fecha de pago total de la suma                      and including the date full payment of the
principal del mismo a satisfaccion plena de EL                    principal amount thereof is made at EL SITIO's
SITIO, a una tasa de interes anual fija de 8%                     complete satisfaction, at a fixed rate  of 8%
(ocho por ciento).                                                (eight percent) per annum.

Dichos intereses sobre el saldo insoluto del                      All such interest on the outstanding amount of
principal seran pagaderos en forma mensual,                       the principal amount shall be payable on a
dentro de los cinco (5) dias naturales de cada                    monthly basis, in arrears, within the first five
mes, mientras cualquier cantidad de principal sea                 (5) calendar days of each month so long as any
debida a favor de EL SITIO.  El primer pago de                    amount of principal hereunder is outstanding in
intereses ordinarios se efectuara dentro de los                   favor of EL SITIO.  The first payment of ordinary
primeros cinco (5) dias naturales del mes de                      interest shall be made within the first five (5)
abril  de 2000, y debera incluir intereses                        calendar days of the month of April 2000, and
ordinarios desde la fecha de suscripcion de este                  shall include ordinary interest from the date
pagare y hasta el ultimo dia del mes en que se                    hereof and until the last day of the month in
suscribe este pagare. Conjuntamente con el pago                   which this PROMISSORY NOTE is executed.  Together
del principal, se debera pagar cualquier interes                  with payment of the principal amount hereunder,
ordinario que se deba hasta esa fecha.                            any ordinary interest owed until such date shall
                                                                  be paid.

En el caso de que la SUSCRIPTORA no pagase                        In the event the MAKER shall fail to pay any
cualesquiera pagos periodicos o la suma principal                 installment or the principal amount due
sobre este PAGARE a su vencimiento, y no obstante                 hereunder, and without prejudice to all rights
los derechos y recursos que tenga la SUSCRIPTORA                  and remedies of the MAKER hereunder, the MAKER
de acuerdo al presente, la SUSCRIPTORA pagara a                   shall pay in to EL SITIO, in lieu of the ordinary
EL SITIO, en lugar de la tasa de interes                          interest rate, penalty interest on any
ordinaria, intereses moratorios sobre la cantidad                 outstanding amount, at a per annum rate equal to
adeudada, a una tasa de interes anual igual al                    the result of multiplying the ordinary interest
resultado de multiplicar la tasa de interes                       rate times one point five (1.5) (" Default
ordinaria por uno punto cinco (1.5) ("Tasa                        Rate"). Interest at the  Default Rate shall
Moratoria").  El interes a la Tasa Moratoria se                   accrue on a daily basis until full payment of the
devengara diariamente, hasta que el pago debido                   amount due is made to EL SITIO's satisfaction;
sea pagado en su totalidad, a satisfaccion de EL                  provided however, that the  Default Rate shall
SITIO, en el entendido, sin embargo, que la Tasa                  not exceed the maximum allowed by applicable law.
Moratoria no debera exceder el monto maximo
permitido por la legislacion aplicable.

No obstante lo anterior o cualquier otra                          Notwithstanding the foregoing or any other
disposicion contenida en el presente Pagare, nada                 provision contained in this Promissory Note,
de lo contenido en este titulo autorizara o                       nothing herein  contained shall authorize or
permitira la exigibilidad o el pago de intereses                  permit exaction or payment of interest by the
por parte de la SUSCRIPTORA cuando los mismos                     MAKER where the same would be unlawful or
serian ilegales o prohibidos por la ley o                         prohibited by any applicable law or would violate
violarian las disposiciones sobre usura                           the applicable usury law of any competent
aplicables de cualquier jurisdiccion competente                   jurisdiction hereof.  In any such event, this
bajo el presente. En cualquiera de dichos casos,                  Promissory Note shall automatically be deemed
este Pagare se considerara automaticamente                        amended to permit interest charged at an amount
modificado a fin de permitir cargos por intereses                 equal to, but not greater than, the maximum
en una cantidad igual a, pero no mayor a, la                      permitted by law.
maxima permitida por la ley.

Adicionalmente, el incumplimiento en efectuar el                  In addition, the failure to make a punctual
pago puntual y en su totalidad cuando sea debido,                 payment in its totality when due of interest
de cualquier suma de intereses conforme a este                    under this PROMISSORY NOTE, shall be sufficient
PAGARE, sera causa suficiente para acelerar la                    cause for accelerating the stated maturity of
fecha de vencimiento del mismo, y el pago                         total this PROMISSORY NOTE, and the full payment
de este PAGARE sera entonces debido y pagadero de                 thereof shall become due and payable immediately.
inmediato.

Los intereses a que se refiere este PAGARE se                     Interest hereunder shall be computed on the basis
computaran sobre la base de un ano de trescientos                 of a year of three hundred and sixty (360) days
sesenta (360) dias por el numero de dias                          for the number of calendar days elapsed.
calendario transcurridos.

La suma principal de este PAGARE y los intereses                  The principal amount hereof and interest thereon
correspondientes al mismo se pagaran a EL SITIO                   shall be payable to EL SITIO at: Citibank NA, 111
en Citibank NA, 111 Wall Street, 21st Floor, New                  Wall Street, 21st Floor, New York, NY, United
York, NY, United States of America, ABA:                          States of America, ABA:  021000089, account
021000089, account number 3618-3355, Estados                      number 3618-3355, for deposit on the account
Unidos de America, para deposito en la cuenta                     indicated by EL SITIO or at such other place or
indicada por EL SITIO, o en otro lugar o cuenta                   bank account outside of the territory of the
bancaria fuera del territorio de los Estados                      United Mexican States that EL SITIO or the holder
Unidos Mexicanos que EL SITIO o el legitimo                       hereof may notify in writing to the MAKER with
tenedor del presente PAGARE notifiquen por                        fifteen (15) calendar days in advance, in
escrito a la SUSCRIPTORA con quince (15) dias                     Dollars, lawful currency of the United States of
naturales de anticipacion, en Dolares, moneda de                  America ("DOLLARS"), in immediately available
curso legal de los Estados Unidos de America                      funds.
("DOLARES"), en fondos inmediatamente
disponibles.
Si, cualquier pago conforme al presente es hecho                  If, any payment due hereunder is made to EL SITIO
a EL SITIO en una moneda (la "OTRA MONEDA")                       in a currency (the "OTHER CURRENCY") other than
distinta a dolares, moneda de los Estados Unidos                  dollars, currency of the United States of America
de America ("DOLARES EUA"), por cualquier razon                   ("U.S. DOLLARS"), for any reason whatsoever
(incluyendo, sin limitacion, como resultado de                    (including, without limitation, as a result of a
una sentencia en contra de la SUSCRIPTORA o la                    judgment against the MAKER or the liquidation of
liquidacion de los activos de la SUSCRIPTORA),                    the MAKER's assets), then, to the extent that
entonces, en la medida en que dicho pago (o, en                   such payment (or, in the case of a liquidation,
caso de una liquidacion, el valor a la ultima                     the value as of the latest date for the
fecha para la determinacion de pasivos permitida                  determination of liabilities permitted by
por la ley aplicable) sea inferior a la cantidad                  applicable law) falls short of the applicable
aplicable que sea requerida a ser pagada conforme                 amount which is required to be paid under this
a este PAGARE basado en el tipo de cambio para la                 PROMISSORY NOTE based upon the rate of exchange
Otra Moneda, la SUSCRIPTORA, como una obligacion                  for the Other Currency, the MAKER shall, as a
separada e independiente, indemnizara en su                       separate and independent obligation, fully
totalidad a EL SITIO por la cantidad deficiente.                  indemnify EL SITIO against the amount of the
Para los efectos de este    parrafo, el termino                   shortfall. For the purposes of this paragraph,
"tipo de                                                          the term "rate of exchange" means the rate at
                                                                  which EL SITIO

cambio" significa el tipo de cambio al
cual EL SITIO puede a las 11:00 a.m. (hora de la                  is able at 11:00 a.m. (New York
ciudad de Nueva York) en la fecha correspondiente                 City time) on the relevant date to purchase U.S.
comprar Dolares EUA en la ciudad de Nueva York                    Dollars in New York City with the Other Currency.
con la Otra Moneda.

El importe principal de este PAGARE y los                         The principal amount of this PROMISSORY NOTE and
intereses sobre el mismo seran pagados por la                     the interest thereon shall be paid by the MAKER
SUSCRIPTORA libres y sin deduccion alguna por                     free and clear and without deduction of any and
concepto de cualesquiera impuestos, tributos,                     all present or future taxes, levies, imposts,
contribuciones, deducciones, cargos, retenciones,                 deductions, charges, withholdings, any interest,
cualesquiera intereses, recargos, multas,                         surcharges, fines, penalties, or other fiscal
sanciones y otros gravamenes fiscales presentes o                 assessments of any kind whatsoever with respect
futuros de cualquier clase respecto de los                        thereto.
mismos.

Si en cualquier tiempo, cualquier pago recibido o                 If, at any time, any payment received or
que EL SITIO vaya a recibir (incluyendo, sin                      receivable by EL SITIO (including, without
limitar, cualquier cantidad que deba ser retenida                 limitation, any amount required to be held by the
por la SUSCRIPTORA), esta sujeta a cualquier                      MAKER), is subject to any deduction or
deduccion o retencion en los Estados Unidos                       withholding in the United Mexican States, then
Mexicanos, entonces la cantidad de dicho pago                     the amount of such payment shall be increased to
debera incrementarse a un monto (el "PAGO                         an amount (the "GROSSED-UP PAYMENT") which (upon
INCREMENTADO") el cual (una vez que se le                         subtraction of the amount of any and all taxes or
descuenten cualquier y todos los    impuestos                     other charges required to be paid by, or withheld
aplicables o cualquier otro cargo requerido, o                    from payment to EL SITIO with respect to the
retenido del pago a EL SITIO con respecto al Pago                 Grossed-up Payment) shall be equal to the amount
Incrementado) debera ser equivalente a la                         that would have been obtained by EL SITIO if the
cantidad que debio haber sido recibida por EL                     payment had not been taxable to EL SITIO. The
SITIO si el pago no hubiera sido sujeto a                         MAKER shall forward to EL SITIO within thirty
impuestos a cargo de EL SITIO. La SUSCRIPTORA                     (30) days after such deduction or withholding is
debera entregar a EL SITIO dentro de los treinta                  made, official receipts or other official
(30) dias siguientes en que se efectue dicha                      documentation acceptable to EL SITIO evidencing
deduccion o retencion, los recibos oficiales u                    payment of such deduction or withholding to the
otra documentacion oficial aceptable a EL SITIO,                  competent Mexican authorities.
que compruebe el pago de dicha deduccion o
retencion a las autoridades mexicanas
competentes.

En cualquier caso en que un abono de intereses o                  Whenever any installment of interest or principal
de principal conforme al presente sea debido en                   hereunder is due on a day other than a Business
un dia distinto a un Dia Habil, dicho abono sera                  Day, such installment shall become due and
exigible y pagadero en el Dia Habil siguiente, y                  payable on the following Business Day, and such
dicha extension de tiempo sera incluida en el                     extension of time shall be included in the
calculo de pago de intereses.                                     computation of payment of interest.

Segun se utiliza en este PAGARE, el termino "Dia                  As used in this PROMISSORY NOTE, the term
Habil" significa el dia del ano en que los bancos                 "Business Day" means a day of the year on which
en el Estado de New York, Estados Unidos de                       the banks in the State of New York, United States
America, no sean requeridos o estan autorizados a                 of America are not required or authorized to
cerrar.                                                           close.

El presente PAGARE se considerara suscrito                        This PROMISSORY NOTE shall be deemed to be made
conforme a las leyes del Estado de Nueva York,                    under the laws of the State of New York, United
Estados Unidos de America, y para todos los                       States of America, and for all  purposes  shall
efectos se interpretara de conformidad con las                    be construed in accordance with the laws of such
leyes de dicho Estado; en el entendido, sin                       State; provided, however, that for any legal
embargo, que para cualquier accion o                              action or proceeding brought with respect to this
procedimiento legal instituido en relacion con                    PROMISSORY NOTE in the courts of the United
este PAGARE en los tribunales de los Estados                      Mexican States, or any political subdivision
Unidos Mexicanos, o cualquier subdivision                         thereof, this PROMISSORY NOTE shall be deemed to
politica del mismo, este PAGARE se considerara                    be made under the laws of the United Mexican
suscrito conforme a las leyes de los Estados                      States and for such purposes shall be construed
Unidos Mexicanos y para dichos efectos sera                       in accordance with the laws of the United Mexican
interpretado de conformidad con las leyes de los                  States.
Estados Unidos Mexicanos.

Para cualquier accion o procedimiento derivado de                 In any action or proceeding arising out of or
o relativo al presente PAGARE, la SUSCRIPTORA y                   relating to this PROMISSORY NOTE, the MAKER and
cualquier otro firmante del mismo, se someten                     any signatories thereof, hereby explicitly submit
expresamente a la jurisdiccion de los tribunales                  themselves to the jurisdiction of the competent
competentes del Distrito Federal, Mexico, o los                   courts of the Federal District, Mexico, or the
tribunales federales o locales del Estado de                      competent federal or local courts of the State of
Nueva York, Estados Unidos de America, a la                       New York, United States of America, at the
eleccion del tenedor del presente, y renuncian                    election of the holder hereof, wherefore they
expresamente por lo tanto, a cualquier otra                       waive expressly any other jurisdiction to which
jurisdiccion                                                      they might have a right, including but
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

a la que pudieren tener derecho,                                  not limited to, jurisdiction by reason of their
incluyendo pero no limitado a, jurisdiccion por                   present or future domiciles or by reason of the
razon de sus domicilios presentes o futuros o por                 place of payment of this PROMISSORY NOTE or by
razon de lugar de pago de este PAGARE o por                       any other reason.
cualquier otra razon.

La SUSCRIPTORA en este acto incondicionalmente                    The MAKER hereby unconditionally waives to any
renuncia a cualquier derecho a un juicio por                      right to a jury trial of any claim or right of
jurado de cualquier reclamacion o derecho de                      action based upon or arising out, directly or
accion basado en o derivado de, directa o                         indirectly, this PROMISSORY NOTE, any dealings
indirectamente, este PAGARE, cualesquiera                         between the MAKER and EL SITIO relating to the
negociaciones entre la SUSCRIPTORA y EL SITIO                     subject matter of this transaction or any related
relacionadas con el objeto materia de esta                        transactions, and/or the relationship that is
transaccion o cualquiera transacciones                            being established between the MAKER and EL SITIO.
relacionadas, y/o la relacion que se establece                    The scope of this waiver is intended to be all
entre la SUSCRIPTORA y EL SITIO.  La amplitud de                  encompassing of any and all disputes that may be
esta renuncia tiene la intencion de abarcar                       filed in any court (including without limitation,
cualesquiera y todas las disputas que puedan ser                  contract claims, tort claims, breach of duty
presentadas en cualquier tribunal (incluyendo sin                 claims, and all other common law and statutory
limitacion, reclamaciones contractuales,                          claims). This waiver is irrevocable meaning that
reclama-ciones extracontractuales, reclamaciones                  it may not be modified either orally or in
por incumplimiento de un deber, y todas las demas                 writing, and the waiver shall apply to any
reclamaciones de derecho comun y reclamaciones                    subsequent amendments, renewals, supplements or
legales). Esta renuncia es irrevocable                            modifications to this PROMISSORY NOTE, and
entendiendose que no puede ser modificada ya sea                  related documents, or to any other documents or
verbalmente o por escrito, y la renuncia sera                     agreements relating to this transaction or any
aplicable a modificaciones, renovaciones o                        related transaction.
suplementos subsecuentes de este PAGARE, y
documentos relacionados, o a cualesquiera otros
documentos o acuerdos relacionados con esta
transaccion o cualquier transaccion relacionada.

El presente PAGARE se suscribe en ingles y en                     This PROMISSORY NOTE is executed in an English
espanol, siendo ambas versiones obligatorias para                 and a Spanish version, both of which shall bind
la SUSCRIPTORA y para cualquier otro firmante del                 the MAKER and any other signatories thereof, and
mismo, y constituyen uno y el mismo PAGARE; en                    constitute one and the same PROMISSORY  NOTE;
el  entendido, sin embargo, que en caso de duda                   provided, however, that in case of doubt as to
respecto de la correcta interpretacion de este                    the proper interpretation and construction of
PAGARE, el texto en ingles prevalecera en                         this PROMISSORY NOTE, the English text shall
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                                       13

todos los casos, excepto que el texto en espanol                  be controlling in all cases, except that the Spanish
prevalecera en cualquier accion o procedimiento                   text shall be controlling in any legal action or
legal instituido en relacion con este PAGARE en                   proceeding brought with respect to this
los tribunales de los Estados Unidos Mexicanos o                  PROMISSORY NOTE in the courts of the United
cualquier subdivision politica de dicho pais.                     Mexican States or any political subdivision
                                                                  thereof.

                                                                  Upon default in the prompt and full payment of
En caso de incumplimiento en el pago oportuno y                   any installment of principal and/or of interest
puntual de cualquier abono de principal y/o de                    on this PROMISSORY NOTE, the entire unpaid
intereses bajo este PAGARE, la suma principal                     principal hereof and interest thereon, including total
insoluta del mismo e intereses sobre la                           penalty interest, to the date of payment shall
misma, incluyendo intereses moratorios, seran                     immediately become due and payable at the option
inmediatamente exigibles y pagaderos a la opcion                  and upon the demand of the holder hereof.
y a requerimiento del tenedor de este PAGARE.

La SUSCRIPTORA en este acto renuncia a cualquier                  The MAKER hereby waives any requirement of any
requerimiento para cualquier diligencia,                          diligence, presentment, demand, protest or notice
presentacion, demanda, protesto o aviso de falta                  of nonpayment or dishonor with respect to this
de pago o deshonra de este PAGARE.                                PROMISSORY NOTE.

La omision en el ejercicio por el tenedor del                     The failure of the holder hereof to exercise any
presente de cualquiera de sus derechos conforme                   of its rights hereunder in any instance shall not
al mismo en cualquier instancia, no constituira                   constitute a waiver thereof in that or any other
una renuncia a tales derechos en dicha o en                       instance.
cualquier otra instancia.

El presente PAGARE podra ser transmitido o                        This PROMISSORY NOTE may be transferred or
negociado mediante endoso sin limitacion alguna.                  negotiated by means of an endorsement, without
                                                                  limitation whatsoever.

Este PAGARE se suscribe en la Ciudad de Buenos                    This PROMISSORY NOTE is executed in Aires, Argentina,
el __ de marzo del 2000. Buenos Aires, Argentina,                 on March __, 2000.



                                             DE COMPRAS.COM, S.A. DE C.V.




                                             Por/By: Mr.________________________
                                             Puesto/Title:Attorney-in-fact/
                                             Apoderado


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